UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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MSCI

2026

Annual Meeting of Shareholders and Proxy Statement

Our Purpose

We bring greater transparency to financial markets and power better investment decisions

Sustainability
Data
Technology
Models
Risk Management
Porfolio Construction
Asset Allocation
Performance Attribution
Owners of Assets
Managers of Assets
Financial Intermediaries
Corporates
MSCI

With MSCI, clarity drives action

Letter From Our
Chairman and CEO
Dear fellow shareholders,
Thank you for your continued trust and confidence in MSCI. In 2025, we delivered another year of strong performance while making important investments in the future of our business. Our results reflect the durability of our franchise, the mission-critical nature of our solutions and the dedication of our people.
Delivering Results
In 2025, MSCI achieved its 11th consecutive year of double-digit adjusted earnings-per-share growth.¹ Total run rate surpassed $3.3 billion, including fourth-quarter recurring net-new subscription sales of $65 million, our second-best quarter on record. Record annual inflows of $204 billion into ETFs linked to MSCI equity indexes helped drive total ETF and non-ETF assets under management linked to our indexes to approximately $7 trillion. In 2025, we also returned substantial capital to shareholders through $2.4 billion in share repurchases and $557 million in dividends during the year.
Accelerating Innovation
The pace of product innovation across MSCI accelerated meaningfully in 2025, with contribution to recurring sales from recently introduced products increasing approximately 20% year-over-year. A key driver of this momentum has been our deployment of artificial intelligence (“AI”) across the business, an area where MSCI has a natural advantage, given the large volumes of data we collect and transform into unique, proprietary institutional-grade datasets, advanced models and mission-critical solutions.
In 2025, we made meaningful progress deploying AI across our operations, our product development and our client-facing solutions. Our AI Portfolio Insights platform combines generative AI with our datasets and risk models to deliver deeper analysis of client portfolios, and has contributed to sales growth in our Analytics solutions. Our GeoSpatial Asset Intelligence solution helps clients assess physical and nature-based risks across nearly 4 million locations for 700,000 public and private companies. We are also applying AI to accelerate our custom-index capabilities, enabling faster design, testing and deployment of customized index and basket solutions.
Internally, AI is helping us improve operational processes and reallocate resources toward growth investments. We believe these benefits can grow over time and further enhance the value of our solutions.
Building in Private Markets and Wealth
Private markets continued to represent a meaningful growth opportunity, and MSCI has invested in building the transparency tools and standards that this expanding asset class requires. We maintain one of the largest private-asset databases in our industry, covering more than $17 trillion in holdings across private equity, private real estate, private debt, infrastructure and natural resources, plus another $57 trillion in real-estate transactions and portfolio assets. Our Private Capital Solutions business delivered significant sales acceleration in the fourth quarter of 2025, driven by demand for solutions that help investors manage total-portfolio allocations, access private-capital intelligence and gain transparency into private-market holdings.
We also continued to expand our presence in wealth management, one of our fastest-growing client segments, where subscription run rate grew nearly 11% during the year. Our MSCI Wealth Manager platform and direct-indexing solutions are helping wealth managers build portfolios, and we see growing opportunities to deliver content across product lines to support this client segment.
Deepening Client Centricity
We have long believed that our success depends on how well we understand and serve our clients. The investment industry is navigating a period of significant change — driven by advanced technologies, alternative asset classes and emerging risks and opportunities — and our clients rely on MSCI to help them adapt. In 2025, we took steps to align our organizational structure more closely with client segments — including appointing client segment leaders, establishing client-focused quarterly business reviews and redesigning incentive structures to place greater emphasis on recurring sales and cross-functional collaboration. These changes are intended to help us meet clients where they are, anticipate their evolving needs and deliver integrated solutions that address their most important challenges.
MSCI has long benefited from two reinforcing strengths. First, we connect participants across the global investment community by establishing standards and a common language. Second, our integrated OneMSCI ecosystem generates powerful network effects by enabling our product lines to enhance one another. By organizing more closely around client needs, we aim to further strengthen both of these advantages.
Recognizing Baer Pettit
I want to take a moment to recognize C.D. Baer Pettit, who retired from MSCI and our Board of Directors at the end of February, after more than 25 years of service.
Baer has been my closest business partner and friend throughout MSCI’s growth. When he joined us in January 2000, we were primarily an equity-index company serving active asset managers. At every important juncture since, Baer has helped us anticipate and capture the next phase of our development. His leadership across our Coverage, Marketing, Index and Product functions, and his service as Chief Operating Officer, President and Board member, have left an enduring mark on this company. Baer played a central role in expanding our product lines and deepening our integration across business areas. His focus on data quality, client service and competitive differentiation helped build the franchise we have today.
Baer’s intellect, integrity and sense of humor earned him the deep respect and affection of colleagues and clients around the world. He will remain with us in an advisory capacity for a period to support the transition. On behalf of the MSCI team, I thank him for his contributions and wish him and his family every happiness.
Strengthening Leadership
To support our continued development, we appointed Alvise Munari as Head of Client Segments in addition to his role as Chief Product Officer, and Jorge Mina as Chief Operating Officer with responsibility for chairing our AI Transformation Center of Excellence. These appointments are part of a broader effort to build a more client-focused and integrated organizational structure.
We Ask for Your Support
Your vote is very important to us. We encourage you to read both our Proxy Statement and our 2025 Annual Report on Form 10-K in their entirety, and we ask that you support our recommendations. We remain focused on serving our clients and delivering long-term value for our shareholders.
Sincerely,
Henry A. Fernandez
Chairman, Chief Executive Officer and Shareholder
March 11, 2026
(1)Adjusted EPS is a non-GAAP Metric. See Annex B for definitions and reconciliations of non-GAAP financial measures.

2026 PROXY STATEMENT	3

Letter From Our
Independent Lead Director
Dear fellow shareholders,
The independent directors of MSCI and I join Henry in inviting you to attend our Company’s 2026 Annual Meeting. It is a privilege to continue to serve as your Independent Lead Director, and I appreciate this opportunity to update you on the Board’s priorities and work over the past year.
A Board Built for This Moment
The investment industry is in the midst of a profound transformation. AI is reshaping how data is collected, analyzed and delivered. Private markets continue to grow in scale and complexity. Clients are demanding more personalized, integrated solutions that span asset classes and investment strategies. In this environment, the quality and composition of a company’s board of directors matter more than ever.
I am proud of the Board we have built at MSCI. Our directors bring a distinctive combination of deep investment industry expertise, technology leadership, operational experience and strategic vision that is calibrated to oversee a company operating at the intersection of data, technology and the global capital markets. The composition of the MSCI Board is the product of years of thoughtful refreshment designed to ensure that the skills in the boardroom evolve in step with MSCI’s strategy and the broader industry landscape.
Our Board includes former CEOs and senior leaders of major asset management firms who understand firsthand how investors use MSCI’s tools to build portfolios and manage risk. Alongside this investment expertise, we have technology leaders who have built and scaled enterprise platforms, led AI and cloud computing innovation at some of the world’s most important technology companies, and guided organizations through large-scale transformations. This pairing of investment acumen, technology depth and strategic insight gives our Board a unique perspective as MSCI continues to develop and deliver critical tools, data and solutions for the global investment community.
Governance, Culture and Oversight
The strength of a board is measured not only by the credentials of its members, but by the culture in which they operate. At MSCI, we have cultivated a boardroom culture defined by open dialogue, intellectual rigor, constructive challenge and genuine collegiality. Our directors engage with each other and with management with candor and directness, asking thoughtful questions and examining assumptions. We see ourselves as active, engaged fiduciaries whose fundamental responsibility is to represent the interests of MSCI’s shareholders. We work alongside management, while maintaining our independence, to provide informed perspective on strategic choices and ensure that the decisions being made today support durable, long-term value creation for the people we serve — our shareholders.
We work closely with management to evaluate strategic priorities, assess competitive dynamics and review product development and go-to-market strategies. We dedicate significant Board and Committee time to understanding the opportunities and risks presented by emerging technologies, and to ensuring that MSCI’s adoption of AI and other innovations is guided by high standards of data quality, security and responsible use. Throughout, we maintain a focus on sound risk management and disciplined execution of MSCI’s strategy.
Technology and AI Oversight
AI is not a peripheral topic for our Board. It is a key focus of our oversight agenda. MSCI is embedding AI across its platform, from data acquisition and processing to the delivery of client-facing insights. The Board has devoted significant time at both full Board and Committee meetings to understanding MSCI’s AI strategy and evaluating the investments being made. Our directors with deep technology and AI backgrounds bring critical perspective to these discussions, while our directors with investment industry experience help ensure that we remain grounded in how these developments can support the investment industry. This combination of viewpoints is essential to overseeing the responsible and effective deployment of AI.
Leadership Transitions
In November 2025, C.D. Baer Pettit, MSCI’s President and Chief Operating Officer and a member of our Board since 2023, announced his retirement after more than 25 years of distinguished service to the Company. Baer helped build MSCI into the global franchise it is today, and his operational expertise, client focus and strategic judgment strengthened the Board’s effectiveness during his tenure as a director. On behalf of the entire Board, I extend our deepest gratitude to Baer for his service.
In connection with Baer’s retirement, Henry has assumed the additional role of President, and the appointment of Jorge Mina as Chief Operating Officer and the expanded responsibilities of Alvise Munari as Head of Client Segments and Chief Product Officer reflect both the depth of MSCI’s leadership bench and the Board’s ongoing focus on succession planning. The Board is confident that this team has the talent, experience and vision to continue driving MSCI forward.
Shareholder Engagement
Meaningful engagement with our shareholders is foundational to how this Board operates. In 2025, members of the Board and management held productive discussions with investors on governance, leadership succession, AI strategy, executive compensation and board composition. We listen carefully to the perspectives of our shareholders, and their feedback directly informs our oversight and priorities. We value these conversations and remain committed to ensuring that our shareholders’ perspectives continue to shape the Board’s work.
Our People
Finally, the Board recognizes that MSCI’s success ultimately depends on the talent, dedication and ingenuity of its people. We engage closely with management on leadership development, talent retention and succession planning, and we are committed to supporting a culture that attracts the best minds in the industry and empowers them to innovate, collaborate and deliver for our clients.
On behalf of my fellow independent directors and the entire Board, thank you for your continued trust and support. We are proud to serve as stewards of this great company, and we are confident that MSCI’s Board is the right team to oversee the next chapter of MSCI’s growth. We look forward to hearing your views at the 2026 Annual Meeting and through our ongoing engagement.
Sincerely,
Robert G. Ashe
Independent Lead Director and Shareholder
March 11, 2026

4

Notice of Annual Meeting
of Shareholders

Date and Time
April 21, 2026 (Tuesday) 2:30 P.M. EASTERN TIME

Location
Attend the virtual meeting, including to vote and/or submit questions via the internet through a virtual web conference at: www. virtualshareholdermeeting. com/MSCI2026

Record Date
February 27, 2026
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting to be held on  April 21, 2026. This Proxy Statement and our 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available without charge at www.proxyvote.com. Information contained on such website is not incorporated by reference into this Proxy Statement or any other report we file with the Securities and Exchange Commission (the “SEC”).

Annual Meeting Proposals and Voting Recommendations

1
	Election of Directors	FOR each nominee See Page 18 ¢

2
	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR See Page 56 ¢

3
	Ratification of the Appointment of MSCI’s Independent Auditor	FOR See Page 105 ¢

The 2026 annual meeting of shareholders (the “2026 Annual Meeting”) will commence at 2:30 P.M. Eastern Time, with online check-in available beginning at 1:30 P.M. Eastern Time.
To participate, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or additional voting instructions that accompanied your proxy materials.
A webcast replay will also be made available on our Investor Relations website (https://ir.msci.com).
If you are a beneficial shareholder, your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.
We will mail the Notice of Internet Availability of Proxy Materials on or about March 11, 2026. This notice is not a proxy card and cannot be used to vote your shares.
How to Vote
Whether or not you plan to attend our 2026 Annual Meeting, it is important that you vote as soon as possible to ensure that your shares are represented.

Telephone
1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 20, 2026. Have your proxy card in hand and then follow the instructions.
Mail Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Internet
www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 20, 2026. Have your proxy card in hand and follow the instructions to obtain your records and to create an electronic voting instruction form.

2026 PROXY STATEMENT	5

Table of

6

Table of Contents
Note on Forward-Looking Statements
This Proxy Statement and statements and reports that are referenced in this Proxy Statement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events and involve underlying assumptions, as well as known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect our actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in the MSCI 2025 Annual Report on Form 10-K filed with the SEC on February 6, 2026 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks, uncertainties or other matters materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Statements and reports on our website or other websites that we refer to in this Proxy Statement will not be deemed a part of, or otherwise incorporated by reference in, this Proxy Statement or any other report we file with the SEC. Forward-looking statements in this Proxy Statement and incorporated documents may include metrics, estimates, and aspirational goals that are based on assumptions, evolving standards, and methodologies that continue to develop. Such statements are not guarantees of future performance or outcomes. Forward-looking and other statements in this Proxy Statement do not indicate materiality under U.S. federal securities laws, even if we use terms such as “material” or “materiality.” Certain disclosures reflect third-party frameworks and standards that may be revised or updated, and our adherence to such frameworks may change due to business developments, regulatory changes or other factors.
Any forward-looking statement in this Proxy Statement and statements and reports that are referenced in this Proxy Statement reflect MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

2026 PROXY STATEMENT	7

Proxy
Summary
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
MSCI at a Glance
Our research-based data, analytics and indexes, supported by advanced technology, set standards for global investors and help our clients understand risks and opportunities, make better investment decisions and unlock innovation.
MSCI Inc. trades under the symbol “MSCI” on the New York Stock Exchange (“NYSE”) and as of February 27, 2026 had a market capitalization of $41.8 billion.

Enabling Participants in the Investment Process

PROVIDERS OF CAPITAL Enabling asset owners and managers to make better investment decisions and build better portfolios

USERS OF CAPITAL Enabling corporates and others to understand sustainability risks, benchmark against peers and inform engagement with shareholders

FINANCIAL INTERMEDIARIES Enabling banks, broker dealers, exchanges, custodians and others to improve the investment process with more transparency

Positioned for Growth in the Rapidly Evolving Market Environment

The Data and Technology
Paradigm Shift
We are expanding our proprietary data-building capabilities powered by Generative AI to help clients access more granular information quicker with more sophisticated insights

The Growth of Alternative Capital Providers
We are focused on building tools and solutions for private-asset funds and wealth managers to develop personalized solutions that support scalable and outcome-oriented portfolios

The Reimagining of Investment Risk and Opportunity
We are responding to our clients’ need for tools and insights to help evaluate investment risks and opportunities, including amid complex regulatory environments and shifting priorities around sustainability and climate change

8

Proxy Summary
Strong Financial Performance
In 2025, we continued to execute a focused strategy to accelerate growth, improve efficiency and attract the best talent. MSCI delivered another year of growth across key financial and operating measures, reflecting the strength of our subscription-based business model and demand for our products that bring clarity to investment decisions. Our strong results reflect our commitment to building long-term shareholder value.
Financial highlights for the year ended December 31, 2025 include the following:
2025 Financial Highlights

Operating Revenues (in millions except percentages)	Net Income / Operating Income / Adjusted EBITDA* (in millions except percentages)

+9.7%

Operating Revenue Growth

$2,856.1
$3,134.5
FY'2024
FY'2025
Index
Analytics
Sustainability and Climate
All Other - Private Assets

+12.1%

Operating Income

$1,716.5*
$1,906.5*
$1,528.5
$1,713.6
$1,109.1
$1,202.3
FY'2024
FY'2025
Net Income
Operating Income
Adjusted EBITDA

Diluted EPS / Adjusted EPS* (unaudited)	Run Rate** (in millions except percentages)

+11.7%

Diluted EPS

+13.7%

Adjusted EPS*

$14.05
$15.20*
$15.69
$17.28*
FY'2024
FY'2025
Diluted EPS
Adjusted EPS

*    MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. Definitions of and a reconciliation of each non-GAAP financial measure with the most comparable GAAP measure are set forth in Annex B. These non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.
**    Run Rate is a key operating metric and is important because any increase or decrease ultimately impacts our future operating revenues over time. A substantial portion of MSCI’s operating revenues is derived from recurring subscriptions or licenses for products and services that are ongoing in nature and provided over contractually agreed periods, which are subject to renewal or cancellation upon the expiration of the then current term. We measure the fees related to these agreements and refer to this as “Run Rate.” See page 124 of this Proxy Statement for additional information on Run Rate.

2026 PROXY STATEMENT	9

Proxy Summary
Our Capital Allocation Program

LONG-TERM VALUE CREATION
~55.3 million shares with a total value of ~$9.0 billion
repurchased since 2012 (as of December 31, 2025)

Demonstrating disciplined, long-term capital allocation that has created significant value for shareholders

~$7.3 billion	~9.9 million	~12.5 percent

Capital returned in the last five years (as of December 31, 2025) (includes dividends)	Shares repurchased in the last five years (as of December 31, 2025)	2025 increase in quarterly per-share dividend from $1.60 quarterly to $1.80 quarterly

Recent Capital Optimization Activities
•Repurchased ~4.3 million shares of our common stock in 2025 at an average price of $559.54 for a total value of $2.4 billion
•Issued $1.25 billion of 5.25% senior unsecured notes due 2035 and $500 million of 5.15% senior unsecured notes due 2036
•Refinanced credit facilities with new $1.60 billion revolving credit facility extended to August 2030
Total Shareholder Return
The following graph compares the cumulative total shareholder return (“TSR”) of our common stock, the S&P 500 Index and the MSCI USA Financials Index, assuming a $100 investment on December 31, 2015 with dividends reinvested. The indexes are included for comparative purposes and do not necessarily reflect our opinion that they are an appropriate measure of relative stock performance. The MSCI USA Financials Index is operated by MSCI.
Comparison of Cumulative Ten Year Total Return

MSCI Inc.	S&P 500 Index	MSCI USA Financials Index
The above graph is not “soliciting material,” is not deemed filed with the SEC, and is not incorporated by reference in any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof, irrespective of any general incorporation language.

Company Name/Index	12/31/15	12/31/16	12/31/17	12/31/18	12/31/19	12/31/20	12/31/21	12/31/22	12/31/23	12/31/24	12/31/25
MSCI Inc.	$100.00	$110.62	$179.90	$212.19	$376.00	$655.68	$905.75	$694.38	$853.42	$915.78	$886.78
S&P 500 Index	$100.00	$111.96	$136.40	$130.42	$171.49	$203.04	$261.32	$213.99	$270.25	$337.86	$398.27
MSCI USA Financials Index	$100.00	$122.69	$149.74	$129.43	$172.04	$168.58	$228.86	$201.04	$230.49	$303.54	$351.37

10

Proxy Summary
Engaging with our Shareholders
We believe that engaging with our shareholders is the best way to address the issues that matter most to them and we aim to engage with them year-round through investor meetings and industry conferences.
During 2025, we held over 270 meetings covering a wide range of matters. In our fall 2025 Corporate Responsibility off-season engagement, we met with shareholders representing approximately 27.1% of our outstanding shares as of September 30, 2025 to discuss topics including executive compensation, board oversight, succession planning and sustainability strategy. Among the recent changes made to our compensation programs in response to shareholder feedback, in 2026, we added a recurring net new sales (“RNN”) performance modifier to time-based RSU awards to further strengthen pay-for-performance alignment.

Deep Shareholder Outreach Team:

Senior Business Leaders	Independent Board Members	Corporate Responsibility Team

Investor Relations Team	Corporate Governance Legal Team	Talent and Compensation Teams

What We Discussed in 2025:

Our Business Market Trends AI Strategy and Innovation Long-Term Growth Framework Financial Performance Product and Client Expansion	Compensation and Governance Succession Planning Board Oversight Talent Strategy Executive Compensation Sustainability Strategy
Over 270 meetings with our shareholders, prospective shareholders and sell-side analysts, including off-season
~42% of our shares outstanding represented across our shareholder engagement meetings in 2025

Our Year-Round Shareholder Engagement Program

Annual Meeting

Spring	Summer	Fall	Winter
As needed, conduct investor meetings in advance of the annual meeting to answer questions and obtain shareholder feedback on proxy matters.	Consider annual meeting results and determine any next steps, including engagement priorities.	Engage with our shareholders, including in direct meetings with our largest shareholders during our annual Corporate Responsibility off-season engagement.	Incorporate feedback from shareholder meetings into annual meeting planning and enhance governance practices and disclosures, as needed. Review shareholder proposals and engage, as necessary.
See “Shareholder Engagement” on page 41 for more information on our shareholder engagement activities.

2026 PROXY STATEMENT	11

Proxy Summary

The Board recommends a vote FOR each director nominee. See page 18
PROPOSAL 1 Election of Directors

Board Expertise
		Robert G. Ashe, 66 INDEPENDENT Lead Director Former General Manager, Business Analytics, IBM Corp. (Formerly CEO of Cognos Inc.) Director Since: 2013

Executive Leadership	10

Investment Industry Expertise	7

		Henry A. Fernandez, 67 Chairman, CEO and President, MSCI Inc. Director Since: 2007
Global Perspective	10

Regulatory, Government and Public Policy Engagement	2

Corporate Development	8

		Robin Matlock, 60 INDEPENDENT Former Senior Vice President and Chief Marketing Officer, VMware, Inc. Director Since: 2022
Financial Reporting and Capital Allocation	8

Corporate/Enterprise Risk Management	8

Client Relations, Marketing and Brand Development	7

		Jacques P. Perold, 67 INDEPENDENT Former President, Fidelity Management and Research Company Director Since: 2017

Technology, Data and Cybersecurity Expertise	5

Sustainability and Climate Practices	4

Human Capital Management	9

		Sandy C. Rattray, 56 INDEPENDENT Former Chief Investment Officer, Man Group plc Director Since: 2020

Geographic Experience

		Linda H. Riefler, 65 INDEPENDENT Former Chair of Global Research and Chief Talent Officer, Morgan Stanley Director Since: 2007

73%	Lived or Worked outside U.S.

12

Proxy Summary
Governance Highlights
Our Board of Directors Nominees
Each of our current directors is standing for election to hold office until the next annual meeting of shareholders or until the director’s earlier retirement, resignation, death or removal. The table below provides information on each of our director nominees, including their membership on our four standing committees: the Audit and Risk Committee (the “Audit Committee”), the Compensation, Talent and Culture Committee (the “Compensation Committee”), the Governance and Corporate Responsibility Committee (the “Governance Committee”) and the Strategy and Finance Committee (the “Strategy Committee”).

Michelle Seitz, 60 INDEPENDENT Founder and CEO, MeydenVest Partners and Former Chair and CEO, Russell Investments Director Since: 2024	6	Independent Directors Appointed Since 2020

Active Board Refreshment
Ongoing thoughtful refreshment, with two directors added in 2024, expanding the Board’s expertise in AI, cyber and asset-management depth.
In February 2025, we announced the retirement of incumbent director Wayne Edmunds, effective as of the 2025 annual meeting of shareholders.
In November 2025, we announced the planned retirement of President and director C.D. Baer Pettit, in connection with which he also ceased serving as a member of the Board, effective March 1, 2026.
Board Composition and Selection Process
Our Board is committed to building a well-rounded membership with a broad range of skills, backgrounds and perspectives aligned with our strategic priorities and long-term growth opportunities. The Governance Committee considers these factors when identifying the most qualified candidates for the Board.
Committees:

Marcus L. Smith, 59 INDEPENDENT Former Chief Investment Officer, Canada Equity, and Portfolio Manager, International Equities, MFS Investment Management Director Since: 2017

Rajat Taneja, 61 INDEPENDENT President of Technology, Visa Inc. Director Since: 2021

Paula Volent, 69 INDEPENDENT Vice President and Chief Investment Officer, The Rockefeller University Director Since: 2020

June Yang, 52 INDEPENDENT Former Vice President, Cloud AI and Industry Solutions, Google Cloud Inc. Director Since: 2024

2026 PROXY STATEMENT	13

Proxy Summary

The Board recommends a vote FOR this proposal. See page 56
PROPOSAL 2 Advisory Vote to Approve Executive Compensation (Say-on-Pay)

Aligning Executive Compensation with Company Strategy, Culture and Performance
We believe our executive compensation program was integral to our successful financial performance in 2025. Our executive compensation program is designed not only to closely align the compensation and interests of our named executive officers (“NEOs”) with the interests of our shareholders, but also to reflect the economic realities of our operating environment by directly linking pay with performance.
MSCI’s executive compensation program emphasizes performance-based compensation in the form of cash incentive awards under our Annual Incentive Plan (“AIP”) and equity incentive awards under our Long-Term Incentive Plan (“LTIP”) that focus respectively on the achievement of short- and long-term goals. The following table sets forth the key components of our executive compensation program in effect in 2025.

Short-Term Annual Incentive Plan Cash Bonus		Long-Term Equity Incentive Awards for NEOs

80% Financial Performance	20%
•Performance Stock Units (earned based on absolute TSR compound annual growth rate (“CAGR”) over a 3-year performance period) with a 1-year post-vesting mandatory holding period
•Performance Stock Options (earned based on cumulative revenue and cumulative adjusted EPS over a 3-year performance period)
•Restricted Stock Units (3-year cliff-vest)
Further aligns NEOs’ interests with stakeholders’ interests by:
•Linking a substantial portion of long-term compensation to the achievement of operational results (revenue and adjusted EPS) and shareholder value creation (TSR)
•Promoting an “owner-operator” mindset among senior leaders with rigorous share ownership guidelines and additional share retention requirements

	Key Performance Indicators

Aligns NEOs’ interests with stakeholders’ interests by:
•Rewarding performance for achievement of strategic goals, which are designed to position the Company competitively
•Promoting strong financial results and shareholder value
•Incentivizing a corporate culture that promotes leadership effectiveness, talent management, employee engagement and supporting Company growth

14

Proxy Summary
2025 Target Pay Mix
2025 Annualized CEO(1)
2025 Average Annualized Other NEOs

Salary	Annual Incentive	Long-Term Incentive
(1)The chart above does not reflect a special grant of premium-priced stock options (the “PPOs”) to Mr. Fernandez on January 31, 2025, having a total grant date value of $15.0 million in recognition of his role in MSCI’s growth. See page 80 of this Proxy Statement for additional information on Mr. Fernandez’s special PPO award and page 76 of this Proxy Statement for additional information on Mr. Fernandez’s contributions.
In 2025, our CEO received over 90% of his regular annual compensation in the form of “at-risk” variable compensation under the AIP and LTIP (on average, over 85% in the case of our other NEOs).
Annual Incentive Plan
The AIP for Managing Directors, including our NEOs, closely aligns their interests with those of our shareholders by emphasizing a formulaic, performance-driven approach to determining annual cash incentive awards. In 2025, the Compensation Committee increased the weighting of financial criteria under the AIP from 70% to 80% and consolidated the prior individual KPI (20%) and sustainability goal (10%) components into a single 20% individual performance component. In 2025, the financial criteria component consisted of Total Net Sales (40%), Revenue (20%) and Adjusted EPS (20%). The individual performance component was assessed through our Executive Accountability Framework, focusing on corporate culture and leadership effectiveness.
Building on these changes, for 2026, the Compensation Committee transitioned the Managing Director AIP in which our NEOs participate to a fully formulaic structure, eliminating the prior 20% individual performance component for culture and leadership effectiveness. Beginning in 2026, payouts will be determined entirely by achievement against four financial metrics: Recurring Net New Sales (50% weight), Non-Recurring Sales (10%), Revenue (20%) and Adjusted EPS (20%). The Compensation Committee split the Total Net Sales metric into two distinct components: subscription-based growth (or, Recurring Net New Sales) and non-recurring sales, while emphasizing the Company’s strategic priority of driving recurring revenue.

2025 Financial Criteria Achievement of specified financial criteria		80%	2025 Individual Performance Assessed through Executive Accountability Framework focusing on corporate culture and leadership effectiveness	20%

40% Total Net Sales(1)	20% Revenue	20% Adjusted EPS

(1)For purposes of the AIP, Total Net Sales reflects net new recurring subscription sales plus non-recurring sales weighted at 75%.

2026 PROXY STATEMENT	15

Proxy Summary
AIP Changes: Increased Emphasis on Financial Performance

●	Financial Criteria	●	Individual Performance
For additional information about the AIP program, please see the discussion on page 72 of this Proxy Statement.
Long-Term Incentive Plan
The LTIP prioritizes sustained, long-term shareholder value creation and facilitates an “owner-operator” mindset amongst our senior executives. Since 2022, the award mix under our LTIP for our NEOs has been comprised of performance stock units (“PSUs”), performance stock options (“PSOs”) and restricted stock units (“RSUs”), the mix of which varies based on position. Consistent with our past practice, Mr. Fernandez and Mr. Pettit were each granted 100% of their LTIP awards in 2025 in the form of PSUs and PSOs tied to performance metrics and were not granted any time-based RSUs.
In 2026, to reflect continued focus on the Company’s business objectives and strategy, the Compensation Committee added an RNN performance modifier to RSU awards that may adjust the number of shares earned, within a range of 100% to 130% of the number of RSUs granted, based on achievement of a specified RNN performance goal over the FY2026 performance period. The Compensation Committee selected RNN as a key driver of sustainable revenue growth and set performance targets at levels it believes to be challenging yet achievable. The Compensation Committee believes that adding this additional performance element to our time-based RSU awards will further incentivize outperformance on future subscription growth and drive our long-term value creation by our employees.
The LTIP for our NEOs comprises a mix of the following:

PSUs
•Annual grant of PSUs which cover a cumulative three-year performance period.
•The PSUs are eligible to vest between 0% and 200%, based on the achievement of an absolute TSR CAGR performance metric.
•The PSUs include a one-year post-vest mandatory holding period.

PSOs
•Annual grant of PSOs which cover a cumulative three-year performance period.
•The PSOs are eligible to vest between 0% and 200% based on the combined level of achievement of (i) a cumulative revenue performance goal and (ii) a cumulative adjusted EPS performance goal (each weighted equally).
•Share price of MSCI common stock must exceed exercise price for a participant to realize value.

RSUs
•Annual grant of RSUs to our NEOs (other than Messrs. Fernandez and Pettit) that cliff-vest at the end of a three-year service period.
•Commencing with grants made in 2026, RSUs are subject to an upside-only RNN performance modifier that may adjust the number of shares earned, within a range of 100% to 130% of the target number based on performance.

For additional information about the LTIP, please see the discussion beginning on page 77 of this Proxy Statement.

16

Proxy Summary
2025 Say-on-Pay Vote Results
In recent years, our shareholders have expressed support for our executive compensation program, including at our 2025 annual meeting at which approximately 94.0% of the votes cast approved our “Say on Pay” advisory proposal. This represents the eighth consecutive year of “Say on Pay” approval of 94% or higher.
To read more about shareholder feedback relating to our Executive Compensation program, see the discussion on page 68 of this Proxy Statement.

The Board recommends a vote FOR this proposal. See page 105
PROPOSAL 3 Ratification of the Appointment of MSCI’s Independent Auditor

The Audit and Risk Committee periodically reviews the engagement of the independent auditor to assess, among other things, the skills, experience, service levels and costs associated with conducting the annual audit of the Company’s financial statements. PwC has served as our independent auditor since March 2014. The Audit Committee believes PwC’s tenure since 2014 enhances audit quality, providing deep institutional knowledge, operational expertise and efficiencies that support reliable financial reporting.

2026 PROXY STATEMENT	17

Our Board recommends that you vote FOR the election of all 11 nominees named below.
PROPOSAL 1 Election of Directors Proxies solicited by our Board will be voted FOR these nominees unless otherwise instructed.

Our Board currently has 11 directors. Each director stands for election at each annual meeting of shareholders and holds office until his or her successor has been duly elected and qualified or the director’s earlier retirement, resignation, death or removal. In connection with his planned retirement, C.D. Baer Pettit ceased serving on the Board, effective March 1, 2026. All of the nominees presented beginning on page 21 of this Proxy Statement are directors of MSCI as of March 11, 2026. All directors were elected at the 2025 annual meeting of shareholders. The Board believes that each of the nominees brings strong skills and experience to the Board, giving the Board, as a group, the appropriate skills needed to exercise its oversight responsibilities and advise management with respect to the Company’s strategy, risks and opportunities. Our balanced director tenure distribution shown below is also part of our thoughtful Board succession planning that provides institutional continuity and deep knowledge of the Company, while also representing new perspectives.
Each nominee has indicated that he or she is willing and able to serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy vote authorizes the people named as proxies to vote for another person nominated by the Board, or the Board may elect to reduce its size.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast with respect to each director’s election at our 2026 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 1. Abstentions and broker non-votes shall not be treated as votes cast. For additional information on the consequences for directors who do not receive a majority of votes cast, please refer to “What happens if a director does not receive a majority of the votes required for his or her re-election?” in Annex A.

18

Proposal No. 1: Election of Directors
Director Core Competencies
The following tables provide an overview of the skills, experiences, and attributes of our director nominees that the Board considers most relevant to its oversight of MSCI’s strategy, risks, and opportunities. Effective oversight requires a Board with a broad range of skills, backgrounds and perspectives to ensure robust discussion, independent thinking, strong governance and informed decision-making.
The below list of director competencies focus on those that the Governance Committee believes are most relevant to the current needs of the Board. Additional detail on each director nominee’s experiences and qualifications follows their biographies beginning on page 21 of this Proxy Statement.

Executive Leadership
Directors who have served as CEOs, COOs or other senior executives possess critical experience setting and executing strategic priorities across complex organizations, which are necessary skills to help support our growth and the creation of shareholder value.

Investment Industry Expertise
Directors with expertise in the investment industry have a deep understanding of our key clients (e.g., asset managers, banks and brokerages, asset owners, hedge fund managers, wealth managers, private assets investment professionals, insurance companies and corporates) and the use-cases for our product offerings, which provides us with valuable market and client insights.

Global Perspective
As a company with significant global operations, with businesses tied to the global capital markets and with global client and employee bases, we value directors on the MSCI Board with a global perspective who have worked outside of the United States or who have other substantial management or operational experience with international teams or organizations.

Regulatory, Government and Public Policy Engagement
Directors who have significantly interacted with, or who have served as, government officials, regulators or policymakers, provide important guidance and insight on managing complex regulatory and public policy issues affecting MSCI around the world.

Corporate Development
Directors with relevant experience identifying, assessing and executing corporate development opportunities provide insight to us as we define priorities to expand our business through mergers, partnerships and acquisitions. We believe expertise in these areas allows our Board to oversee our corporate opportunities and our efforts to grow our business and maximize return for our shareholders.

Financial Reporting and Capital Allocation
We utilize a variety of financial targets and metrics, and an understanding of accounting, financial planning, financial reporting and financial controls structures is critical to how we measure our performance and report to our investors. Additionally, we value directors who have significant experience with corporate financing activities and equity and debt markets to support appropriate oversight of our capital structure.

Corporate/Enterprise Risk Management
In light of the Board’s role overseeing corporate/enterprise risk management and understanding the most significant risks facing MSCI, including strategic, market, operational, financial, legal, regulatory and reputational risks, we seek directors with experience in corporate/enterprise risk management and oversight.

Client Relations, Marketing and Brand Development
Client-centricity is essential for us to understand and support our clients’ needs. In addition, marketing and brand development are increasingly important to growing our client relationships and footprint. Experience in these areas contributes to the Board’s understanding of changing market conditions and trends and helps us better deploy our innovative tools and solutions to our clients.

Technology, Data and Cybersecurity Expertise
Directors with expertise in current relevant technology and data issues, including artificial intelligence (AI), machine learning, cybersecurity, digital transformation, data security and privacy, big data and analytics, enterprise software and emerging technologies, provide important insights and oversight with respect to the use of technology to optimize and secure our operations, drive efficiencies and product development, and deliver our solutions more effectively to our clients.

Sustainability and Climate Practices
Experience with sustainability or climate practices, goals, tools and strategies used by investors helps us support the needs of our clients, as we enable their efforts to integrate financially material sustainability and climate considerations into their investment processes. Additionally, experience with corporate sustainability or climate practices, including initiatives such as carbon reduction or social practices, contributes to the Board’s oversight of MSCI’s corporate practices in these areas.

Human Capital Management
MSCI is committed to maintaining a performance culture and a high level of employee engagement. Experience in talent management (attraction, development and retention), executive compensation, succession planning and culture are important areas of Board oversight.

2026 PROXY STATEMENT	19

Proposal No. 1: Election of Directors

Tenure/Age/Independence

Tenure	12	18	4	9	6	18	2	8	5	6	1

Age	66	67	60	67	56	65	60	59	61	69	52

Independence	●		●	●	●	●	●	●	●	●	●

Director Core Competencies

Executive Leadership	●	●	●	●	●	●	●		●	●	●

Investment Industry Expertise		●		●	●	●	●	●		●

Global Perspective	●	●	●		●	●	●	●	●	●	●

Regulatory, Government and Public Policy Engagement		●					●

Corporate Development	●	●	●				●	●	●	●	●

Financial Reporting and Capital Allocation	●	●		●	●	●	●	●		●

Corporate/Enterprise Risk Management	●	●		●	●	●		●	●	●

Client Relations, Marketing and Brand Development	●	●	●		●	●	●				●

Technology, Data and Cybersecurity Expertise			●	●	●				●		●

Sustainability and Climate Practices		●	●	●		●

Human Capital Management	●	●	●	●		●	●	●	●		●

Director
Demographics

●	Women
●	Men
●	African American/ Black
●	Asian/South Asian
●	Hispanic/Latino
●	Caucasian/White

Director
Independence

●	Independent
●	Non-Independent
Director
Tenure

●	0 - 5 years
●	>5 - 9 years
●	>9 years
Director
Age

●	50 - 56 years
●	57 - 63 years
●	>63 years

20

Proposal No. 1: Election of Directors
2026 Director Nominees

Robert G. Ashe, 66 INDEPENDENT Lead Director Director Since: 2013 Committees: Audit Committee Governance Committee		Henry A. Fernandez, 67 CHAIRMAN, CEO AND PRESIDENT Director Since: 2007

Core Competencies:		Core Competencies:
•Executive Leadership •Global Perspective •Corporate Development •Financial Reporting and Capital Allocation	•Corporate/Enterprise Risk Management •Client Relations, Marketing and Brand Development •Human Capital Management	•Executive Leadership •Investment Industry Expertise •Global Perspective •Regulatory, Government and Public Policy Engagement •Corporate Development •Financial Reporting and Capital Allocation	•Corporate/Enterprise Risk Management •Client Relations, Marketing and Brand Development •Sustainability and Climate Practices •Human Capital Management

Mr. Ashe previously served as General Manager of Business Analytics of IBM Corp. (“IBM”) from 2010 to 2012 and before that as General Manager of Business Intelligence and Performance Management since 2008, following IBM’s acquisition of Cognos Inc. (“Cognos”), a Canadian provider of business intelligence and performance management software. Mr. Ashe worked for Cognos from 1984 to 2008, holding various executive positions, including most recently President and Chief Executive Officer from 2004 to 2008, President and Chief Operating Officer from 2002 to 2004 and Chief Corporate Officer from 2001 to 2002, during a portion of which time he also served as Chief Financial Officer. Mr. Ashe holds an Honours Bachelor of Commerce with a major in Accounting from the University of Ottawa. Mr. Ashe is also a Certified Public Accountant in Canada.
Qualifications:
We believe Mr. Ashe’s over 30 years of experience in finance, product marketing, software development, revenue growth and strategic transactions qualify him to serve as a director. At Cognos, he executed strategic acquisitions and led its integration into IBM, providing valuable insight into investment, organic growth and M&A strategies. His background as a former CFO brings expertise in corporate finance, accounting and internal controls. His experience in the technology sector also allows him to provide valuable insights on MSCI’s technology strategy. As a former public company CEO, lead director and board member, he also provides governance and leadership expertise.
Prior Other Public Company Directorships:
Shopify Inc. (December 2014 to June 2025), ServiceSource International, Inc. (March 2013 to May 2020) and Halogen Software Inc. (February 2013 to April 2017)

Mr. Fernandez has served as Chairman of our Board since 2007 and as our CEO and a director since 1998. In connection with the retirement of Mr. Pettit, he reassumed the role of President in March 2026, a role he previously held from 1998 to October 2017. MSCI was previously a business unit within Morgan Stanley prior to its IPO in 2007. Mr. Fernandez assumed leadership of the MSCI business unit from 1996 and was appointed CEO and President in 1998. He commenced his career in 1983 at Morgan Stanley, where he worked in emerging markets business strategy, equity derivatives sales and trading, mergers and acquisitions, and corporate and mortgage finance. Mr. Fernandez holds a Bachelor of Arts in economics from Georgetown University, an M.B.A. from the Stanford University Graduate School of Business and pursued doctoral studies in economics at Princeton University.
Qualifications:
We believe that Mr. Fernandez’s extensive experience and leadership in the financial services industry, as well as his unparalleled knowledge of MSCI and its business, render him qualified to serve as one of our directors. As MSCI’s Chief Executive Officer, he brings senior leadership expertise and direct knowledge of the Company’s culture, business development, strategy, client base and the drivers of its long-term growth and success. In addition, as the former lead director of another public company, Mr. Fernandez also brings to the Board additional experience and insight with respect to corporate governance.
Prior Other Public Company Directorships:
Royalty Pharma plc (August 2020 to August 2025)

2026 PROXY STATEMENT	21

Proposal No. 1: Election of Directors

Robin L. Matlock, 60 INDEPENDENT Director Since: 2022 Committees: Compensation Committee Governance Committee		Jacques P. Perold, 67 INDEPENDENT Director Since: 2017 Committees: Compensation Committee (Chair) Strategy Committee

Core Competencies:		Core Competencies:
•Executive Leadership •Global Perspective •Corporate Development •Client Relations, Marketing and Brand Development	•Technology, Data and Cybersecurity Expertise •Sustainability and Climate Practices •Human Capital Management	•Executive Leadership •Investment Industry Expertise •Financial Reporting and Capital Allocation •Corporate/Enterprise Risk Management	•Technology, Data and Cybersecurity Expertise •Sustainability and Climate Practices •Human Capital Management

Ms. Matlock previously served as the Senior Vice President and Chief Marketing Officer of VMware, Inc. (“VMware”), a software virtualization company, a position she held from 2013 to 2020. Ms. Matlock previously served as Vice President, Corporate Marketing at VMware from 2009 to 2013. Before VMware, Ms. Matlock served as Executive Vice President and General Manager of Imperva Inc., a cybersecurity software and services company. Prior to that, she held executive positions in a number of technology companies, including McAfee, Entercept Security Technologies and Symantec Corporation. Ms. Matlock has also served as a director and advisor of private technology companies. She earned her Bachelor of Arts degree in Economics and Music from Rice University.
Qualifications:
We believe that Ms. Matlock’s extensive experience in the areas of go-to-market and marketing strategy, client insight and technological innovation render her qualified to serve as one of our directors. Her prior experience in marketing, digital solutions and business development in a leading technology company, and her current experience as a director and advisor to a number of private technology companies, add to her deep understanding of the technology sector and the importance of client centricity. Her public company board experience also enables her to contribute valuable insights into corporate governance and the Board’s role in risk oversight.
Current Other Public Company Directorships:
Iron Mountain Incorporated (July 2019 to present)

Mr. Perold was President of Fidelity Management & Research Company, the investment advisor for Fidelity’s family of mutual funds, until his retirement in 2014. From 2001 to 2009, Mr. Perold was President of Geode Capital Management, LLC, a sub-advisor to Fidelity. He is currently a trustee of New York Life Insurance Company’s NYLI mutual funds, a trustee of Partners in Health, and a co-founder and Chairman of CapShift, a company focused on enabling impact investments from donor-advised funds and foundations. Mr. Perold holds a Bachelor of Arts degree in economic history from the University of Cape Town and a post-graduate Bachelor of Arts Honors degree in sociology from the University of Cape Town.
Qualifications:
We believe that Mr. Perold’s over 30 years of experience and leadership in strategy and operations at one of the world’s largest asset management firms render him qualified to serve as one of our directors. Mr. Perold’s role in leading investments and operations for a global investment firm as well as serving as the founder of an investment advisory firm also provides the Board with valuable insight into the Company’s asset management client segment. In addition, his role as a senior business leader who oversaw compensation programs and goals provides knowledge of the role and responsibilities of our Compensation Committee.
Current Other Public Company Directorships:
Allstate Corporation (December 2015 to present)

22

Proposal No. 1: Election of Directors

Sandy C. Rattray, 56 INDEPENDENT Director Since: 2020 Committees: Governance Committee Strategy Committee (Chair)		Linda H. Riefler, 65 INDEPENDENT Director Since: 2007 Committees: Compensation Committee Governance Committee (Chair)

Core Competencies:		Core Competencies:
•Executive Leadership •Investment Industry Expertise •Global Perspective •Financial Reporting and Capital Allocation	•Corporate/Enterprise Risk Management •Client Relations, Marketing and Brand Development •Technology, Data and Cybersecurity Expertise	•Executive Leadership •Investment Industry Expertise •Global Perspective •Financial Reporting and Capital Allocation •Corporate/Enterprise Risk Management	•Client Relations, Marketing and Brand Development •Sustainability and Climate Practices •Human Capital Management

Mr. Rattray previously served as the Chief Investment Officer of Man Group plc from 2017 to 2021. He previously served as Chief Executive Officer of Man AHL from 2013 to 2017 and Chief Investment Officer of Man Systematic Strategies from 2010 to 2013. Prior to holding such positions, he held several other senior leadership positions at Man Group. Before joining GLG Partners, which was later acquired by Man Group, he spent 15 years at Goldman Sachs where he held various positions, including Managing Director and head of the Fundamental Strategy Group. Mr. Rattray also sits on the MSCI Advisory Council. He is also a governor of the Southbank Centre in London, a governor of the King’s Maths School in London and is a Senior Advisor at Capula Investment Management LLP. He holds a Master’s degree in Natural Sciences and Economics from the University of Cambridge and a Licence Spéciale from the Université Libre de Bruxelles.
Qualifications:
We believe that Mr. Rattray’s over 25 years of experience in the global investment industry, including a focus on the technological innovation impacting the industry, render him qualified to serve as one of our directors. In particular, his background in finance at a leading, technology-focused asset management firm enables him to provide insights into our clients, operational and risk management, and our commercial strategy. Mr. Rattray is a co-inventor of the VIX index, one of the most traded futures and options contracts in the world, and has authored academic papers on investment strategies, risk management and portfolio design. This combination of advanced theoretical insight and practical experience as the Chief Investment Officer of a global asset management firm provides Mr. Rattray with a deep understanding of the finance industry.

Ms. Riefler previously served as the Chair of Global Research of Morgan Stanley from 2011 to 2013 and as the Global Head of Research from 2008 to 2011. She was the Chief Talent Officer of Morgan Stanley from 2006 to 2008. In these roles she served on both the Management Committee and the Operating Committee of Morgan Stanley. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was appointed a Managing Director in 1998 while in the Research division. Ms. Riefler holds a Bachelor of Arts in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.
Qualifications:
We believe that Ms. Riefler’s expertise in talent management, risk management, company valuation and the capital markets render her qualified to serve as one of our directors. Associated with MSCI since 2005, she has played an important role in the Board’s oversight of strategic direction, giving her unique insight into the Company’s long-term growth strategies. Her experience as the Global Head of Research and the Chief Talent Officer of Morgan Stanley also enables her to advise the Company on its commercial and talent strategies. She also serves as Chair of the Governance and Sustainability Committee of a public company and on the leadership team of Stanford Women on Boards. In 2023, Ms. Riefler was recognized for outstanding work by an independent director at Governance Intelligence’s Corporate Governance Awards.
Current Other Public Company Directorships:
CSX Corporation (March 2017 to present)

2026 PROXY STATEMENT	23

Proposal No. 1: Election of Directors

Michelle Seitz, 60 INDEPENDENT Director Since: 2024 Committees: Strategy Committee		Marcus L. Smith, 59 INDEPENDENT Director Since: 2017 Committees: Audit Committee (Chair) Strategy Committee

Core Competencies:		Core Competencies:
•Executive Leadership •Investment Industry Expertise •Global Perspective •Regulatory, Government and Public Policy Engagement	•Corporate Development •Financial Reporting and Capital Allocation •Client Relations, Marketing and Brand Development •Human Capital Management	•Investment Industry Expertise •Global Perspective •Corporate Development •Financial Reporting and Capital Allocation	•Corporate/Enterprise Risk Management •Human Capital Management

Ms. Seitz is currently the Founder and CEO of MeydenVest Partners, a role she has held since 2022. Before MeydenVest Partners, Ms. Seitz served at Russell Investments as Chief Executive Officer from September 2017 to 2022, and as Chairman of the Board from 2018 to 2022. Prior to joining Russell Investments, Ms. Seitz held various senior level positions at William Blair from 1996 to 2017, most recently serving as the Chief Executive Officer of William Blair Investment Management, Chair and President of William Blair Funds, and as a member of the Board of Directors from 2001 to 2017. Ms. Seitz holds a Bachelor of Science degree in Accounting from the Kelley School of Business at Indiana University, and is a Chartered Financial Analyst.
Qualifications:
We believe that Ms. Seitz’s deep experience in the investment industry, with over three decades in asset management and private wealth as both a CEO and an investor, qualifies her to serve as one of our directors. As CEO of William Blair Investment Management, she transformed a regional business into a globally recognized asset and wealth management firm. As Chair and CEO of Russell Investments, she led one of the world’s largest asset management firms serving institutional clients globally. She has a proven track record of transforming and scaling complex organizations, while fostering a client-centric, award-winning culture. Ms. Seitz has been recognized by Barron’s as one of the most influential women in U.S. finance, underscoring the breadth and impact of her contributions to the industry.
Current Other Public Company Directorships:
MetLife, Inc. (February 2026 to present) and Sana Biotechnology, Inc. (November 2020 to present)

Mr. Smith previously served as the Chief Investment Officer, Canada Equity, and a portfolio manager at MFS Investment Management (“MFS”) until 2017. As a portfolio manager, he was responsible for managing the MFS Institutional International Equity Portfolio and the International Concentrated Portfolio. He joined MFS in 1994 and held a variety of positions, including Chief Investment Officer (Asia) from 2010 to 2012, based in Boston, Director of Asian Research from 2005 to 2009, based in Singapore, and Equity Analyst from 1995 to 2000, based in London. Mr. Smith currently serves as a trustee for certain Eaton Vance funds. Mr. Smith holds a Bachelor of Science from the University of Mount Union and an M.B.A. from the Wharton School at the University of Pennsylvania.
Qualifications:
We believe that Mr. Smith’s extensive experience in global financial markets and as an investment professional, including experience in Asia and Europe, render him qualified to serve as one of our directors. As a former Chief Investment Officer at a large investment company, Mr. Smith brings significant leadership experience, investment and financial expertise, and knowledge of our clients and the asset management industry to the Board. He brings a strong investor viewpoint to the boardroom and infuses discussions with insights from shareholder, capital markets and capital allocation perspectives.
Current Other Public Company Directorships:
First Industrial Realty Trust, Inc. (February 2021 to present)
Prior Other Public Company Directorships:
DCT Industrial Trust, Inc. (October 2017 to August 2018)

24

Proposal No. 1: Election of Directors

Rajat Taneja, 61 INDEPENDENT Director Since: 2021 Committees: Audit Committee		Paula Volent, 69 INDEPENDENT Director Since: 2020 Committees: Compensation Committee Strategy Committee

Core Competencies:		Core Competencies:
•Executive Leadership •Global Perspective •Corporate Development •Corporate/Enterprise Risk Management	•Technology, Data and Cybersecurity Expertise •Human Capital Management	•Executive Leadership •Investment Industry Expertise •Corporate Development	•Financial Reporting and Capital Allocation •Corporate/Enterprise Risk Management

Mr. Taneja is currently the President of Technology for Visa Inc. (“Visa”), a role he has held since 2019. He joined Visa in 2013 and served as Executive Vice President of Technology and Operations until 2019. Prior to joining Visa, Mr. Taneja was Executive Vice President and Chief Technology Officer of Electronic Arts Inc. from 2011 until 2013. From 1996 until 2011, he served in various roles at Microsoft Corporation (“Microsoft”), including as the Corporate Vice President, Commerce Division. At Microsoft, Mr. Taneja led the development and deployment of commerce and transaction technologies across its connected services, the company’s online digital advertising platforms and one of its first business online service offerings. Mr. Taneja holds a Bachelor of Electrical Engineering from Jadavpur University and an M.B.A. from Washington State University.
Qualifications:
We believe that Mr. Taneja’s over 30 years of experience in global technology, innovation and research and development render him qualified to serve as one of our directors. At Visa, he oversees significant investments in technology infrastructure, cybersecurity risk and transformational initiatives, including the implementation of artificial intelligence at a global enterprise. This experience provides valuable insight into the continuing transformation of MSCI’s data and technology capabilities. In 2024, he was listed on Forbes’ ‘CIO Next List,’ highlighting top tech leaders driving AI transformation. In 2025, he led Visa to earn the number 2 spot on Fortune’s ‘AIQ 50’ list of companies leading in AI maturity and readiness.
Prior Other Public Company Directorships:
Ellie Mae, Inc. (June 2015 to April 2019)

Ms. Volent is currently Vice President and Chief Investment Officer at The Rockefeller University, a role she has held since 2021. She previously served as Senior Vice President for Investments and Chief Investment Officer at Bowdoin College from 2006 to 2021, Vice President for Investments at Bowdoin College from 2002 to 2006, and Associate Treasurer at Bowdoin College from 2000 to 2002. Prior to joining Bowdoin College in 2000, Ms. Volent served as a Senior Associate at the Yale Investments Office, and before focusing on endowment management, she worked as a paper conservator. She holds a Bachelor of Arts from the University of New Hampshire, an M.B.A. from Yale School of Management and a Master of Arts degree from the Institute of Fine Arts, New York University.
Qualifications:
We believe that Ms. Volent’s experience as a Chief Investment Officer at leading educational and research institutions, including her recognized track record of top investment performance, renders her qualified to serve as one of our directors. Ms. Volent began her investment career at the Yale Investments Office, and brings significant expertise in alternative investments and asset allocation. She provides important insights regarding our asset owner client segment and has deep engagement with the global investment community. Ms. Volent has been recognized by Barron’s as one of the most influential women in U.S. finance.
Current Other Public Company Directorships:
1stdibs.com, Inc. (June 2021 to present)

2026 PROXY STATEMENT	25

Proposal No. 1: Election of Directors

June Yang, 52 INDEPENDENT Director Since: 2024 Committees: Audit Committee

Core Competencies:
•Executive Leadership •Global Perspective •Corporate Development •Client Relations, Marketing and Brand Development	•Technology, Data and Cybersecurity Expertise •Human Capital Management

Ms. Yang was the Vice President, Cloud AI and Industry Solutions at Google Cloud Inc. (“Google Cloud”) from 2021 to 2023, where she was responsible for the portfolio of Google Cloud AI products and solutions. Previously at Google Cloud, she served as Vice President and General Manager, Google Compute, AI Infrastructure and Block Storage from 2019 to 2021. Prior to joining Google Cloud, Ms. Yang held various engineering and product management positions at VMware, Inc., including Vice President, Engineering and Product Management of VMware Cloud on Dell EMC and Vice President, Product Management of vSphere, Edge Computing and Analytics Cloud. Ms. Yang holds a Bachelor of Science degree in Chemical Engineering from the California Institute of Technology, a Master of Science degree in Chemical Engineering from the University of California, Berkeley and a Master of Science degree in Management from the Stanford University Graduate School of Business.
Qualifications:
We believe that Ms. Yang’s extensive leadership experience in the technology sector, particularly her expertise in AI, cloud infrastructure, and enterprise innovation, qualifies her to serve as one of our directors. Over the course of her career, she has demonstrated a strong track record of developing and scaling enterprise technologies, with a focus on product management, marketing, and engineering. At Google Cloud, Ms. Yang oversaw the company’s entire portfolio of AI products and services and played a key role in driving the development and delivery of cutting-edge AI and cloud solutions. Her insights into emerging technologies and enterprise strategies bring valuable perspectives to the Board.
Current Other Public Company Directorships:
NetApp, Inc. (September 2024 to present) and UiPath, Inc. (February 2024 to present)
Prior Other Public Company Directorships:
SRS Distribution Inc. (November 2022 to July 2024)

26

Corporate
Governance
Corporate Governance Practices
MSCI’s Board of Directors adheres to governance principles designed to ensure the continued effectiveness of the Board and excellence in the execution of its duties. The Board has in place a set of Corporate Governance Policies reflecting these principles, including the Board’s policy of requiring a significant majority of the Board to be comprised of independent directors; the importance of reflecting a broad range of skills, backgrounds and perspectives; and the practice of regularly scheduled executive sessions, including sessions of independent directors without members of management.
MSCI also has a Code of Ethics and Business Conduct for directors, executive officers and employees, which is reviewed annually by the Board. Any amendment to, or waiver of, the Code of Ethics and Business Conduct that applies to one of our directors or executive officers may be made only by the Board or a Board committee.
Corporate Governance Highlights

BOARD
COMPOSITION
•All director nominees except our CEO are independent, with strong, independent Lead Director and independent Board committees; average tenure of independent directors of 7.2 years
•Board blends industry-specific experience in investment management and global markets with expertise in key strategic areas such as technology, marketing and human capital
•Ongoing thoughtful refreshment, with two directors added in 2024, expanding the Board’s expertise in AI, cyber and asset-management depth
•New director onboarding and continued director education program

ACCOUNTABILITY TO
SHAREHOLDERS
•Annual director elections
•Majority vote standard for uncontested director elections
•Right to call a special meeting by shareholders owning at least 15% of voting power
•Proxy access right
•Robust clawback policy
•No shareholder rights plan (i.e., a poison pill)
•Annual say-on-pay vote
•Risk oversight by full Board and Committees, including Board oversight of enterprise risk management, IT/cyber risk and other areas
•Annual review of Code of Ethics and Business Conduct, committee charters and Corporate Governance Policies

DIRECTOR
COMMITMENTS
•Limits on multiple public company board commitments
•Annual Board, committee and director evaluations, with third-party evaluation firm engaged periodically, including in 2024 to provide an independent perspective on Board governance, culture and processes
•Robust stock ownership requirements for directors and executive officers
•Annual off-season shareholder engagement focused on corporate responsibility topics, with independent director participation

2026 PROXY STATEMENT	27

Corporate Governance
Composition and Board Refreshment
Director Qualifications
The Governance Committee’s charter requires it to review candidates’ qualifications for membership on the Board or a committee of the Board, including making a specific determination as to the independence of each candidate based on criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under applicable law or NYSE rules for audit committee membership, and heightened independence standards that may be required under applicable law or NYSE rules for compensation committee membership). If the Governance Committee determines that adding a new director is advisable, it will recommend such individual to the Board for appointment as a member of the Board and any committees, as applicable.
Consistent with our Corporate Governance Policies, when appointing directors, the Board seeks members who combine sound business judgment, professionalism and a broad spectrum of experience and expertise with a reputation for the highest standards of ethics and integrity. The Board believes its composition should reflect a broad range of skills, backgrounds and perspectives. Directors should have experience in positions with a high degree of responsibility, be leaders or senior managers in the companies or institutions with which they are or were affiliated and be selected based upon contributions they can make to the Board and management and their ability to represent and advance the interests of the Company and its shareholders.
Tenure and Board Refreshment
Our Board has shown an ongoing commitment to Board refreshment and to having highly qualified, independent perspectives in the boardroom. Six of the Company’s director nominees have been added to the Board since the beginning of 2020. The average tenure of the independent director nominees is currently 7.2 years. The average tenure is 8.2 years if Mr. Fernandez is included. Our Corporate Governance Policies provide that directors should not stand for re-election following their 75th birthday.

28

Corporate Governance
The chart below highlights the key skills and expertise of independent directors who have joined the Board since 2020, strengthening MSCI’s leadership in investment management, technology, go-to-market strategy, and digital transformation.

2020 February 26
Paula Volent Bringing investment industry, multi-asset class investments and asset allocation experience
●

Sandy Rattray Bringing extensive investment industry experience, including asset management and market risk management experience

2021 June 1		Rajat Taneja Bringing global technology, cybersecurity and research and development experience, including expertise in AI
●

2022 June 1		Robin Matlock Bringing go-to-market and marketing strategy expertise
●

2024 August 5 December 17		Michelle Seitz Bringing deep experience in the investment industry, including expertise in asset management and private wealth
●

June Yang Bringing extensive experience in the technology sector, with a focus on AI and cloud

6	New Independent Directors Appointed Since 2020

Board Member Independence
Other than Mr. Fernandez, our CEO, each of our director nominees has been determined by the Board to be an “independent director” under the rules of the NYSE, which require that the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

Director Departures
Wayne Edmunds, who joined the Board in 2015, retired at the 2025 annual meeting of shareholders after nearly 10 years of service, including as Chair of the Audit Committee.
C.D. Baer Pettit, who joined the Board in 2023, ceased serving in his position as President and a director effective March 1, 2026, after more than 25 years in senior leadership roles at MSCI.

Committee Rotations
We periodically rotate committee assignments and committee chair positions. In 2025, we rotated committee assignments in light of director appointments:
•Robin L. Matlock appointed to Compensation Committee (from Audit).
•Michelle Seitz appointed to Strategy Committee (from Audit).
•June Yang appointed to Audit Committee.

2026 PROXY STATEMENT	29

Corporate Governance
Director Re-Nomination
The Governance Committee also assesses the performance of current directors in its evaluation of current directors for re-nomination to the Board or re-appointment to any Board committees.
New Director Search Process
We are committed to ongoing thoughtful refreshment, with two directors added in 2024, expanding the Board’s expertise in AI, cyber and asset-management depth. Director appointments are the result of the search process outlined below.

Director Recruitment Process
The Governance Committee, with the feedback of the full Board, identifies key skills that would best serve the future needs of the Board and the Company, while helping the Board to execute on its current strategic priorities. This includes considering feedback from the Board’s annual self-evaluation process.
The Governance Committee may retain a professional search firm to identify and evaluate director candidates, prioritizing relevant experience. This ensures a comprehensive search and broad pool of potential candidates, with input from the Board.

Identification and Interview of Candidates
The Governance Committee identifies a short list of high-potential candidates, and the search firm conducts an initial assessment of these candidates’ skills, experience, background and availability to commit to Board service.
The Chair of the Governance Committee meets with a number of candidates. Certain candidates also meet with members of the Governance Committee, the Chairman and the Lead Director.

Board Decision and Nomination
The Governance Committee presents qualified candidates to the Board. In reviewing the potential candidates, the Board takes into account the qualifications discussed in “Director Qualifications” of this Proxy Statement and in MSCI’s Corporate Governance Policies. Upon completion of its assessment, the Governance Committee reports its recommendations for nominations to the full Board. Following discussion of a candidate’s qualifications and consideration of the independence of such candidate, where applicable, the Board formally appoints the candidate to the Board.

Active Board
Our Board has shown an ongoing commitment to Board refreshment and to having highly qualified, independent perspectives in the boardroom. Six of the Company’s director nominees have been added to the Board since the beginning of 2020.
Our Board blends industry-specific experience in investment management and global markets with expertise in key strategic areas such as technology, marketing and human capital.

Proxy Access
Our Bylaws permit a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting the greater of two directors or twenty percent of the total number of directors on the Board, provided that such shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.
Shareholder Right to Call a Special Meeting
Our Bylaws permit shareholders of record or beneficial owners holding not less than 15% of our outstanding shares continuously for at least one year the right to call a special meeting of shareholders.

30

Corporate Governance
Board Culture
The Board has established a boardroom dynamic that supports informed decision-making and oversight. One of the hallmarks of the Board’s culture is meaningful and robust discussion, where views are thoroughly debated and varied perspectives and independent thinking are encouraged and welcomed. Directors consistently ask probing questions of both management and each other so that decisions reflect thorough deliberation. The independent directors meet regularly in executive session without management present, and individual directors have direct access to senior leaders across the organization. Each member of the Board is committed to promoting shareholder interests, and members of our Board regularly engage directly with our shareholders.

6 Independent Directors Appointed Since 2020	Balanced Tenure 4 directors: <5 yrs 3 directors: 5-9 yrs 4 directors: >9 yrs	Independent Lead Director With a Robust Set of Responsibilities	Annual Board and Committee Self-Assessment

Composition and Refreshment	Independence	Shareholder Engagement

The Board is committed to the right mix of skills, backgrounds and perspectives that reflect our strategic priorities. Two directors added in 2024, expanding the Board’s expertise in AI, cyber and asset-management depth.

The Board maintains fully independent Board Committees, all independent committee chairs and regular executive sessions that support independent oversight and rigorous evaluation of risks and opportunities.
The Board values candid shareholder feedback. Directors and senior leaders engage directly with shareholders on business, strategy and corporate responsibility.

Open Discussion	Strategy Review	Evaluation

The Board prioritizes rigorous decision-making through robust debate and constructive challenge. Directors actively probe assumptions, and the Lead Director facilitates discussions where varied perspectives are valued and discussed.

The Board oversees a dedicated annual strategy process with rigorous review of management plans and has a year-round culture of dialogue, with regular process updates. Directors engage on long-term value creation, capital allocation and emerging risks.

The Board conducts an annual self-assessment of Board culture, leadership structure, committee effectiveness, skills and continuing education, which includes individual director feedback and 1:1 meetings with the Lead Director, with findings driving ongoing improvement.

Engagement with Management	Orientation and Continuing Education
Directors have direct access to any employee and participate in Company events. Independent Board members are paired with management for mentorship and deeper engagement.	New directors meet with Management Committee members and business heads. The Board has a culture of ongoing director education, including regular deep-dives with Company management.

2026 PROXY STATEMENT	31

Corporate Governance
Structure of Our Board
Substantially Independent Board
Under the MSCI Corporate Governance Policies, the full Board affirmatively determines the independence of directors and reviews the financial and other relationships between the independent directors and MSCI as part of its assessment of director independence. The Governance Committee also makes specific determinations as to the independence of each candidate when reviewing candidates’ qualifications for membership on the Board or a committee of the Board. Director independence is also monitored by the full Board on an ongoing basis.
Our Corporate Governance Policies provide that the Board should have a significant majority of independent directors meeting the independence requirements of the NYSE. Currently, a significant majority of the directors on our Board are independent. As of March 11, 2026, there

All of our non-employee directors are independent
are 11 directors on our Board, comprised of: (i) our Chairman and CEO and (ii) 10 independent directors. Our Board has determined that each of Messrs. Ashe, Perold, Rattray, Smith, and Taneja and Mmes. Matlock, Riefler, Seitz, Volent and Yang is independent in accordance with the requirements of our Corporate Governance Policies, which follow NYSE rules and guidelines. In making such determinations, there were no material transactions, relationships or arrangements not disclosed in this Proxy Statement under “Other Matters—Certain Transactions” to be considered by the Board in determining whether each director was independent. Therefore, 10 of our 11 current directors are independent. Mr. Fernandez is not independent because of his position as CEO of MSCI.
All members of the Audit Committee, Compensation Committee, Governance Committee and Strategy Committee satisfy the independence requirements of the NYSE. In addition, each member of the Audit Committee and Compensation Committee meets the heightened independence standards of the NYSE required for audit committee and compensation committee members, respectively.
Board Leadership
The Board seeks to achieve the best board leadership structure for the effective oversight of MSCI’s affairs. The Board believes that its leadership structure must be considered in the context of the individuals involved and the specific circumstances facing MSCI. The Governance Committee is responsible for the ongoing review of the governance structure of the Board and for recommending to the Board those structures and practices best suited to MSCI and its shareholders.
The Board regularly reviews its leadership structure and believes that it is in the best interests of MSCI and its shareholders to combine the roles of Chairman and CEO at this time, alongside a robust and independent Lead Director. The Board believes that the decision as to whether the positions of Chairman and CEO should be combined or separated, and whether an executive or an independent director should serve as Chairman if the roles are split, should be based upon the particular circumstances facing MSCI. Maintaining a flexible policy allows the Board to choose the leadership structure that best serves the interests of the Company and its shareholders at any particular time.
In determining the Board’s current leadership, among other factors, the Board considered and evaluated the importance of consistent, unified leadership to execute and oversee the Company’s strategy; the strength of Mr. Fernandez’s vision for the Company and the quality of his leadership; the strong and highly independent composition of the Board, including having fully independent committee leadership and membership; the views and feedback heard from our investors through our ongoing engagement programs expressing support for our Board leadership structure; and the meaningful and robust responsibilities of the independent Lead Director. As Chairman, Mr. Fernandez chairs Board meetings and the annual shareholder meeting, works with the Lead Director to set agendas for Board meetings (which the Lead Director approves), collaborates with the Board on the Company’s strategy and leads management in implementing that strategy.

32

Corporate Governance
A strong, independent Lead Director with clearly defined duties and responsibilities further enhances the contributions of MSCI’s independent directors, which have been, and continue to be, substantial. Our Corporate Governance Policies provide for the appointment of a Lead Director from among the Board’s independent directors whenever the Chairman is not independent. The Lead Director role supports the independent directors to provide effective, independent Board leadership and oversight of management.
Robert G. Ashe has been our Lead Director since April 2018. As a former member of other public company boards, the former CEO and CFO of a public company and an audit committee financial expert, Mr. Ashe also has significant experience with respect to the Board’s roles and responsibilities, including those related to risk oversight and the Board’s design and leadership structure. Further, our Chairman and Lead Director work closely to discuss strategic initiatives for the Company and to ensure the Board is effectively exercising its oversight responsibilities and its consideration of the Company’s significant risks and opportunities. The Board, in executive sessions of independent directors (which are presided over by the Lead Director), also considers and discusses risk-related matters. These sessions provide a forum for candid discussion of risk-related matters, without management or the Chairman and CEO present.
The Lead Director’s responsibilities include:

Board Structure
•Advises and provides feedback to the Governance Committee and the Chairman on the structure of the Board and its leadership, including membership of Board committees and the selection of committee chairs
•Maintains authority to retain independent legal, accounting or other advisors in connection with meetings of independent directors
•Acts as a key advisor to the Chairman on a wide variety of Company matters, including with respect to strategic and risk oversight matters, as appropriate

Board Culture
•Serves as a liaison between the Chairman and independent directors
•Facilitates teamwork and communication among the independent directors
•Fosters an environment of open dialogue, effective information flow and constructive feedback
•Ensures Board discussions effectively and appropriately engage management, including with respect to strategic and risk oversight matters, as appropriate

Board Meetings
•Presides at all meetings of the Board at which the Chairman is not present
•Has authority to call, and lead, independent director sessions
•Approves all Board meeting agendas and schedules to ensure appropriate topics and sufficient time for discussion of all items
•Provides approval for other Board related materials (e.g., directors, acting through the Lead Director, may propose matters to be included on the agenda for a meeting)
•Facilitates strong, independent oversight by leading executive sessions of independent directors at least after every quarterly Board meeting

Performance, Development and Succession
•Conducts individual director evaluations with independent directors, discussing topics including the Board’s culture, leadership structure, committee effectiveness, continuing education, skills and expertise, and other areas
•Reports to the Board, in conjunction with the Governance Committee, on the Board’s annual self-assessment and provides recommendations for improvement, including relating to the Board’s oversight efforts and engagement with management
•Collaborates with the Compensation Committee to oversee management succession and progression planning efforts
•Meets directly with management of the Company

Shareholder Engagement
•Consults and directly communicates with shareholders and other key constituents, as appropriate
•Participates in our annual off-season engagement efforts where we meet with many of our top shareholders to discuss our corporate responsibility practices, among other topics

2026 PROXY STATEMENT	33

Corporate Governance
While we believe that combining the roles of Chairman and CEO is the most effective leadership structure for our Board and the Company at this time, our Bylaws and Corporate Governance Policies also permit a structure where the CEO would not serve contemporaneously as the Chairman of the Board should the separation of such roles be determined appropriate and in the best interests of MSCI and its shareholders in the future.
Committees of the Board of Directors
Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee, Governance Committee and Strategy Committee setting forth the roles and responsibilities of each committee. The Board and each committee may, from time-to-time, form and delegate authority to subcommittees when appropriate. Each committee annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval. You may access these charters through the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (https://ir.msci.com).
The table below provides detail on the composition of each of our designated standing committees as of March 11, 2026.

	Audit Committee	Compensation Committee	Governance Committee	Strategy Committee
Henry A. Fernandez
Robert G. Ashe	●		●
Robin Matlock		●	●
Jacques P. Perold		●		●
Sandy C. Rattray			●	●
Linda H. Riefler		●	●
Michelle Seitz				●
Marcus L. Smith	●			●
Rajat Taneja	●
Paula Volent		●		●
June Yang	●

●	Chair	●	Member

34

Corporate Governance
Audit and Risk Committee

Primary Responsibilities:
•Oversees the integrity of the Company’s financial statements, internal controls over financial reporting, risk assessment and risk management (including major financial risk exposures and cybersecurity risks).
•Oversees the Company’s internal controls over financial reporting, risk assessment and risk management.
•Oversees the appointment, compensation, retention, termination and oversight of the work of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company, including the independent auditor.
•Evaluates the qualifications, independence and performance of the independent auditor, including obtaining a report of the independent auditor describing the items set forth in the Audit and Risk Committee’s charter, including those required by the Public Company Accounting Oversight Board.
•Pre-approves audit and permitted non-audit services.
•Reviews and evaluates the internal audit plan and the performance, responsibilities, budget and staffing of the Company’s internal audit function.
•Reviews and discusses with management and the independent auditor the annual audited and quarterly unaudited financial statements included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively.
•Establishes procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and the review of any submissions received pursuant to such procedures.
•Reviews reports from management relating to the status of compliance with legal and regulatory requirements.
•Reviews with management (i) the Company’s key business risks, including the Company’s major strategic, operational, regulatory, litigation and financial risk exposures and technology and cybersecurity risks, (ii) policies and practices with respect to risk governance, risk assessment and risk management, and (iii) the steps that have been taken to assess, monitor and control such risks.
•Reviews the Company’s enterprise risk management program, including its risk governance framework and risk management practices that facilitate the identification, assessment, mitigation and public reporting of risks that may affect the Company.
Key Areas of Focus in 2025:
•Risks associated with the evolving macro-economic environment, including as a result of geopolitical landscape, market uncertainty and economic outlook.
•Risks and opportunities related to artificial intelligence.
•Operational resiliency.
•Management of regulatory risks and opportunities.
•Data and technology governance, including cybersecurity and data management capabilities.
Further details on the role of the Audit and Risk Committee, as well as the Audit and Risk Committee Report, may be found in “Audit Matters—Audit and Risk Committee Report” on page 107 of this Proxy Statement.

Marcus L. Smith CHAIR Current Members: Robert G. Ashe Rajat Taneja June Yang

10	Meetings held in 2025

•All members are independent within the meaning of the NYSE standards of independence for directors and audit committee members.
•All members satisfy NYSE financial literacy requirements, each of Messrs. Ashe and Smith have accounting or other related financial management expertise, and Messrs. Ashe and Smith have been designated as “audit committee financial experts,” as defined by SEC rules.

2026 PROXY STATEMENT	35

Corporate Governance
Compensation, Talent and Culture Committee

Primary Responsibilities:
•Reviews the Company’s compensation strategy and reviews and approves the Company’s compensation and benefits programs, including reviewing and approving any incentive compensation and equity-based plans of the Company that are subject to Board approval and the Company’s stock ownership guidelines for the Management Committee, which includes senior leaders from across the Company who drive MSCI’s strategy and operations.
•Identifies, reviews and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers and such other members of senior management as the Compensation Committee determines (the “Executives”), including pay-for-performance alignment; sets compensation for the Executives, and evaluates each Executive’s performance.
•Reviews and approves the compensation of the Company’s CEO and each of the Company’s other Executives, including: base salary; annual incentive compensation; long-term incentive compensation; employment, severance, termination and change in control agreements; and any other compensation, ongoing perquisites or special benefit items.
•Periodically reviews and administers the Company’s compensation recoupment policies.
•Reviews non-employee director compensation every two years and recommends changes to the Board, when appropriate.
•Periodically reviews, in consultation with the CEO, the Company’s management succession and progression planning and oversees the Company’s talent management, progression planning, career progression and retention strategies and programs, including the Company’s learning and leadership development and inclusion and belonging programs.
•At least annually, reviews each Executive’s progress on individual performance goals.
•Periodically reviews the Company’s initiatives and strategies relating to corporate culture, including considering the Company’s performance, engagement and pay-for-performance alignment when reviewing the workplace environment and culture and periodic reviews of the results of the Company’s employee engagement and external surveys.
•Reviews and discusses with management the “Compensation Discussion and Analysis” section of the Company’s annual proxy statement, prepares the Compensation, Talent and Culture Committee Report required by SEC rules and recommends to the Board the inclusion of each in the Company’s annual proxy statement (included on pages 58 and 89 of this Proxy Statement, respectively).
•Reviews and makes recommendations to the Board with respect to the frequency with which the Company will conduct “Say on Pay” votes and reviews and approves the proposals regarding the “Say on Pay” vote.
•Considers the independence requirements of the NYSE prior to selecting a compensation consultant, legal counsel or other advisor and evaluates the performance of such advisors and approves all related fees.
•At least annually, reviews and assesses the adequacy of the Company’s Global Human Rights Policy, including any related disclosures.
Key Areas of Focus in 2025:
•Redesign and enhancement of executive compensation programs, including structural changes to the AIP, LTIP and equity award design to strengthen alignment with the Company’s growth strategy.
•Senior leader succession and progression planning.
•Oversight and implementation of compensation plans and practices.
•Continued focus on the Company’s performance culture and monitoring of the Company’s employee engagement.
Compensation Committee Interlocks and Insider Participation: No member of the Compensation Committee is now, or has been, an officer or employee of the Company, or had any relationship with the Company since January 1, 2025 requiring disclosure under applicable SEC rules on the disclosure of transactions with related persons. None of our NEOs currently serves or served during 2025 on the board of directors or compensation committee of another company at any time during which an executive officer of such company served on MSCI’s Board or Compensation Committee.

Jacques P. Perold CHAIR Current Members: Robin L. Matlock Linda H. Riefler Paula Volent

9	Meetings held in 2025

•All members are independent within the meaning of the NYSE standards of independence for directors and compensation committee members.
•All members qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

36

Corporate Governance
Governance and Corporate Responsibility Committee

Primary Responsibilities:
•Annually reviews the size and composition of the Board and its committees in light of the evolving needs of the Company and the Board, and determine whether changes are appropriate to ensure the Board maintains a balance of skills, backgrounds, perspectives and experiences necessary to support the Company’s long-term strategy and effective oversight, including by considering succession planning for the Board and key leadership roles within the Board and its committees.
•Oversees searches for candidates for election to the Board and recommends criteria and individuals for appointment to the Board and its committees.
•Retains any search firm that assists the Governance Committee in identifying candidates and maintains sole authority to approve all such search firms’ fees and other retention terms.
•Makes recommendations to the Board as to determinations of director independence.
•Oversees and approves the process and guidelines for the annual evaluation of performance and effectiveness of the Lead Director, the Board and its committees, and individual directors.
•Oversees the Company’s strategy and engagement in public policy matters, including legislative, regulatory and political matters that may affect the Company’s business or reputation.
•At least annually, reviews and assesses the adequacy of the Company’s Corporate Political Activities Policy, including any related disclosures, and recommends any proposed changes to the Board, if required.
•Oversees the Company’s policies and initiatives related to corporate responsibility matters, including with respect to environmental, supply chain and other sustainability matters.
•Evaluates the Company’s shareholder engagement practices on corporate responsibility matters and considers feedback received from shareholders.
•At least annually, reviews and assesses the adequacy of the Company’s Corporate Governance Policies and Code of Ethics and Business Conduct. Reviews with the Company’s management, including the Head of Compliance, the Company’s Compliance program, priorities, initiatives, risks and mitigations.
•At least annually, reviews and assesses the adequacy of the Company’s Related Person Transactions Policy. Reviews related person transactions pursuant to the Related Person Transactions Policy.
•Oversees risks related to corporate governance structures, policies and processes, including related to the effectiveness, structure and succession of the Board.
Key Areas of Focus in 2025:
•Reviewed Board composition and Board skills.
•Reviewed recent corporate governance developments and proposed relevant updates to Company practices, including amendments to the Company’s committee charters and Corporate Governance Policies.
•Reviewed the Company’s corporate responsibility initiatives, including related feedback from the Company’s investors.
•Reviewed the Company’s strategy and recent engagement in public policy matters and public policy developments.

Linda H. Riefler CHAIR Current Members: Robert G. Ashe Robin L. Matlock Sandy C. Rattray

4	Meetings held in 2025

•All members are independent within the meaning of the NYSE standards of independence for directors.

2026 PROXY STATEMENT	37

Corporate Governance
Strategy and Finance Committee

Primary Responsibilities:
•Evaluates management’s recommendations with respect to the strategic direction of the Company and regularly consults with the Board on the objectives of the Company’s strategic plans and management’s implementation of such plans.
•Reviews and makes recommendations with respect to the agenda for Board strategy meetings with management, taking into account issues important to the full Board.
•Reviews and makes recommendations to the Board with respect to any mergers, combinations, acquisitions, divestitures, joint ventures, minority investments and other strategic transactions, and any financings for mergers, acquisitions and other significant financial transactions, in each case requiring the Board’s approval.
•Reviews and oversees management’s plans and objectives for the capital structure of the Company, including target short- and long-term leverage levels and the structure and amount of debt and equity required to meet the Company’s financing needs, and make recommendations to the Board as appropriate.
•Oversees the Company’s share repurchase programs, subject to Board-approved policies.
•Reviews the Company’s capital levels and recommends for approval by the Board changes to the Company’s dividend policy.
Key Areas of Focus in 2025:
•Provided oversight of the Company’s capital allocation program, including with respect to its approach to share repurchases, financing considerations and increasing the Company’s quarterly dividend.
•Focused on the competitive landscape, including opportunities and competitor positioning related to artificial intelligence, and reviewed merger, partnership and acquisition opportunities.
•Collaborated closely with management to design and structure the Board’s two-day strategy session, to ensure alignment with internal investments and growth opportunities.

Sandy C. Rattray CHAIR Current Members: Jacques P. Perold Michelle Seitz Marcus L. Smith Paula Volent

5	Meetings held in 2025

•All members are independent within the meaning of the NYSE standards of independence for directors.

38

Corporate Governance
Engagement and Evaluation of Our Board
Attendance at Board Meetings and Annual Meeting of Shareholders

			Each director attended at least
8	8	4	75	percent

Board meetings	Executive Sessions, which followed the Board meetings	occasions where the Board took action by unanimous written consent	of the total Board meetings and committee meetings on which the director served that were held while the director was a member
Our Board met eight times, held independent director executive sessions following all eight meetings and took action by written consent on four occasions during 2025. Each director attended at least 75% of the total meetings of the Board and committees on which the director served that were held while the director was a member.
Discussions between the Board and management on strategic direction, new business opportunities and the scope and mix of the Company’s products were held at each quarterly Board meeting. In addition to formal meetings, members of our Board informally interact with senior management on a periodic basis and participate in director education sessions.
Our Corporate Governance Policies state that directors are expected to attend the annual meetings of shareholders. In 2025, eleven of our twelve directors who were on the Board at the time attended our annual meeting of shareholders.
Independent Director Meetings
Our Corporate Governance Policies provide that our Lead Director will preside over non-employee director sessions. Mr. Ashe presided over independent director sessions following all Board meetings during 2025. The Board’s standing committees also have a practice of holding executive sessions after their quarterly meetings. Our Corporate Governance Policies further provide that if any non-employee directors are not independent, then the independent directors will meet at least once a year in an independent director session and the Lead Director will preside over each such independent director session. During 2025, all non-employee directors were independent.
Director Education and Orientation Program
Directors are encouraged and provided with opportunities to attend educational sessions on subjects that can assist them in performing their duties. Pursuant to the Director Education Policy, the Company will reimburse directors for reasonable costs incurred from attending these sessions. Directors also participate in an annual review of leading corporate governance practices by corporate governance experts, briefing sessions on topics that present special risks and opportunities and regular updates on accounting topics.
The Company is also part of a peer-engaged program designed to enhance director performance, and we leverage virtual platforms to provide deep-dive sessions on certain aspects of MSCI’s business outside of quarterly meetings including on emerging and strategically important topics. In 2025, we conducted board education sessions to strengthen the Board’s expertise on cybersecurity, strategy process and client coverage. Education topics are identified based on the evolving needs of the business and the Board’s oversight responsibilities.
All new directors participate in a director orientation program that includes briefings by senior management representing the product lines and key functional areas on topics that include the Company’s strategic plans, capital structure, product overviews, historical financial performance and key policies and practices, including compliance and trading policies. We leverage MSCI’s hybrid work environment to hold orientation sessions virtually to provide for participation by senior management around the world. In addition, new directors are encouraged to attend all committee meetings during their first year on the Board.

2026 PROXY STATEMENT	39

Corporate Governance
Board Evaluations
The Board conducts a rigorous annual evaluation to support its effectiveness. Directors assess areas such as Board culture, leadership, committee performance, skills and continuing education, either through a self-assessment or by engaging an independent third party. The feedback, along with insights from one-on-one meetings with the Lead Director, is discussed during executive sessions, with follow-up actions taken as needed.

1 Initiation of Process
Members of the Governance Committee provide thoughts on the factors to be used in evaluating the Board, its committees and individual directors. The Governance Committee also oversees and approves the process and guidelines for the annual evaluation of the performance and effectiveness of the Lead Director.

2 Evaluation
Each director completes an anonymous self-assessment questionnaire covering a range of topics, including Board structure, Board culture, composition, refreshment priorities, oversight of risk and the roles of the Board and its committees. On an annual basis, the Lead Director also conducts individual director evaluations through interviews with each director.

3 Discussion
The Corporate Secretary compiles the quantitative and qualitative data from this evaluation and consults with the Lead Director and the Chair of the Governance Committee on the results. The Lead Director and Chair of the Governance Committee review the results with the full Board in executive session.

4 Follow-up	The Lead Director and Chair of the Governance Committee facilitate discussions during Governance Committee meetings on Board feedback and potential enhancements to governance practices.

5 Recent Enhancements
Strategic Goals:
•Board and committee agendas increasingly focus on strategic and forward-looking topics
•Increasing use of scorecards to measure progress against strategic objectives
Cybersecurity and Business Resiliency:
•Emphasis on cyber preparedness, operational resiliency and crisis management capabilities
Director Education:
•Virtual deep-dive sessions outside of quarterly meetings

Board Refreshment:
•Commitment to refreshment to ensure proper mix of skill sets for the Board and directors to align with strategic priorities
Succession Planning:
•Increased focus on succession and progression planning for senior management
•Progression candidates invited to speak at Board and Committee meetings for additional exposure
•Succession and progression planning at levels beyond the Management Committee

The Board may periodically engage a third party to provide an external perspective as part of its evaluation process. In 2024, the Board retained a third-party firm to review its practices and effectiveness. The firm conducted interviews with the full Board and collected feedback from select members of senior management, gathering insights on areas such as skills, governance, culture and effectiveness. The feedback was discussed by the Board during executive sessions, and recommendations were identified to enhance the Board’s practices.

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Corporate Governance
Shareholder Engagement
We believe that engaging with our shareholders, prospective shareholders and sell-side analysts is the best way to address the issues that matter most to them. Dialogue with these constituencies helps us understand their perspectives on the Company, and helps us identify issues that might affect our long-term strategy, corporate governance and compensation practices. We offer several opportunities to provide feedback to our Board and senior management, including from time to time inviting certain shareholders to address the Board to present their views on the Company.
Our Investor Relations team leads year-round outreach efforts with our investors and the investment community. During these engagements, we typically discuss topics such as market trends affecting our industry, the competitive environment, our go-to-market strategy, our financial performance and our overall outlook.
2025 Shareholder Engagement

Held over 270 meetings with our shareholders, prospective shareholders and sell-side analysts	Engaged with shareholders representing approximately 42% of our shares outstanding across all meetings throughout the year	Engaged with shareholders representing approximately 27% of our shares outstanding during Corporate Responsibility off-season engagement
In 2025, we held over 270 meetings with our shareholders, prospective shareholders and analysts, during which we met with shareholders representing approximately 42% of our shares outstanding to gain valuable insights on the issues that matter most to our shareholders, with participation at certain meetings by our CEO, Former President and COO, CFO, Head of Investor Relations, Chief Responsibility Officer, Head of Compensation and Benefits and other members of senior management and the Board. In 2025, our team also attended 30 investor conferences, non-deal roadshows and analyst-sponsored events to discuss topics including long-term growth opportunities, financial performance, capital allocation, corporate responsibility and our technology and data initiatives and opportunities, including generative AI.
Annual Corporate Responsibility Roadshow
We engage with shareholders before, during and after the proxy season, including by hosting an annual off-season Corporate Responsibility Roadshow each fall, to review and receive feedback on our governance practices, sustainability considerations, workforce and talent strategies, and the design of our executive compensation program. The feedback we receive from these discussions is carefully considered by the Board and relevant Board committees.
Our engagement team, which included members of our Corporate Responsibility, Legal, Investor Relations and Executive Compensation teams, met with shareholders representing approximately 27.1% of our outstanding shares in 2025. Our Lead Director and the chairs of the Compensation and Governance Committees participated in the 2025 Corporate Responsibility Roadshow as well, with a director present at each meeting with shareholders.
Outreach for Corporate Responsibility Roadshow

We contacted
50.6%
of our
outstanding
shares.
We met with
holders representing
27.1% of our
outstanding shares
with Board members
present at all
meetings

2026 PROXY STATEMENT	41

Corporate Governance
Key Corporate Responsibility Topics Discussed in 2025

Leadership and Succession Planning •Senior Talent Succession Planning •Talent Development •Senior Leadership Transitions	Executive Compensation •Long-Term Incentive Plan •2025 CEO Special Incentive Award •Pay-for-Performance Alignment	Corporate Governance •Board Composition and Refreshment •Risk Management and Oversight •Director Skills and Expertise	Business Strategy •Sustainability and Climate Strategy •AI Strategy and Risk Management •Market Trends and Competitive Positioning
Investors provided valuable comments and perspectives during our Corporate Responsibility Roadshow. Key themes raised by shareholders included succession planning and leadership transitions, executive compensation design, including the rationale and structure of the 2025 CEO special incentive award, AI strategy and governance, Board composition and independence, and sustainability and climate strategy. Shareholders were generally supportive of the Company’s direction on compensation and governance, and sought continued clarity on leadership succession planning and the alignment of compensation decisions with long-term value creation. We gained constructive feedback during these meetings, which was shared with our Board and management to drive continuing improvement.
Please see page 68 of this Proxy Statement for additional information on our engagement efforts specific to compensation matters.

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Corporate Governance
Oversight by Our Board
Risk Oversight Responsibilities and Processes
Our Board is responsible for, and committed to, the oversight of MSCI’s long-term strategic plan and significant enterprise-wide risks. In carrying out this responsibility, the Board’s role in risk oversight is consistent with the Company’s leadership structure, with management having day-to-day responsibility for identifying, evaluating and managing the Company’s risk exposure and the Board having the ultimate responsibility for overseeing risk management governance, with a focus on the Company’s most significant risks.
The risks include those monitored at a Board or committee level pursuant to committee charters, as well as other risks identified as part of management’s enterprise risk management (“ERM”) program. These risks do not represent a complete list of all risks that are considered and addressed from time to time by the Board, its committees or MSCI management. For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.
Enterprise Risk Management Program

ERM Program	ERM Process

•Evaluates risk in numerous areas within MSCI, including technology (such as AI); cybersecurity, privacy and data protection; clients; people, including talent management; financial resilience; legal, regulatory and compliance; and corporate responsibility, including environmental-related risks
•Informed by our management-level Enterprise Risk Oversight Committee (“EROC”), chaired by our CFO
•Provides the flexibility to make changes and to identify new risks on an on-going basis, and senior leaders engage with the CFO and Enterprise Risk Management Officer to escalate risks as appropriate

•A quarterly and ongoing process designed to identify, assess and manage MSCI’s risk exposures over the short-, intermediate and long-term, including by consideration of a variety of factors as part of a single risk-assessment framework that considers:
•velocity, or potential speed of onset, of a risk,
•impact of a risk, and
•likelihood of a risk
•On a quarterly basis, the Audit Committee is updated on MSCI’s ERM program by our Enterprise Risk Management Officer, including an overview of risks and trends
•The Chair of the Audit Committee informs the Board of any key updates during reports to the Board

Role of the Board, Committees and Management
In order to maintain effective Board oversight, the Board delegates to its committees certain elements of its oversight function, as described below. The Board then receives regular updates from its committees on numerous risk areas, including compensation practices, talent, governance, corporate responsibility, strategy, as well as other significant enterprise-wide risks, such as cybersecurity and technology risks, including those related to AI. Senior management regularly interact with, and report to, the Board and its committees on risk matters.

2026 PROXY STATEMENT	43

Corporate Governance

Board of Directors

The full Board reviews the risks associated with MSCI’s strategic plan and discusses the appropriate levels of risk in light of MSCI’s business objectives. This review is done through an annual strategy review process and from time-to-time throughout the year as part of the Board’s ongoing review of corporate strategy.
On an ongoing basis, the Board receives quarterly written reports on enterprise-level risks and receives regular reports from each of its committees on their areas of risk oversight.

Committees

Committees are responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. In connection with its oversight responsibilities, each Committee meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, MSCI’s CFO, Chief Human Resources Officer, General Counsel and Head of Corporate Affairs, Corporate Secretary, Head of Compliance, Head of Government and Regulatory Affairs, Chief Technology Officer, Chief Information Security Officer, Chief Responsibility Officer, Global Controller, Head of Tax, Head of Internal Audit and Enterprise Risk Management Officer.

Compensation Committee
•Oversees risks associated with MSCI’s compensation practices (including reviewing whether any risks arising from MSCI’s compensation practices are reasonably likely to have a material adverse effect on MSCI) in consultation with external compensation consultant
•Oversees risks associated with MSCI’s workforce and talent strategies

Governance Committee
•Oversees risks related to our overall corporate governance (including the effectiveness, structure and succession of the Board), related person transactions and political activities practices and disclosure
•Monitors evolving risks related to corporate responsibility strategy
•Receives annual reports on our Compliance program, risks and priorities
•Receives annual updates on governance trends and benchmarking of peers and best practices
•Oversees the Company’s public policy strategy

Strategy Committee
•Oversees risks related to certain financial matters, including capital allocation, financial planning, credit and liquidity and related policies
•Monitors and provides guidance on strategic objectives, including on mergers, partnerships and acquisition opportunities, execution and integration

Audit Committee
•Oversees MSCI’s ERM activities, including receiving quarterly reports from the Enterprise Risk Management Officer
•Oversees MSCI’s accounting and financial reporting processes and the integrity of MSCI’s financial statements and internal controls, including receiving quarterly reports from MSCI’s independent auditor
•Oversees MSCI’s legal and regulatory risks and issues, including regular reports from the General Counsel and Head of Corporate Affairs
•Oversees MSCI’s technology and cybersecurity risks, with quarterly reports from the Chief Information Security Officer, informed by discussions with, and assessments from, external information security advisors
•Oversees MSCI’s internal audit function, with quarterly reports from the Head of Internal Audit
•Receives regular reports from MSCI’s Disclosure Committee, which meets at least quarterly to review the adequacy of the Company’s disclosure controls and procedures
•Oversees whistleblower reporting procedures for handling complaints and anonymous submissions related to accounting, internal controls or auditing matters

44

Corporate Governance

Management

Our management team has day-to-day responsibility for identifying, assessing and managing risks and opportunities. In this role, management interacts with outside advisors, including external information security advisors, compensation consultants, legal counsel, financial advisors and others. The Company’s EROC oversees the Company’s key risk management activities to ensure that the Company is identifying, evaluating and managing risks that may have an impact on our ability to achieve our operational and strategic objectives. Risk areas of significant management-level focus and reporting to the Board include:

Business Resiliency
Develop and execute strategies and processes to assess the severity, probability and scale of business interruption events and support business continuity plans, with regular reporting to the Audit Committee

Legal and Regulatory
Oversee risk associated with legal and regulatory matters, including policy developments that may impact the Company’s business, with regular reporting to the Audit Committee and the Governance Committee
Compliance Oversee ethical and other risks associated with the Company’s compliance programs, with reporting by our Head of Compliance to our Governance Committee on an annual basis

Cybersecurity
Assess and mitigate risks posed by cybersecurity incidents and cyber-attacks impacting data and information systems, including risks related to AI and emerging technologies, with regular reporting by our Chief Information Security Officer (“CISO”) to the Audit Committee

Disclosure Committee
Assess risks related to the Company’s disclosure controls and procedures for public reporting, with regular reporting by the General Counsel and Global Controller to the Audit Committee

Internal Audit
Provide independent assurance and closely coordinate with the Enterprise Risk Management Officer to ensure annual audit plan is informed by key risks, with regular reporting to the Audit Committee by the Head of Internal Audit, including in dedicated executive sessions

2026 PROXY STATEMENT	45

Corporate Governance
Cybersecurity and Information Security Awareness
Our Board recognizes that the security of our technology is integral to our products, business processes and infrastructure. We have an enterprise-wide information security program designed to secure our technology assets, and we have implemented several measures to identify, assess and manage related risks. Our CISO manages this program in collaboration with our business and corporate teams. Our cybersecurity policies, standards and procedures align with industry standards, including the U.S. National Institute of Standards and Technology (“NIST”) cybersecurity framework and International Organization for Standardization (“ISO”) information security standards. The MSCI Information Security Management System has also achieved ISO/IEC 27001:2022 certification.
Our management-level Information and Technology Risk Oversight Committee (“ITROC”), which is led by our CISO, and includes senior management leaders, provides oversight of key cybersecurity and technology risks, including those related to AI. Our IT risk program also includes an incident response plan that provides for how we detect, respond to and recover from cybersecurity incidents. The plan includes processes designed to triage, assess severity, investigate and remediate any incident, comply with potentially applicable legal obligations and mitigate damage to our brand and reputation.
Quarterly, our CISO updates the Audit Committee on the Company’s IT security program, including an overview of any significant incidents, risks and trends, results from any third-party assessments, risk-mitigation activities, our incident response plan, and cybersecurity threat developments. This quarterly update is also made available to the full Board, and the Chair of the Audit Committee informs the Board of any key updates during quarterly reports to the Board. The Board periodically conducts education sessions on cybersecurity trends and risks. Additional information regarding our IT risk management is detailed in our 2025 Annual Report on Form 10-K.
Artificial Intelligence (AI) Awareness
MSCI incorporates AI technologies, including generative AI, into its products and operations to drive product innovation, enhance client outcomes and enhance productivity. Given the strategic importance and evolving risk profile of AI, the Board maintains oversight of both the opportunities and risks associated with MSCI’s AI activities.
The Board oversees AI-related risks and opportunities as part of its broader oversight of business strategy and enterprise risk management. The full Board regularly receives briefings from management on the impact of AI on the Company’s business, products and competitive environment and engages with management on the Company’s AI strategy, including product development and investment priorities. The Audit Committee has responsibility for oversight of technology and cybersecurity risks, including risks and opportunities related to AI. Management supports the Board and its committees through MSCI’s enterprise risk management program, including regular reporting and escalation processes, and provides updates regarding the Company’s AI governance framework and significant AI initiatives. Several members of the Board bring relevant experience in technology, data and AI-related fields, as reflected in the Board’s skills matrix on page 19 of this Proxy Statement.
Our management-level AI governance review process is overseen by a cross-functional team that evaluates AI use cases across the organization and reports to senior management. The process is designed to identify and mitigate risks to the Company and our clients, including business, legal, compliance and IT risks, while supporting efficiency and alignment with the Company’s strategy. The framework incorporates privacy, data security, potential bias, regulatory requirements and intellectual property considerations.
Our internal acceptable use policy establishes guidelines for the use of systems and related technology, including requirements regarding approved AI tools, restrictions on the use of public AI tools and governance review of specified AI use cases.
Privacy Awareness
Integrated with our IT security program and our enterprise risk program is our global privacy program. Our privacy program is led by our Chief Privacy Officer and the members of the MSCI Privacy Office, which reports to our CISO, and has been developed based on industry standards, including the NIST Privacy Framework. Our Privacy Steering Committee meets on a quarterly basis to review key risks and trends, progress on key initiatives, focus topics and regulatory developments. We also regularly undertake privacy and data protection training and testing of our employees. Our CISO’s quarterly updates to the Audit Committee include any notable updates relating to our privacy program.

46

Corporate Governance
Corporate Responsibility
As a leading provider of sustainability and climate solutions, we also aim to demonstrate strong corporate responsibility practices and policies that are meaningful to our various stakeholders, and that we believe build long-term shareholder value.
Our approach to corporate responsibility is reflected in three strategic pillars:
Our Approach to Corporate Responsibility

Leadership and Governance
Implement policies and practices that reflect MSCI’s commitment to ethical leadership, strong governance and values, and a culture of transparency, accountability and integrity, enabling high performance, responsible and sustainable innovation, and business growth.

Strategy and Execution
Implement responsible business practices essential for building long term stakeholder value, supported by high quality and decision-useful sustainability reporting. We leverage MSCI’s sustainability and climate expertise to inform decision-making, strengthen our business resilience and enhance our policies and disclosures.

Stewardship
Implement sustainability practices within our operations and value chain to build resilience and protect value now and in the future. This includes managing our carbon emissions, climate and nature risks and opportunities, prioritizing talent development and employee wellbeing and cultivating an inclusive and engaged workforce.

2025 Corporate Responsibility Highlights
•Achieved a CDP Climate ‘A’ rating and published our 7th annual CDP report, demonstrating continued leadership in climate transparency and disclosure
•As an inaugural Taskforce on Nature-related Financial Disclosures (TNFD) early adopter, conducted a LEAP assessment to map nature-related risks, dependencies and impacts across our global offices
•Advanced efforts to reduce emissions, including strategic engagement with third-party suppliers
•Applied an internal Carbon Price on business travel, using funds raised to purchase carbon and renewable energy credits to support transition risk management and long-term resilience
•Demonstrated robust corporate responsibility governance through dedicated oversight bodies, including our Corporate Responsibility Advisory Council, Corporate Responsibility Committee and Corporate Responsibility Disclosure Committee

Additional information on our corporate responsibility efforts, including our published sustainability reports and carbon-emissions reporting, can be found on our Corporate Responsibility website (https://www.msci.com/who-we-are/corporate-responsibility).
Corporate Responsibility Governance
MSCI incorporates corporate responsibility into its strategy, reflecting our belief that sustainable practices are essential to long-term growth. The Governance Committee oversees MSCI’s corporate responsibility strategy and activities and receives regular updates from management on key initiatives and developments.
MSCI’s corporate responsibility program is overseen by a dedicated governance structure. Our Corporate Responsibility Committee includes representatives from key functions across MSCI and reviews corporate responsibility activities, key reports and industry trends. The Corporate Responsibility Advisory Council consists of senior executives who lead functions that underpin our corporate responsibility strategy and provides input on significant policies, actions and disclosures to ensure alignment with MSCI’s mission and long-term strategy.

2026 PROXY STATEMENT	47

Corporate Governance
Risk Oversight of Corporate Responsibility
MSCI’s EROC is also integrated into our corporate responsibility governance. The EROC oversees MSCI’s risk-management activities to ensure we have an effective process designed to identify, evaluate and manage risks that may adversely impact MSCI’s ability to achieve its operational and strategic objectives. Environmental risks, including climate-related and nature-related risks, are integrated into MSCI’s ERM reporting. The Audit Committee receives a quarterly update from the Enterprise Risk Management Officer on the work of the EROC.
The Board’s Oversight of Corporate Responsibility

Board of Directors

Governance Committee	Compensation Committee	Audit Committee	Strategy Committee

•Chief Responsibility Officer provides quarterly updates on corporate responsibility strategy, key initiatives and developments
•Corporate Secretary oversees annual review of charters and Board policies
•Head of Compliance provides annual update
•General Counsel oversees annual review of governance trends
•Governance Committee oversees shareholder engagement on corporate responsibility, including participation by independent Board members in annual engagement
•Head of Corporate Affairs provides updates on public policy matters that may affect MSCI’s business or reputation

•Chief Human Resources Officer and Head of Executive Talent report on senior leader succession and progression planning
•Chief Responsibility Officer provides updates on employee engagement and culture
•Head of Compensation and Benefits incorporates the Compensation Committee’s recommendations into executive compensation program
•Compensation consultant advises on risks of compensation policies and program designs, and peer and best practices

•CFO and Global Controller report on quarterly earnings, including review process and key issues
•Independent auditor oversees integrity in financial reporting
•Head of Internal Audit reports to Audit Committee and provides quarterly updates on relevant audit activities, findings and assurance
•Enterprise Risk Management Officer and CISO provide quarterly updates
•General Counsel provides quarterly updates on legal and regulatory risks and issues
•Global Controller provides quarterly updates on Disclosure Committee
•Ensures that relevant opportunities and considerations are integrated into our business strategy •Advises on key partnership and acquisition opportunities that support strategic priorities

48

Corporate Governance
Workforce and Talent Management
MSCI is committed to creating a performance culture and meritocracy with a high degree of employee engagement. Our talent and leadership development programs are designed to identify and develop the people and skills necessary to deliver on MSCI’s strategy. In 2025, the Company undertook organizational enhancements to improve management spans, reporting layers and accountability across the organization. The Compensation Committee has oversight over talent management matters, including efforts relating to succession planning, career progression, retention strategies, learning and leadership development. In addition, the Compensation Committee oversees efforts relating to our corporate culture, such as our employee engagement and inclusion strategies, and management reports regularly to the Compensation Committee on such matters. We also regularly engage with our shareholders on our human capital management strategies.
Workforce and Talent Priorities

Learning and Development
We offer a variety of learning and development opportunities to help employees grow their skills, receive feedback and coaching, deliver on their goals, and plan their careers. In 2025, participants in our Learning@MSCI platform spent an average of approximately nine hours each on MSCI-provided classroom and self-paced learning.

Employee Wellbeing
We are committed to providing a safe workplace, and the well-being of our employees is one of our highest priorities. We have relevant health and safety policies and procedures and are committed to complying with all applicable laws and regulations relating to workplace safety.

Inclusion
Fostering inclusivity is a core value of MSCI. We strive to empower our people to maximize their potential in an inclusive environment. Our performance culture and meritocracy are supported by the belief that all of our people will perform their best when they feel included and valued.

Community
We support community involvement through global and local initiatives. We empower teams at all our office locations to identify and support organizations that have positively impacted their communities.

2025 Notable Developments
•As part of the Company’s AI-first approach, introduced an AI Upskilling Framework to provide targeted learning opportunities ranging from foundational skills to technical specialization; participants actively engaged with AI-focused courses through our digital learning platform
•Strengthened internal mobility and talent development programs, prioritizing upskilling and employee development to align with business goals and support growth
•Enhanced employee listening strategy through focus groups, functional deep-dives and regional initiatives to improve collaboration, development and overall employee engagement

Management Succession Planning
The Compensation Committee oversees talent management matters, including efforts relating to succession/progression planning, career progression and retention strategies, and learning and leadership development. Our CEO meets with our functions to review talent plans with an aim to identify top talent who have the most potential to progress to senior roles at MSCI. The Board views management succession planning as a critical element of its oversight responsibilities and a key driver of long-term value creation.

2026 PROXY STATEMENT	49

Corporate Governance
To align the management succession and progression process with MSCI’s strategic objectives, the Compensation Committee consults with the CEO to periodically review the Company’s succession plans, including for the CEO and other executives. This process covers selection, succession in the event of incapacity, retirement or removal of an executive, and evaluations of, and development plans for, potential successors to each of the executives. In addition to the Company’s long-term succession plans, the Compensation Committee maintains and reviews an emergency contingency succession plan designed to ensure business and operational continuity in the event the CEO is unexpectedly unable to serve. The contingency plan identifies internal candidates who could assume critical leadership responsibilities on an interim basis.
The Company’s Management Committee, consisting of the Company’s senior-most leaders, engages in discussions focused on succession and progression plans with an emphasis on growth opportunities for potential future senior leaders. High-potential leaders are identified for additional responsibilities to challenge them and develop additional skills. These individuals are often positioned to interact more frequently with the Board, through Board and Committee presentations and discussions, as well as informal events and interactions, throughout the year.
The Board and its committees engage in succession-related activities on a recurring basis throughout the year, including:
Developing Our Next Generation of Leaders

Ongoing Exposure and Review	Formal Succession and Progression Planning

High-potential leaders are given exposure to our directors through formal presentations at Board or committee meetings, informal virtual education sessions, one-on-one meetings with individual directors and participation in other Board activities. The Board also holds ongoing reviews of our leadership bench.
The Compensation Committee holds an annual formal succession and progression planning session led by our CEO, Chief Human Resources Officer and Head of Executive Talent, which all directors are invited to attend. This session includes identifying potential successors, and reviewing succession and progression plans and opportunities to hire from the market, for all senior management positions. This session also may include participation by external talent consultants we have engaged to assist in identifying and evaluating candidates and to ensure that we are considering a large pool of candidates from a wide variety of backgrounds and experiences.
The Compensation Committee reviews succession and contingency planning for our CEO and members of our Management Committee.

Recent Leadership Appointments
The effectiveness of MSCI’s succession and development process is demonstrated by the Company’s ability to draw on its deep leadership bench to execute orderly transitions and drive continued growth. Over the last year, the Company made the following senior appointments from its succession and progression pools:
•In November 2025, the Company announced that C.D. Baer Pettit, President, Chief Operating Officer and member of the Board of Directors, would retire in early 2026 after more than 25 years in senior leadership roles at MSCI. Mr. Pettit’s retirement reflects an orderly transition enabled by the Board’s ongoing succession planning process.
•In connection with Mr. Pettit’s departure, the Company announced additional senior leadership changes:

50

Corporate Governance
•Alvise Munari, Chief Product Officer, was appointed Head of Client Segments, driving expansion of the Company’s products for new use cases and clients. Mr. Munari has been with the Company for 10 years and previously served as Chief Client Officer.
•Jorge Mina, Head of Analytics, was appointed Chief Operating Officer, leading the Company’s integrated operations across all products and functional areas. Mr. Mina has been with the firm for over 25 years and has a deep understanding of MSCI’s operations, business processes and technology stack. He also chairs MSCIʼs AI Transformation Center of Excellence, which is intended to help MSCI scale AI across the Company.
Compensation, Talent and Culture Governance
The Compensation Committee operates under a written charter adopted by the Board and is responsible for reviewing and approving annually all compensation awarded to the Company’s Executives, including the CEO and our other NEOs. The Compensation Committee also regularly engages with our CEO, Chief Human Resources Officer, Head of Executive Talent, Chief Responsibility Officer and other members of senior leadership on a broad range of workforce and talent management topics. The Board regularly receives reports from the Compensation Committee on workforce and talent management topics throughout the year. The Compensation Committee annually reviews the Company’s talent management strategies and programs with respect to senior levels in the organization and key performance metrics, and periodically reviews open senior management roles, future talent needs, the Company’s corporate culture and learning and development programs, as well as the results of the Company’s employee engagement survey. See page 36 of this Proxy Statement for additional information on the Compensation Committee’s responsibilities.
The principal compensation plans and arrangements applicable to our NEOs are described in the “Compensation Matters” section of this Proxy Statement and the executive compensation tables included therein. The Compensation Committee may delegate the administration of these plans and arrangements, as appropriate, including to one or more officers of the Company, subcommittees or to the Chair of the Compensation Committee, in each case, when it deems doing so to be appropriate, in the best interests of the Company and consistent with applicable law and NYSE requirements.
The Compensation Committee has the authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or other executive officer compensation. As further described in the “Compensation Discussion and Analysis” section included herein, during 2025, the Compensation Committee continued to retain Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its own independent compensation consultant to review CEO and other executive officer compensation. All of the services provided by Semler Brossy to the Compensation Committee during 2025 were to provide advice or recommendations on the amount or form of executive officer and director compensation, and Semler Brossy did not provide any additional services to the Company during 2025. The Compensation Committee has considered, among other things, the factors delineated in Rule 10C-1 under the Exchange Act (“Rule 10C-1”), including the NYSE listing rules implementing Rule 10C-1 and Semler Brossy’s conflict of interest policies, and determined that the engagement of Semler Brossy does not raise any conflict of interest or other factors that compromise the independence of its relationship with the Compensation Committee. The Compensation Committee annually considers the performance and independence of Semler Brossy. In developing its views on compensation matters and determining the compensation awarded to our CEO and other executive officers, the human resources department provides data and analyses to aid the Compensation Committee in its decisions. The CEO makes recommendations on compensation for executive officers other than himself, and the Compensation Committee takes these recommendations into account in reaching its compensation decisions. The CEO is not present during discussions or decisions regarding the CEO’s compensation. From time to time, the Compensation Committee may obtain input from external legal counsel, including Davis Polk & Wardwell LLP (“Davis Polk”), on compensation award documentation and other compensation-related practices, which in 2025 was communicated to the Compensation Committee via management, the legal department or the human resources department. In light of this relationship, the Compensation Committee has considered, among other things, the factors delineated in Rule 10C-1, including the NYSE listing rules implementing Rule 10C-1 and Davis Polk’s Principles and Guidelines for Advice to Compensation Committees.

2026 PROXY STATEMENT	51

Director Compensation and
Stock Ownership Guidelines
Director Compensation
Director Compensation Best Practices

Robust Director Stock Ownership Guidelines
In January 2026, the Compensation Committee amended the stock ownership guidelines for non-employee directors so that each non-employee director is required to own a target number of shares of stock of the Company having an aggregate value equal to seven times the Company’s annual cash retainer for non-employee directors for service on the Board.

Anti-Hedging and Anti-Pledging Policy
We prohibit all directors and employees, including all NEOs, from hedging or pledging the Company’s common stock or engaging in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures and trading on a short-term basis in the Company’s common stock.

Emphasis on Equity Compensation	The most significant portion of non-employee director compensation is the annual RSU equity award for service on the Board.

Shareholder Approved Limit on Annual Director Compensation	At our 2025 annual meeting of shareholders, our shareholders approved an annual limit on the total annual compensation (cash and equity awards) that our non-employee directors may receive for service on the Board of $1,000,000 in the aggregate per director. This cap cannot be increased without the approval of our shareholders.

Director Compensation Program
The Compensation Committee reviews non-employee director compensation every two years and recommends changes, when appropriate, to the Board. This review includes consideration of MSCI’s non-employee director stock ownership guidelines. The Compensation Committee is aided in its review by its external independent compensation consultant, Semler Brossy. The Compensation Committee takes into account peer benchmarking and broader general industry practices to establish non-employee director compensation.
Director Fees

Committee Membership Fees
*     Based on the closing share price of MSCI common stock as reported by the NYSE on the trading day prior to grant.

52

Director Compensation and Stock Ownership Guidelines

Following a review of peer company and market practice, the Compensation Committee approved certain adjustments to our director compensation program for 2026. Effective May 1, 2026, the grant date values of the annual RSU equity awards for each non-employee director will increase by $20,000 to $230,000 and for the Lead Director will increase by $30,000 to $290,000. In addition, the cash retainer for serving as chair of the Audit Committee will increase by $10,000 to $40,000, the cash retainer for serving as chair of our other committees will increase by $5,000 to $30,000 and the cash retainer for serving on each of our committees will increase by $5,000 to $15,000.

Directors may elect under the terms of the MSCI Inc. 2025 Omnibus Incentive Plan (the “2025 Omnibus Plan”) to receive their cash retainer in the form of shares of our common stock. Under the 2025 Omnibus Plan, non-employee directors are subject to annual limits on their cash and equity compensation, which were approved by our shareholders at our 2025 annual meeting of shareholders, as follows: non-employee directors may not receive in any calendar year compensation, including equity awards and cash compensation, in excess of $1,000,000 in the aggregate per director. These caps cannot be increased without the approval of our shareholders.
RSUs granted to non-employee directors are granted on May 1 of each year and vest on the first anniversary of the grant date. Cash retainers and RSU awards are prorated when a director joins the Board and/or a committee at any time other than May 1. RSUs granted on or after May 1 vest on the next May 1 to occur following the grant date. For example, if a director joins the Board on February 1, 2026, his or her prorated RSUs will vest on May 1, 2026. If a director joins the Board on May 31, 2026, his or her prorated RSUs will vest on May 1, 2027.
RSUs are recognized as an expense in the Company’s financial statements for financial reporting purposes with respect to 2025 in accordance with FASB ASC Subtopic 718-10.
Holders of these RSUs are entitled to participate in dividend equivalent payments, and such payments may be settled in cash, shares of our common stock, or a combination thereof, to be decided by the Company in its sole discretion. Prior to the conversion to shares, RSU holders do not have any rights as an MSCI shareholder with respect to such RSUs, including the right to vote the underlying shares. The RSUs are generally non-transferable; however, our Board may, in its discretion, specify circumstances under which an award may become immediately transferable and non-forfeitable or under which the award will be forfeited. The RSUs vest and convert to shares immediately upon termination of service for reasons of death, disability or a change in control. If service as a director terminates for any other reason, all unvested RSUs will be cancelled and forfeited unless determined otherwise by the Board or the Compensation Committee.
Non-employee directors are reimbursed for expenses incurred in connection with attending Board meetings and educational sessions.
Director Deferral Plan
Under the MSCI Inc. Non-Employee Directors Deferral Plan (the “Deferral Plan”), our directors are permitted to defer receipt of shares of our common stock payable in lieu of cash retainers and/or upon conversion of RSUs granted to the director following the year for which an election has been submitted; provided that an election made by a director within 30 days after the director becomes eligible to receive a cash retainer or RSUs shall apply to any common stock payable in lieu of such a cash retainer and/or upon conversion of such RSUs granted to the director following the date on which the director makes the election. Receipt of shares of our common stock may be deferred until a future date specified by the director, a termination of service from the Board, or the earlier of the two. While the Deferral Plan allows for it, the Board has not yet implemented a process for the deferral of cash payments.

2026 PROXY STATEMENT	53

Director Compensation and Stock Ownership Guidelines
2025 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(3)(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert G. Ashe	109,567	259,472	3,575	372,614
Wayne Edmunds(6)	—	—	810	810
Robin Matlock	110,000	209,867	10,987	330,854
Jacques P. Perold	125,000	209,867	2,889	337,756
Sandy C. Rattray	125,000	209,867	2,889	337,756
Linda H. Riefler	125,000	209,867	13,919	348,786
Michelle Seitz	100,000	209,867	2,594	312,461
Marcus L. Smith	130,000	209,867	2,889	342,756
Rajat Taneja	99,755	209,867	9,772	319,394
Paula Volent	109,567	209,867	2,889	322,323
June Yang	100,000	209,867	2,984	312,851
(1)Pursuant to MSCI’s Third Amended and Restated Articles of Incorporation, directors hold office for a term expiring at the next annual meeting of shareholders. The Board term beginning in April 2025 and ending in April 2026 (the “2025 Board Term”) and the Board term beginning in April 2024 and ending in April 2025 do not coincide with MSCI’s calendar-year fiscal year. Amounts included in the table above represent cash earned or paid, or stock awards granted, as applicable, during the year ended December 31, 2025. Because directors are paid for service from May 1 to April 30, any prorated amounts are calculated from the applicable date to May 1 of the relevant Board term.
(2)Cash amounts in this column include the annual retainers and committee fees paid during the year ended December 31, 2025. Three of our directors elected to receive all or a portion of their annual cash retainers in stock as set forth below. The number of shares issued was determined by dividing the aggregate value of the elected portion of the cash retainer by the closing share price of MSCI common stock on the trading day prior to the grant date ($545.11 for Messrs. Ashe and Taneja and Ms. Volent) and rounding down to the next whole number. Mr. Taneja elected to defer receipt of such shares until the earlier of (i) June 1, 2025 and (ii) the 60th day after his “separation from service” as a director under the Deferral Plan. Mr. Taneja’s deferral period lapsed on June 1, 2025, and the deferred shares were delivered to him on such date.

Name	Cash	Stock
Mr. Ashe	—	$109,567.11 (201 shares)
Mr. Taneja	—	$99,755.13 (183 shares)
Ms. Volent	—	$109,567.11 (201 shares)
(3)Represents the aggregate grant date fair value of RSUs granted in 2025 in accordance with FASB ASC Subtopic 718-10. The fair value is calculated by multiplying the closing share price of MSCI common stock on the date prior to the grant date by the number of units awarded. For assumptions regarding these calculations, please see notes 1 and 11 to the consolidated financial statements included in our 2025 Annual Report on Form 10-K filed with the SEC on February 6, 2026. The values in this column may not correspond to the actual value that will be realized by the non-employee directors at the time the RSUs vest. The number of RSUs awarded is determined by dividing the aggregate value of the RSU award by the closing share price of MSCI common stock on the trading day prior to the grant date ($545.11 for Messrs. Ashe, Perold, Rattray, Taneja and Smith and Mmes. Matlock, Riefler, Seitz, Volent and Yang) and rounding down to the next whole number. For the 2025 Board term, each of Messrs. Perold, Rattray, Taneja and Smith and Mmes. Matlock, Riefler, Seitz, Volent and Yang received 385 RSUs and Mr. Ashe received 476 RSUs. These RSUs will vest on May 1, 2026. Ms. Matlock elected to defer receipt of such shares issuable upon vesting until the earlier of (i) June 1, 2033 and (ii) the 60th day after her “separation from service” as a director under the Deferral Plan. Mmes. Riefler and Yang elected to defer receipt of such shares issuable upon vesting until the 60th day after their “separation from service” as a director under the Deferral Plan. Mr. Taneja elected to defer receipt of such shares issuable upon vesting until the earlier of (i) June 1, 2025 and (ii) the 60th day after his “separation from service” as a director under the Deferral Plan. Mr. Taneja’s deferral period lapsed on June 1, 2025, and the deferred shares were delivered to him on such date.
(4)As of December 31, 2025, each of our non-employee directors had the following outstanding stock awards in the form of RSUs: Messrs. Perold, Rattray, Taneja and Smith and Mmes. Matlock, Riefler, Seitz, Volent and Yang each had 385 RSUs outstanding and Mr. Ashe had 476 RSUs outstanding.

54

Director Compensation and Stock Ownership Guidelines
(5)Cash amounts in this column include dividend equivalents paid during the year ended December 31, 2025 in connection with the Company’s payment of its quarterly cash dividend. Each of Mmes. Matlock, Riefler and Yang received shares of our common stock and a cash payment for fractional shares received as a dividend equivalent payment for RSUs and in lieu of receiving a cash dividend payment for shares, in each case subject to her deferral election. Mr. Taneja received shares of our common stock and a cash payment for fractional shares received as a dividend equivalent payment for RSUs and shares elected in lieu of annual cash retainer and in lieu of receiving a cash dividend payment for shares subject to his deferral election. The table below sets forth the amounts received by each.

Name	Shares	Cash Received for Fractional Shares
Ms. Matlock	$ 8,532.97 (15 shares)	$2,454.23
Ms. Riefler	$12,508.82 (22 shares)	$1,410.58
Mr. Taneja	$9,162.89 (16 shares)	$609.31
Ms. Yang	$ 1,697.29 (3 shares)	$1,287.11
(6)Mr. Edmunds did not stand for re-election at the 2025 annual meeting of shareholders and served on the Board through April 22, 2025, and thus did not receive compensation for the 2025 Board Term.
Non-Employee Director Stock Ownership Guidelines
Our Board believes that our directors should hold a meaningful financial stake in our Company in order to further align their interests with those of our shareholders. On January 27, 2026, the Compensation Committee amended the stock ownership guidelines for non-employee directors to adopt a value-based ownership framework that further strengthens alignment with shareholders. The amended guidelines replace the prior ownership framework that was based on owning a net number of shares resulting from the vesting of RSUs, transitioning to a market-standard dollar-value approach that provides a clear and transparent ownership target.
Under the amended guidelines for non-employee directors, commencing on January 27, 2026, each non-employee director is required, within five years of January 27, 2026 (or, if later, his or her first election or appointment to the Board) to own a target number of shares of our common stock having an aggregate value equal to seven times the Company’s annual cash retainer for non-employee directors for service on the Board. The seven-times multiple reflects the Board’s strong commitment to meaningful, long-term alignment with shareholders. “Annual cash retainer” excludes any committee chair or member fees, lead independent director fees, meeting fees or other additional cash compensation.
Shares that count towards satisfaction of the target level of stock ownership under the stock ownership guidelines for non-employee directors consist of the following:
1.Shares beneficially owned individually, either directly or indirectly (including any shares beneficially owned as a result of an election to receive a retainer (or any portion thereof) in shares);
2.Shares beneficially owned jointly with, or separately by, immediate family members residing in the same household, either directly or indirectly;
3.Shares underlying vested and unvested RSUs granted under the 2025 Omnibus Plan; and
4.Shares for which receipt has been deferred (including any shares held through the Deferral Plan or any other deferred compensation plan maintained by the Company).
As described above, under these guidelines, non-employee directors are required to hold all shares received on the vesting of annual awards until the above requirement is met and maintained. As of the date of this Proxy Statement, all of our non-employee directors are in compliance with the Company’s stock ownership guidelines.

2026 PROXY STATEMENT	55

Our Board of Directors recommends a vote FOR the approval of the compensation of MSCI’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 2 Advisory Vote to Approve Executive Compensation (Say-on-Pay) Proxies solicited by the Board will be voted FOR this approval unless otherwise instructed.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables MSCI’s shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules.
For an overview of the compensation of our NEOs and our compensation strategy, see “Compensation Matters—Compensation Discussion and Analysis—Executive Summary” below.
We are asking for shareholder approval of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which include the disclosures under “Compensation Matters—Compensation Discussion and Analysis,” the compensation tables included herein and the narrative following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
This vote is advisory and therefore not binding on MSCI, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of MSCI’s shareholders. To the extent there is any significant vote against NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. MSCI currently conducts annual advisory votes on executive compensation.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at our 2026 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 2. Abstentions and broker non-votes shall not be treated as votes cast.

56

Compensation
Matters

2026 PROXY STATEMENT	57

Compensation Matters
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (referred to as the “CD&A”) section summarizes our general philosophy with regard to the compensation of our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and our three next most highly paid executive officers for 2025 (collectively referred to as “named executive officers” or “NEOs”). The CD&A provides context for the executive compensation disclosures presented below in both tabular and narrative form. Under its charter, the Compensation Committee reviews the Company’s compensation strategy and reviews and approves executive officer compensation as well as the Company’s compensation and benefits program generally. The Compensation Committee approved the compensation structure and amounts for each of our NEOs for 2025, which were materially consistent with those approved in 2024 and which were designed to further the Company’s strategic objectives.
Our Named Executive Officers for 2025 are:

Henry A. Fernandez Chairman, Chief Executive Officer and President	Andrew C. Wiechmann Chief Financial Officer	C.D. Baer Pettit Former President and Chief Operating Officer(1)	Alvise J. Munari Chief Product Officer and Head of Client Segments	Scott A. Crum Chief Human Resources Officer

(1)Mr. Pettit ceased serving in his position as Chief Operating Officer effective November 12, 2025 and continued to serve in his role as President until March 1, 2026. The Board appointed Mr. Fernandez to assume the role of the Company’s President, effective March 1, 2026.
Highlights
Executive Summary
Our executive compensation program is designed to link pay to performance, encourage prudent decision-making and risk management, and create a balanced focus on short-term and long-term performance that supports sustained, long-term shareholder value creation. In the dynamic and competitive environment in which we operate, it is imperative that we maintain a responsible executive compensation program that encourages and rewards our leaders for achieving short-term and long-term results.

58

Compensation Matters
The following table sets forth the key components of our target-based compensation program in effect in 2025.

Executive Compensation Program

Elements

Fixed Component	Variable Components

Base Salary	Annual Incentive Plan	Long-Term Incentive Program

Philosophy
Each of the three components has a different purpose. The sum of the base salary, target annual cash incentive and target equity incentive creates a target total compensation. Actual cash incentive and equity incentive payouts are dependent upon the achievement of the relevant AIP and LTIP goals tied directly to the performance of the Company and its share price, the product/functional unit and the individual.

We believe that this target-based incentive structure fosters a culture of high performance and accountability and promotes shareholder interests by closely aligning executive compensation with objectively measured Company performance and strategic goal attainment as further described below. The following table sets forth the key components of our executive compensation program in effect in 2025.
Performance-Based Compensation

Short-Term Annual Incentive Plan Cash Bonus		Long-Term Equity Incentive Awards

80% Financial Performance	20%
•Performance Stock Units (earned based on absolute TSR CAGR over a 3-year performance period) with a 1-year post-vesting mandatory holding period
•Performance Stock Options (earned based on cumulative revenue and cumulative adjusted EPS over a 3-year performance period)
•Restricted Stock Units (3-year cliff-vest)
Further aligns NEOs’ interests with stakeholders’ interests by:
•Linking a substantial portion of long-term compensation to the achievement of operational results (revenue and adjusted EPS) and shareholder value creation (TSR)
•Promoting an “owner-operator” mindset among senior leaders with rigorous share ownership guidelines and additional share retention requirements

	Key Performance Indicators

Aligns NEOs’ interests with stakeholders’ interests by:
•Rewarding performance for achievement of strategic goals, which are designed to position the Company competitively
•Promoting strong financial results and shareholder value
•Incentivizing a corporate culture that promotes leadership effectiveness, talent management, employee engagement and supporting Company growth

2026 PROXY STATEMENT	59

Compensation Matters
2025 Business Highlights
Strong Financial Performance
In 2025, we delivered strong results, underscoring the strength of our execution and the impact of our long-term investments. Our unwavering client focus has reinforced our position as a trusted partner to the investment community, and our employees’ exceptional performance has been instrumental in achieving these outcomes.

Operating Revenues

Diluted EPS / Adjusted EPS(1) (Unaudited)

●	Diluted EPS	●	Adjusted EPS

Recurring Net New Sales(2) (Unaudited) (in millions)

Non-Recurring Sales(2) (Unaudited) (in millions)

(1)“Adjusted EPS” is a non-GAAP financial measure and “Diluted EPS” is the corresponding GAAP measure. See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.
(2)Recurring Net New Sales and Non-Recurring Sales are key operating metrics and are important because any increase or decrease in each ultimately impacts our future operating revenues over time. Recurring Net New Sales represent new recurring subscription sales minus the impact of subscription cancellations, capturing the net impact to Run Rate (as defined elsewhere herein) for the period. Non-recurring sales represent the aggregate value of client agreements entered into during the period that generate non-recurring fees and are not included in Run Rate, even if such agreements span multiple periods or years. See page 124 of this Proxy Statement for additional information on Run Rate.
For additional information about key strategic developments and milestones for our NEOs during 2025, please see the details under “Individual Goals Component” on page 75 of this Proxy Statement.

60

Compensation Matters
Key 2025 Compensation Decisions
The Compensation Committee, with advice from its independent compensation consultant Semler Brossy, reviewed and approved the Company’s executive compensation program for 2025. In reaching its determinations, the Compensation Committee considered the Company’s strategic objectives and performance, shareholder feedback, peer practice, and relevant legal and regulatory developments.
2025 Annual Incentive Plan - Metric Weightings and KPI Refinement
For 2025, the Compensation Committee refined the AIP for Managing Directors, including the NEOs, with the purpose of strengthening accountability, further aligning incentives with MSCI’s long-term business objectives and ensuring a more structured, measurable approach to individual goal assessment. Under the revised structure for 2025, achievement of financial criteria accounted for 80% of the target annual cash bonus, up from 70%, while the individual performance component accounted for the remaining 20%, down from 30% (which had been split between individual KPIs (20%) and sustainability goals (10%)). The Compensation Committee also refocused the individual performance component on culture and leadership effectiveness.
Key changes to the financial metrics included increasing the weightings of Total Net Sales and Revenue to reinforce the Company’s focus on driving sustainable revenue growth; modestly reducing the Adjusted EPS weighting while maintaining it as a significant component; and eliminating Free Cash Flow as a standalone metric to enhance simplicity and focus participants on the measures most closely tied to financial performance and strategic goals. The Compensation Committee also approved measuring Total Net Sales achievement on a quarterly basis to reinforce year-round focus on sales performance.
2025 CEO Special Incentive Award
The Compensation Committee and the independent members of our Board evaluated the strategic importance of retaining and further incentivizing our Chairman and CEO, Henry A. Fernandez, to drive transformative shareholder value creation. With that goal in mind, on January 31, 2025, the Compensation Committee, with input from the other independent directors of the Board, granted a special grant of premium-priced stock options (the “PPOs”) to Mr. Fernandez, having a total grant date value of $15.0 million.
The PPOs are allocated across three equal tranches of $5.0 million each, with rigorous exercise prices of $1,000, $1,100 and $1,200 (representing premiums of approximately 69.3%, 86.2% and 103.1%, respectively, over the Company’s $590.73 closing share price on January 30, 2025, the trading day prior to the grant date).
Exercise Price vs. Closing Share Price on Trading Day Prior to Special Award Grant Date

2026 PROXY STATEMENT	61

Compensation Matters
The options cliff-vest on the fifth anniversary of the grant date, subject generally to continued service, and have a ten-year term. The award is designed to reinforce long-term alignment with shareholders because it delivers value only if our share price appreciates meaningfully above the exercise-price hurdles (the award will have a $0 in-the-money value (or spread value) at a $1,000 share price). For the award to deliver any value on the vesting date, the Company’s share price would need to appreciate at a compound annual rate of at least 11% per year over the five-year vesting period. The award is also subject to the Company’s existing stock retention requirements, under which Mr. Fernandez must hold 25% of net shares realized following any stock option exercise through the end of his service on the Management Committee.
See page 80 of this Proxy Statement for additional information on Mr. Fernandez’s special PPO award, page 82 for factors considered by the Board when approving the special PPO award and page 76 for additional information on Mr. Fernandez’s contributions.
2025 LTIP Equity Awards
The structure and terms of our 2025 annual LTIP equity awards (PSUs, PSOs, and RSUs) were unchanged from 2024:

PSUs
•Granted to all NEOs
•Cliff-vest at the end of a cumulative three-year performance period
•May earn between 0% and 200% of the target number of shares based on achievement of absolute TSR CAGR performance metric; no payout if achievement is below threshold performance level
•Realize meaningful value only to the extent that shareholders also realize value
•Include one-year post-vest mandatory holding period, where such shares, or rights with respect to such shares, may not be transferred until the expiration of such holding period
•Dividend equivalents only paid if and to the extent the underlying award is earned and vests

PSOs
•Granted to all NEOs to further facilitate an “owner-operator” mindset and focus on strategic goals
•Vest upon satisfaction of both a service condition and a performance condition over a cumulative three-year performance period, with the service condition satisfied on the third anniversary of the grant date
•May earn between 0% and 200% of the target number of shares based on the combined level of achievement of a cumulative revenue performance goal and a cumulative adjusted EPS performance goal, each weighted equally, and measured over a three-year performance period
•Share price of MSCI common stock must exceed exercise price for a participant to realize value

RSUs	•Granted to NEOs other than the CEO and President •Cliff-vest at the end of a three-year vesting period •Long-term value of underlying stock tied to share price

62

Compensation Matters
Key 2026 Compensation Decisions
The Compensation Committee approved targeted changes to the 2026 executive compensation program to strengthen pay-for-performance alignment and focus executives on driving sustainable growth. The principal program changes were:
Annual Incentive Plan - 100% Formulaic Design
The Compensation Committee transitioned the Managing Director AIP in which our NEOs participate to a fully formulaic structure, eliminating the prior 20% individual performance component for culture and leadership effectiveness. Beginning in 2026, payouts will be determined entirely by achievement against four financial metrics: Recurring Net New Sales (50% weight), Non-Recurring Sales (10%), Revenue (20%) and Adjusted EPS (20%). The Compensation Committee split the Total Net Sales metric into two distinct components: subscription-based growth (or, Recurring Net New Sales) and non-recurring sales, while emphasizing the Company’s strategic priority of driving recurring revenue. The 50% weighting on Recurring Net New Sales, the highest-weighted metric in the program, reflects its critical role in building long-term revenue streams that support sustainable shareholder value creation. This change reinforces focus on and accountability for top-line growth and aligns incentive outcomes with business results.
For 2026, Recurring Net New Sales and Non-Recurring Sales will be measured on a quarterly basis, consistent with the quarterly measurement approach applied to Total Net Sales in 2025. Quarterly measurement reinforces consistent sales execution throughout the year, incentivizes strong performance from the start of the year, driving pipeline development and sales momentum, and aligns incentive outcomes with the Company’s operating cadence.
RSU Awards - New Performance Modifier
Beginning in 2026, the Compensation Committee added a Recurring Net New Sales (“RNN”) performance modifier to annual time-based RSU grants to directly link equity outcomes to the Company’s subscription revenue growth. The modifier is measured over the FY2026 performance period and is based on achievement of an RNN performance goal. RNN is defined as net new recurring subscription sales (new recurring subscription sales minus subscription cancellations), capturing the net impact to Run Rate for the period. The Compensation Committee selected RNN as a key driver of sustainable revenue growth and set performance targets at levels it believes to be challenging yet achievable. The Compensation Committee believes that adding this additional performance element to our time-based RSU awards will further incentivize outperformance on future subscription growth and drive our long-term value creation by our employees.
The modifier is upside-only: if RNN growth meets or exceeds the performance threshold, the number of RSUs subject to the award may increase up to 130% of the original grant, with results between threshold and maximum determined by linear interpolation. Performance below threshold results in no adjustment to the original grant. This design adds a performance dimension to RSUs while preserving their core retention value.

2026 PROXY STATEMENT	63

Compensation Matters
Governance and Administration
Executive Compensation Philosophy and Goals
We evaluate our executive compensation structure on an annual basis to ensure alignment with our compensation philosophy, business strategy and shareholder priorities. Our compensation program for our NEOs is designed to promote the achievement of our short-term and long-term financial and strategic goals. For additional information on our financial performance, see page 60 of this Proxy Statement.
In addition to the principles described in the “Executive Summary” on page 58 of this Proxy Statement, our executive compensation program is designed to:
•promote achievement of financial and strategic goals and provide alignment with our multi-year strategic-planning;
•provide a framework to encourage our NEOs to make a long-term commitment to the Company;
•ground compensation determinations on the performance of the Company;
•attract, retain and engage top-level talent and provide each NEO with compensation opportunities that are competitive with market practices and within our cost structure;
•appropriately manage compensation risk in light of our business strategy;
•align the long-term interests of our senior executives with those of our shareholders by promoting actions that will allow for sustainable top- and bottom-line growth opportunities and capital returns to shareholders; and
•maintain an “owner-operator” culture and strong corporate governance practices.
In furtherance of our pay-for-performance philosophy, the primary financial metrics used in our incentive compensation programs generally reflect those used internally to measure our performance and externally to report to investors, in particular, revenue and adjusted EPS, which are utilized under both our AIP and LTIP. Many of these measures are tied to cash generation, capital efficiency, sustained profitable growth over time, and shareholder value.
Our CEO, Chief Human Resources Officer and CFO annually review the incentive metrics in our executive compensation program with the Compensation Committee to ensure that the program remains balanced and motivates the achievement of the go-forward drivers of our business. The financial metrics used in our 2025 executive compensation program were:

	Metric	Alignment to Broader Strategy
Annual Incentive Plan and Long-Term Incentive Program	Revenue	Represents the top-line measure of our business performance; for the LTIP, measured over a cumulative, three-year basis to align with our strategic planning
Adjusted EPS(1)
Measures profitability on a per-share basis, including by adjusting for the after-tax impact of significant one-time, unusual or non-recurring items; for the LTIP, measured over a cumulative, three-year basis to align with our strategic planning; encourages a focus on profitability and expense management

Annual Incentive Plan Only	Total Net Sales	Represents net new recurring subscription sales plus non-recurring sales weighted at 75%, which reinforces the Company’s focus on driving sustainable revenue growth
Long-Term Incentive Program Only	TSR CAGR	Measures total company achievement of shareholder returns and encourages sustained value creation
(1)See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.

64

Compensation Matters
2025 Target Pay Mix
Our executive compensation philosophy provides our NEOs with the opportunity to earn a significant portion of their compensation in the form of variable incentive compensation (i.e., annual cash incentive awards under our AIP and long-term equity incentive awards under our LTIP), with the remaining portion of their total compensation as their base salary. This emphasis on variable incentive compensation is illustrated in the following pay mix charts:
2025 CEO(1)
2025 Average Other NEOs

Salary	Annual Incentive	Long-Term Incentive
(1)The chart above does not reflect a special grant of PPOs to Mr. Fernandez on January 31, 2025. See page 80 of this Proxy Statement for additional information on Mr. Fernandez’s special PPO award.
For fiscal year 2025, 94% of our CEO’s annual regular compensation was variable incentive compensation (excluding the special PPO award) and 88% of the average of our other NEOs’ total compensation was variable incentive compensation.

2026 PROXY STATEMENT	65

Compensation Matters
Executive Compensation Practices
Our executive compensation practices incorporate the following corporate governance best practices that protect the interests of our shareholders and are consistent with high standards of risk management.

What We Do

   Emphasize variable compensation
   Provide formula-based annual cash incentive
   Subject equity awards to rigorous service- and performance-vesting requirements
   Impose rigorous stock ownership guidelines and requirements on all of our NEOs and other Management Committee members, with guidelines among the highest multiples of base salary in our peer group
   12x annual base salary for our CEO
   8x annual base salary for other Management Committee members
   Require members of our Management Committee, including our NEOs, to hold shares equivalent, in the aggregate, to 25% of the net shares they receive (after payment of taxes, exercise price and related costs) from equity awards until they no longer serve on the Management Committee, reflecting MSCI’s deep commitment to an “owner-operator” culture

   Maintain clawback policies for incentive based-compensation (cash and equity) with provisions that both comply with and extend beyond those required under Rule 10D-1, covering a broad range of detrimental conduct and financial restatements
   Provide for double-trigger vesting upon a change in control
   Only pay dividend equivalents on PSUs (and, beginning in 2026, RSUs) if and when the underlying award is earned and vests
   Make CEO and President’s equity grants entirely in awards tied to performance metrics, to focus on long-term shareholder value creation
   Retain an independent compensation consultant at the direction of the Compensation Committee to, among other things, further develop an understanding of peer and best practices
   Incorporate into our AIP program individual goals for all Managing Directors, including our NEOs
   Regularly engage with shareholders and incorporate their feedback

What We Don’t Do

   Do not provide gross-ups to cover excise taxes
   Do not allow any directors or employees, including all NEOs, to hedge or pledge our common stock, engage in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures or trade on a short-term basis in our common stock

   Do not allow repricing of options or stock appreciation rights awards without shareholder approval
   No “liberal” share recycling when shares are tendered or withheld to satisfy tax withholding or as payment of an option exercise price

66

Compensation Matters
Executive Compensation Process
The executive compensation program described in this section is the result of a year-long process.

January/ Early February
•The Compensation Committee reviews and determines the AIP awards for prior-year performance for NEOs based on an assessment of the Company’s achievement of the financial metrics established for the prior year, as well as the executive’s performance against the individual goals portion of the AIP.
•The CEO makes recommendations to the Compensation Committee on compensation for NEOs (other than his own performance, which is reviewed by the Compensation Committee), and the Compensation Committee takes these recommendations into consideration in reaching its final compensation decisions. When making compensation decisions for our CEO and other NEOs, the Compensation Committee also considers the views of the other independent directors.
•Certify achievement of performance metrics applicable to any equity awards granted in prior years.
•In most years, establish the AIP structure for the current year, including the applicable AIP financial metrics and target AIP awards for each NEO.
•Establish the structure and performance metrics applicable to equity awards to be granted under the LTIP for the current year, and grant equity awards based on a number of factors, including the Company’s recent performance, peer analysis and the executive’s individual performance and potential future contributions.

●

	March	•Consider risks arising from the Company’s incentive compensation plans. •Review investor areas of focus.
●

	April	•Review Say-on-Pay voting recommendations from proxy advisors and the shareholder vote at our annual meeting. •Review and approve the individual goals for the AIP.
●

July to October
•Review our performance culture.
•Review senior management fit for role and potential successors.
•Review peer group.
•Compensation consultant reports on compensation practices and trends in the industry.
•Review design of next year’s executive compensation programs.

●

	November	•Meet with shareholders to discuss our executive compensation practices and policies and collect feedback.
●

	December	•Finalize design of executive compensation program for upcoming year and review preliminary recommendations for actual and target levels of compensation.
●

Ongoing
•Management provides feedback from shareholder outreach regarding our executive compensation program.
•Review progress made on performance metrics.
•Monitor performance against financial performance metrics.
•Monitor compliance with stock ownership guidelines.
•Monitor and assess regulatory developments and new disclosure requirements.

●

2026 PROXY STATEMENT	67

Compensation Matters
Independent Compensation Consultant
The Compensation Committee selected and engaged Semler Brossy as its independent compensation consultant to assist with a range of executive compensation matters, including the overall design of our executive compensation program, evaluation and selection of peer group companies, provision of competitive market data, and other matters related to our NEO compensation program. During 2025, Semler Brossy was present at all Compensation Committee meetings, other than the Compensation Committee’s annual in-depth review of senior leader progression planning, and consulted on executive compensation matters, including by reviewing agendas and preparing materials in advance of each meeting and sharing peer and best practices. The Compensation Committee regularly meets with Semler Brossy in Executive Sessions without management’s attendance. Semler Brossy reports directly to the Compensation Committee, which, pursuant to its charter, maintains sole responsibility for retaining or terminating this relationship. Semler Brossy did not provide any other services to MSCI during 2025.
Executive Compensation Considerations
The Compensation Committee considers a range of factors in determining compensation components and setting compensation amounts. In addition to reviewing NEO performance against annual goals, various financial and operational metrics and individual goals, the Compensation Committee reviews peer group analyses (used as a reference without benchmarking to a specified target) and shareholder feedback. The weight attributed to each individual factor may change from time to time, depending on the circumstances of such decisions. We believe this continues to be the best approach for the Company, as it enables the Compensation Committee to balance competing interests, address evolving priorities and meet Company objectives.
2025 Say-on-Pay Vote Results
In 2025, 94.0% of the votes cast on the Say-on-Pay Advisory Vote were voted in support of the compensation of our NEOs.
Shareholder Engagement
MSCI has established a robust process for engaging shareholders on executive compensation. On at least an annual basis, we meet with shareholders to provide an overview of our executive compensation program and highlight recent changes, if any. In our 2025 Corporate Responsibility off-season engagement, the Company contacted our top 18 shareholders, representing approximately 50.6% of our outstanding shares, and met with shareholders representing approximately 27.1% of our outstanding shares as of September 30, 2025 in individual meetings to discuss our executive compensation program. Shareholders generally reacted positively to the Company’s current compensation program and none of the shareholders expressed significant concerns.
As part of our 2025 Corporate Responsibility off-season engagement, we engaged with shareholders on the design and rationale of the CEO special incentive award. Investors who met with us broadly acknowledged the importance of incentivizing continued contributions of Mr. Fernandez during this critical period of industry transformation and viewed positively the structure of the award. Investors specifically cited the rigor of the premium exercise price hurdles and expressed comfort with the award’s structure, noting that the significant premiums to the closing share price on the trading day prior to grant date ensure that Mr. Fernandez participates in value creation only after shareholders have realized substantial appreciation. Several investors highlighted that they view premium-priced options as carrying meaningful additional risk compared to at-the-money awards and that the performance thresholds embedded in the exercise prices are robust.

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Recent Compensation Program Enhancements

What We Heard	What We Did	Why

Focus on PSU payout maximums	Beginning with awards granted in 2024, we lowered the payout maximum for annual PSUs from 300% to 200%	Better aligns with market practice and is responsive to shareholder feedback

Focus on financial metrics	Increased financial criteria weighting under the AIP from 70% to 80% in 2025 (further expanded to represent 100% of the target annual cash bonus under the 2026 AIP)	Further strengthens alignment between executive compensation and Company financial performance

Focus on operational performance and executive retention	In 2026, added an RNN performance modifier to 2026 RSUs (100%–130% payout based on recurring net new sales performance over the first year of the three-year vesting period)	Reinforces the link between LTIP awards and operational performance

The Company will continue to maintain an active dialogue with shareholders and evaluate feedback on issues of importance to them, including the metrics that drive each of our NEO’s compensation. For additional information about our shareholder engagement efforts, please see page 41 of this Proxy Statement.
Peer Groups
To ensure competitiveness of compensation structures and pay levels for our NEOs, the Compensation Committee conducts an annual review of peer company compensation data. Each year, prior to beginning this review, the Compensation Committee examines the composition of companies previously considered our peer companies to make certain that the selected companies continue to be relevant as evaluated according to the following screening criteria:
•Scale, to reflect similar size and complexity;
•Geographic footprint, to reflect business structure and international complexity;
•Public ownership structure, to ensure availability of data;
•Competitors for talent; and
•Similar business model.
The peer group used to inform fiscal 2025 pay decisions for our NEOs was comprised of 18 companies that, in aggregate, approximated MSCI’s size, scope of operations and operating metrics. In particular, the group was selected such that it, in aggregate:
•Approximated MSCI’s size on a revenue basis for fiscal 2025;
•Reflected MSCI’s high-margin, high-valuation operating metrics and international reach; and/or
•Represented the competitive talent market for financial technology, research and consulting, and data systems/information technology companies.

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Compensation Matters

Company	Ticker	GICS Classification
MSCI Inc.	MSCI	Financial Services—Capital Markets—Financial Exchanges and Data
Cboe Global Markets, Inc.	CBOE	Financial Services—Capital Markets—Financial Exchanges and Data
CME Group Inc.	CME	Financial Services—Capital Markets—Financial Exchanges and Data
CoStar Group, Inc.	CSGP	Real Estate Management & Development—Real Estate Services
Dun & Bradstreet Holdings, Inc.	DNB	Industrials—Professional Services—Research and Consulting Services
Equifax Inc.	EFX	Industrials—Professional Services— Research and Consulting Services
FactSet Research Systems Inc.	FDS	Financial Services—Capital Markets—Financial Exchanges and Data
Fair Isaac Corporation	FICO	Information Technology—Software—Application Software
Gartner, Inc.	IT	Information Technology—IT Services—IT Consulting and Other Services
Intercontinental Exchange, Inc.	ICE	Financial Services—Capital Markets—Financial Exchanges and Data
MarketAxess Holdings Inc.	MKTX	Financial Services—Capital Markets—Financial Exchanges and Data
Moody’s Corporation	MCO	Financial Services—Capital Markets—Financial Exchanges and Data
Morningstar, Inc.	MORN	Financial Services—Capital Markets—Financial Exchanges and Data
Nasdaq, Inc.	NDAQ	Financial Services—Capital Markets—Financial Exchanges and Data
SEI Investments Company	SEIC	Financial Services—Capital Markets—Asset Management and Custody Banks
S&P Global Inc.	SPGI	Financial Services—Capital Markets—Financial Exchanges and Data
SS&C Technologies Holdings, Inc.	SSNC	Industrials—Professional Services—Data Processing and Outsourced Services
TransUnion	TRU	Industrials—Professional Services—Research and Consulting Services
Verisk Analytics, Inc.	VRSK	Industrials—Professional Services—Research and Consulting Services
Review for 2026
In its annual review of the executive compensation peer group for 2026, the Compensation Committee undertook a comprehensive review of the executive compensation peer group following considerable evolution of the industries in which the Company operates over the last few years and the evolution and expansion of the Company’s product lines. As a result, the Compensation Committee removed Dun & Bradstreet Holdings, Inc. (due to its recent acquisition by Clearlake Capital Group, L.P.) and added Tradeweb Markets Inc. (due to its business alignment to the Company in data and analytics offerings) to the peer group that was used as a reference when setting fiscal 2026 pay for our NEOs:

Change	Company	Ticker	GICS Classification
+ (Added)	Tradeweb Markets Inc.	TW	Financial Services—Capital Markets—Financial Exchanges and Data

- (Removed)	Dun & Bradstreet Holdings, Inc.	DNB	Industrials—Professional Services—Research and Consulting Services

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Review of Our Programs
Elements of Executive Compensation
Our annual executive compensation program for our NEOs in 2025 consisted of the following elements.

Compensation Element	Type of Pay	Purpose	2025 Program

Annual Base Salary Starts on page 72	Fixed – Cash	Provides certainty and predictability to guarantee a market-competitive compensation in exchange for investing in a career with MSCI	•The only fixed component of our executive compensation program •For 2025, represented 6% of our CEO’s total annual compensation and an average of 12% of our other NEOs’ total compensation

Annual Incentive (Cash Bonus) Starts on page 72	Variable, Short-Term, Performance-Based – Cash	Provides a competitive annual cash bonus opportunity Intended to drive one-year performance results against financial targets and other Company, individual and leadership-focused goals
•Metrics vary by NEO, but include:
•Financial Metrics (80% weighting); for NEOs consisting of:
•Revenue
•Adjusted EPS
•Total Net Sales (formerly referred to as Net New Sales)
•Key Performance Indicator/ Culture and Leadership Goals (20% weighting)

Long-Term Incentives Starts on page 77	Variable, Long-Term, Time and Performance-Based – Equity •PSUs •PSOs •RSUs	Fosters an “owner-operator” mindset; closely aligns management’s interests with the long-term interests of our shareholders Promotes the retention of key members of our management team
•PSUs which vest based on achievement of an absolute TSR performance metric over a cumulative 3-year performance period, with a 1-year post-vesting mandatory holding period
•PSOs with a 3-year period which vest based on the level of achievement of a cumulative adjusted EPS performance metric and a cumulative revenue performance metric
•RSUs which cliff vest after a 3-year vesting period
•Each of Messrs. Fernandez and Pettit received 100% of their LTIP awards in 2025 in the form of performance awards, with 30% in the form of PSUs and 70% in the form of PSOs, and other NEOs received a mix of 30% PSUs, 40% PSOs and 30% RSUs

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Compensation Matters
Fixed Compensation
Annual Base Salary
Base salary is the only fixed component of our executive compensation program. The annual base salary element offers our NEOs a measure of certainty and predictability to meet ongoing living and other financial commitments. In setting base salaries for our NEOs, the Compensation Committee has sought to establish base salary rates that (i) are competitive with those provided for similar positions at companies in our peer group and (ii) recognize the experience and performance of the NEO. The Compensation Committee reviews the base salaries of our NEOs on an annual basis. None of our NEOs received an increase in their base salary for 2025, except for Mr. Wiechmann, whose base salary was increased to $600,000 (9.1%), which was intended to align his base salary with competitive market practice.

Name	2025 Base Salary Rate ($)
Henry A. Fernandez	1,000,000
Andrew C. Wiechmann	600,000
C.D. Baer Pettit(1)	823,996
Alvise J. Munari(2)	663,568
Scott A. Crum	550,000
(1)Base salary for Mr. Pettit was paid in British pounds sterling and converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.3184. Mr. Pettit’s 2025 base salary rate was £625,000.
(2)Base salary for Mr. Munari was paid in Swiss francs and converted to U.S. dollars using the fiscal year average of daily spot rates of CHF1 to $1.2065. Mr. Munari’s 2025 base salary rate was CHF 550,000.
Variable Compensation
The variable compensation actually paid to our NEOs is subject to performance metrics that are designed to (i) emphasize pay-for-performance, (ii) balance short-term and long-term incentives, and (iii) take into account input from our shareholders. The variable elements of our target-based incentive compensation program include:
1.an annual cash incentive component; and
2.a long-term equity incentive component.
In determining target cash and equity incentive compensation amounts for each NEO, the Compensation Committee takes into account a number of factors, including: the differences in relative responsibilities; experience and performance in role; the ability to impact overall Company performance; Company, product segment and individual performance; and historical compensation and peer group analyses (used as a reference without benchmarking to a specified target).
There is no minimum amount of variable compensation payable to the NEOs. The Compensation Committee makes determinations, in its discretion, as to the amounts of variable compensation awarded based on program metrics and individual performance, subject to the terms of any applicable plan or arrangement.
Annual Cash Incentives
The Company awards annual cash incentives pursuant to the Company’s AIP, which closely aligns management’s interests with those of shareholders by employing a formulaic approach that considers specific financial metrics and individual goals when determining cash incentives. Under the AIP, each NEO is eligible to earn an annual target cash incentive and may receive between 0% and 150% of their target cash incentive opportunity based on attainment of the level of certain financial performance metrics (together, weighted at 80%) and individual performance (weighted at 20%). The Compensation Committee believes that subjecting 80% of the target cash incentive to pre-established performance targets further promotes shareholder value creation by more directly aligning executive compensation with the Company’s long-term business objectives, financial performance and strategic goal attainment.

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For 2025, the Compensation Committee, with input from shareholders and its independent compensation consultant, refined the AIP’s financial metric weightings to reinforce the Company’s focus on driving sustainable revenue growth and new business generation. The Compensation Committee increased the weighting of Total Net Sales (from 40% to 50%) and Revenue (from 20% to 25%), reflecting its view that accelerating top-line performance is critical to long-term shareholder value creation. The weighting of Adjusted EPS was modestly reduced (from 30% to 25%) while remaining a significant component, ensuring continued focus on profitability and cost discipline. The Compensation Committee also eliminated Free Cash Flow as a standalone metric, reducing the overall number of financial metrics from four to three to enhance simplicity and focus participants on the measures most closely tied to the Company’s strategic priorities.

Metric	2024 Weight	2025 Weight	Change
Total Net Sales	40%	50%	+10%
Revenue	20%	25%	+5%
Adjusted EPS	30%	25%	(5%)
Free Cash Flow	10%	—	—
Total Financial	70%	80%	+10%
Finally, the Compensation Committee eliminated the individual performance component for sustainability goals (formerly 10%) and refocused the remaining individual performance component on culture and leadership effectiveness (20%) to broaden the focus of the qualitative assessment to encompass cross-functional collaboration and contributions to company culture, modeling cultural values, talent development and demonstration of leadership behaviors.
The following table sets forth the target cash incentive opportunity for each NEO in respect of 2025, as well as the financial and individual performance goal weightings under the AIP for 2025. In 2025, the Compensation Committee did not make any changes to annual target cash incentive compensation for our NEOs compared to 2024.

		Financial Component—Overall Weighting of 80%
		MSCI Metrics
Name	2025 Target Cash Incentive ($)	Revenue	Adjusted EPS	Total Net Sales	KPIs
Henry A. Fernandez	1,400,000	25.0%	25.0%	50.0%	20.0%
Andrew C. Wiechmann	750,000	25.0%	25.0%	50.0%	20.0%
C.D. Baer Pettit(1)	1,186,555	25.0%	25.0%	50.0%	20.0%
Alvise J. Munari(2)	1,025,515	25.0%	25.0%	50.0%	20.0%
Scott A. Crum	700,000	25.0%	25.0%	50.0%	20.0%
(1)The 2025 target annual cash incentive opportunity reflected in the table above for Mr. Pettit was converted from British pounds sterling to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.3184 for fiscal 2025. Mr. Pettit’s actual 2025 target cash incentive amount was £900,000.
(2)The 2025 target annual cash incentive opportunity reflected in the table above for Mr. Munari was converted from Swiss francs to U.S. dollars using the fiscal year average of daily spot rates of CHF 1 to $1.2065 for fiscal 2025. Mr. Munari’s actual 2025 target cash incentive amount was CHF 850,000.
In 2026, the Compensation Committee did not make any changes to annual target cash incentive compensation for our NEOs compared to 2025.

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Compensation Matters
2025 Annual Incentive Plan: Achievement and Payout Summary

Financial Component		Culture and Leadership		Total Achievement
95.26	percent	100	percent	96.21	percent

of target (80% weight)		of target (20% weight)		of target bonus

AIP Components	Total Net Sales(1) 40%	Revenue 20%	Adjusted EPS 20%	Culture and Leadership 20%

Executive	Target Bonus	Actual—Financial (80%)	Actual— Culture and Leadership (20%)	Payout Breakdown	Total Actual Bonus
Henry A. Fernandez	$1,400,000	$1,066,950	$280,000		$1,346,950
Andrew C. Wiechmann	$750,000	$571,580	$150,000		$721,580
C.D. Baer Pettit(2)	$1,186,555	$904,287	$237,311		$1,141,598
Alvise J. Munari(3)	$1,025,515	$781,551	$205,103		$986,654
Scott A. Crum	$700,000	$533,480	$140,000		$673,480

●	Financial Component (80%): Total Net Sales 40% + Revenue 20% + Adj. EPS 20%	●	Culture & Leadership (20%)
(1)For purposes of the AIP, Total Net Sales reflects net new recurring subscription sales plus non-recurring sales weighted at 75%.
(2)The actual cash incentive bonus amount reflected in the table above for Mr. Pettit was converted from British pounds sterling to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.3184. Mr. Pettit’s actual 2025 target cash incentive amount was £900,000.
(3)The actual cash incentive bonus amount reflected in the table above for Mr. Munari was converted from Swiss francs to U.S. dollars using the fiscal year average of daily spot rates of CHF 1 to $1.2065 for fiscal 2025. Mr. Munari’s actual 2025 target cash incentive amount was CHF 850,000.
Beginning in 2026, AIP payouts will be determined entirely by achievement against four financial metrics: Recurring Net New Sales (50% weight), Non-Recurring Sales (10%), Revenue (20%) and Adjusted EPS (20%). Recurring Net New Sales and Non-Recurring Sales will be measured on a quarterly basis, with the final achievement calculated as the average of quarterly results, to reinforce consistent sales execution throughout the year. Payouts for Recurring Net New Sales and Non-Recurring Sales will scale based on performance relative to goals established by the Compensation Committee, with no payout earned for performance below a minimum threshold, and will be measured on a quarterly basis.

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Financial Component
The threshold, target and maximum for each financial component making up the AIP, as well as the actual results attained for 2025, are included in the table set forth below. The combined actual performance achievement for all metrics under the financial component of the AIP for 2025 was 95.26% of target.

		Threshold		Target		Maximum		Actual
Metrics	Target $mm(1)	% Of Target	Payout (% Of Opportunity)	% Of Target	Payout (% Of Opportunity)	% Of Target	Payout (% Of Opportunity)	% Of Target	Payout (% Of Opportunity)
MSCI Revenue	3,121.5	95%	50%	100%	100%	105%	150%	100.4%	104.2%
MSCI Adjusted EPS	16.88	90%	50%	100%	100%	110%	150%	102.4%	111.8%
MSCI Total Net Sales(2)	290.5	50%	50%	100%	100%	110%	150%	82.5%	82.5%
(1)Except adjusted EPS, which is not stated in millions.
(2)For purposes of the AIP, Total Net Sales reflects net new recurring subscription sales plus non-recurring sales weighted at 75%, with annual achievement calculated based on the average of quarterly achievement percentages against a quarterly goal (each quarter’s actual Total Net Sales as a percentage of its quarterly goal). The cumulative annual Total Net Sales target was $290.5 million. The average of the four quarterly achievement percentages resulted in a combined achievement of 82.5% of target. The quarterly goals were derived from the Board-approved annual operating plan and were set at levels the Compensation Committee considered rigorous. The Company has omitted the individual quarterly target goals and achievement percentages underlying this calculation, because this information is competitively and commercially sensitive and the Company believes that disclosure of such information would result in competitive and commercial harm. The quarterly performance goals are used only for internal purposes and we do not otherwise publicly disclose such targets on a quarterly basis. Disclosure of such quarterly targets would reveal detailed information about the Company’s anticipated sales pipeline and operating plan at a level of specificity beyond what we otherwise report externally that could, in turn, provide competitors insight into our business strategy and operations and our approach to forecasting. As a result, competitors could adjust their own operational objectives or take other competitive measures in light of such information. In addition, disclosure of quarterly target levels and achievement rates is commercially sensitive, as clients engaged in pricing and renewal discussion could use such information to infer the Company’s internal sales expectations and related incentive structures. Accordingly, in an effort to balance providing our shareholders with greater visibility into our performance metrics under the AIP with the competitive and commercial concerns noted above, we have presented information regarding our Total Net Sales targets and actual achievement percentages on an annual basis, consistent with the cumulative performance period under the AIP.
Individual Goals Component
The Compensation Committee regularly assesses the individual, non-financial components of the AIP, their weighting and relevant shareholder feedback. For 2025, the Compensation Committee refined the individual goals component for Managing Directors, including our NEOs, to strengthen accountability and provide a more structured approach to assessment. The weighting of financial metrics increased to 80% of the target annual cash bonus (from 70% in 2024), while the individual performance component decreased to 20% (from 30% in 2024, which had been split between individual KPIs (20%) and sustainability goals (10%)).
The Compensation Committee eliminated the standalone sustainability goals component and refocused the remaining individual performance component for members of the Management Committee, including our NEOs, on culture and leadership effectiveness, including cross-functional collaboration and contributions to company culture, modeling cultural values, talent development and demonstration of leadership behaviors. The individual performance component was assessed through the Company’s Executive Accountability Framework. This change was designed to provide a more holistic assessment of each executive’s qualitative contributions.
In 2025, the Compensation Committee based its assessment of each of our NEOs on its evaluation of the Company’s performance and the individual performance of each NEO relating to the following culture and leadership contributions:

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Compensation Matters

Henry A. Fernandez Chairman and Chief Executive Officer

Mr. Fernandez set the leadership tone across the organization by deepening senior client engagement, driving enterprise-wide organizational simplification and AI adoption, and advancing leadership development through key senior hires, enhanced executive accountability and active sponsorship of employee engagement initiatives. Mr. Fernandez also amplified MSCI’s external credibility through strategic partnerships, industry leadership and global forums while sustaining high levels of employee connection.

Andrew C. Wiechmann Chief Financial Officer

Mr. Wiechmann fostered a high-performance culture across Finance through organizational actions that strengthened execution, leadership development and succession planning, including the establishment of a Finance Process & Innovation Office to drive continuous improvement and AI transformation, while achieving strong talent retention outcomes, stretch leadership opportunities and expanding mentorship and development programs.

C.D. Baer Pettit Former President and Chief Operating Officer

Mr. Pettit drove operational excellence by strengthening resilience, quality standards and scalability across MSCI’s operations, including through AI integration across operational workflows and the establishment of enterprise data standards, while visibly supporting MSCI’s employee engagement initiatives.

Alvise J. Munari Chief Product Officer and Head of Client Segments

Mr. Munari supported an inclusive leadership culture by driving promotion and succession decisions that reflected global talent and appointing key leaders into critical roles across product functions to strengthen succession depth and business continuity. Mr. Munari also strengthened MSCI’s external profile through industry speaking engagements and participation in global forums.

Scott A. Crum Chief Human Resources Officer

Mr. Crum led a firmwide organizational transformation, including a redesign of levels and titles that significantly improved spans, layers and accountability. Mr. Crum managed programs that advanced AI adoption and ways of working through a refreshed Future of Work policy and company-wide initiatives. He also managed programs that strengthened the MSCI senior leadership team and leadership pipeline across the firm.

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Actual cash incentives paid in respect of 2025 performance were based on actual performance against the financial and individual performance targets under the AIP as set forth in the table below.

	2025 Target Cash Incentive ($)	2025 Financial Payout (80% Weighting at Target)		2025 Individual Performance Payout (20% Weighting at Target)		2025 Total Actual Cash Incentive
Name		Value ($)	As % of Target	Value ($)	As % of Target	Value ($)	As % of Target
Henry A. Fernandez	1,400,000	1,066,950	95.26%	280,000	100.0%	1,346,950	96.21%
Andrew C. Wiechmann	750,000	571,580	95.26%	150,000	100.0%	721,580	96.21%
C.D. Baer Pettit(1)	1,186,555	904,287	95.26%	237,311	100.0%	1,141,598	96.21%
Alvise J. Munari(2)	1,025,515	781,551	95.26%	205,103	100.0%	986,654	96.21%
Scott A. Crum	700,000	533,480	95.26%	140,000	100.0%	673,480	96.21%
(1)The actual cash incentive bonus amount reflected in the table above for Mr. Pettit was converted from British pounds sterling to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.3184.
(2)The actual cash incentive bonus amount reflected in the table above for Mr. Munari was converted from Swiss francs to U.S. dollars using the fiscal year average of daily spot rates of CHF 1 to $1.2065.
Long-Term Equity Incentive Compensation Program
The Compensation Committee believes that MSCI’s executive compensation program should reinforce a pay-for-performance culture that aligns the interests of our senior executives with those of our shareholders by incorporating the achievement of multi-year performance metrics into variable compensation awards (in addition to the annual financial metrics applicable to cash incentive awards under the AIP).
In 2025, the Compensation Committee approved an LTIP that was materially consistent with the program in recent years, which is comprised of (i) PSOs that are earned and vest based on achievement of two equally-weighted performance metrics that are directly linked to the Company’s strategic planning—cumulative revenue and cumulative adjusted EPS—each measured over a cumulative three-year performance period, (ii) PSUs earned based on absolute TSR CAGR over a 3-year performance period and (iii) RSU grants that cliff-vest 100% at the end of a three-year service period (rather than annual ratable vesting over a three-year period).
Additionally, to support our “owner-operator” culture, in 2025 the Compensation Committee continued to include a one-year post-vest mandatory holding period to our annual PSUs, including those that were granted to our NEOs, where such after-tax shares, or rights with respect to such shares, may not be sold, transferred or otherwise disposed of until the expiration of such holding period.
Beginning in 2024, based on feedback received from shareholders, the Compensation Committee reduced the payout maximum under the annual PSUs from 300% to 200% of the target number of shares granted. In addition, the Compensation Committee rebalanced the equity mix (as set forth in the table below) for our NEOs to place greater emphasis on PSOs to highlight the importance of the operating metrics that underlie the performance condition for the PSOs: cumulative revenue and cumulative adjusted EPS. We believe that the cumulative revenue and cumulative adjusted EPS performance metrics will align our executives’ interest with those of our shareholders and drive focus on achievement of longer-term strategic goals.

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Compensation Matters
2025 Equity Mix
The table below sets forth the allocation of 2025 PSUs, PSOs and RSUs granted to the NEOs. As reflected in the table below, in 2025, Mr. Fernandez and Mr. Pettit received 100% of their equity incentive compensation in the form of PSUs and PSOs.

Vehicle	CEO(1)	Former President and COO	Other NEOs
PSUs	30%	30%	30%
PSOs	70%	70%	40%
RSUs	—%	—%	30%
(1)The table above does not reflect a special grant of PPOs to Mr. Fernandez on January 31, 2025, having a total grant date value of $15.0 million in recognition of his role in MSCI’s growth. See page 80 of this Proxy Statement for additional information on Mr. Fernandez’s special PPO award and page 76 of this Proxy Statement for additional information on Mr. Fernandez’s contributions.
In determining the value of 2025 PSUs, PSOs and RSUs, the Compensation Committee took into consideration the executive’s performance and potential future contributions, the executive’s overall career experience, peer group analyses, and the risk profile of the compensation program for the executive. For 2025, the Compensation Committee approved increases in annual long-term incentive compensation for the NEOs after consideration of several factors, including peer group market data and competitive practices.
The table below sets forth the value for each NEO’s annual equity awards for 2025 as approved by the Compensation Committee. Under SEC disclosure rules, we are required to disclose the accounting value for the PSUs, PSOs and RSUs granted to the NEOs in 2025 in “Executive Compensation Tables—Summary Compensation Table” below. As such, the values reflected in the table below may differ from the amounts set forth in the Summary Compensation Table for such awards for 2025.

Name	PSUs ($)	PSOs ($)	RSUs ($)	Total Equity Compensation ($)
Henry A. Fernandez(1)	4,380,000	10,220,000	—	14,600,000
Andrew C. Wiechmann	900,000	1,200,000	900,000	3,000,000
C.D. Baer Pettit	2,160,000	5,040,000	—	7,200,000
Alvise J. Munari	900,000	1,200,000	900,000	3,000,000
Scott A. Crum	720,000	960,000	720,000	2,400,000
(1)The table above does not reflect the special PPO award granted to Mr. Fernandez in early 2025.

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PSUs
The PSUs granted in 2025 will cliff-vest on January 30, 2028, subject generally to the executive’s continued employment with the Company and the Company’s level of achievement of the applicable absolute TSR CAGR performance metric measured over a three-year performance period. The 2025 PSUs are eligible to vest between 0% and 200% of target. The 2025 PSUs include a one-year post-vest mandatory holding period, where such after-tax shares, or rights with respect to such shares, may not be sold, transferred or otherwise disposed of until the expiration of such holding period.
The table below sets forth the TSR CAGR performance percentage for the 2025 PSUs. There will be interpolation (rounded to two decimal places) to derive a TSR CAGR performance percentage that is not expressly set forth in the table below, and any resulting fractional shares will be rounded down to the nearest whole share.
In 2025, the Compensation Committee also adjusted the applicable TSR performance goal percentages and the applicable threshold, target and maximum goals for the 2025 PSUs to better promote an “owner-operator” culture and focus our senior leaders on long-term shareholder value creation.

TSR CAGR (%)	Performance Percentage (%)
≥ 20.0 (maximum)	200
15.0	150
10.0 (target)	100
1.0 (threshold)	10
< 1.0	No Vesting
The Compensation Committee established the above TSR performance goal percentages applicable to the 2025 PSUs after considering historical 3-year TSR performance of S&P 500 companies and MSCI’s business projections. The Compensation Committee believes that the applicable threshold, target and maximum goals established for the PSU vehicle in 2025 represent rigorous hurdles that would ultimately deliver significant shareholder value creation if achieved, as evidenced by the fact that achievement of the TSR performance goals at the threshold performance levels applicable to the 2025 PSUs would translate to measurable growth in our shareholders’ investments over such performance period.
PSOs
The PSOs granted in 2025 will cliff-vest on January 31, 2028, subject generally to the executive’s continued employment with the Company and the Company’s combined level of achievement of (i) a cumulative revenue performance goal and (ii) a cumulative adjusted EPS performance goal, each weighted equally and measured over a three-year performance period. The specific performance targets underlying the two PSO performance metrics were calibrated to align with MSCI’s long-term strategic planning. Goals are set at the beginning of each year with consideration to historical performance, industry benchmarks, the broader macro-environment and our long-term strategy. Revenue goals support management’s focus on scaling new products and targeting new customer segments. The incorporation of an adjusted EPS goal provides profitability discipline, incorporating considerations relating to capital allocation and shareholder value creation.
The 2025 PSOs are eligible to vest between 0% and 200% of target. Thereafter, participants will only realize value on the number of PSOs earned, if any, to the extent that the closing share price of MSCI common stock exceeds the relevant exercise price of the options. In this way, PSOs have an implied “double-performance” mechanism, as two conditions must be met for a participant to realize value from an award: (i) fundamental operating performance and (ii) share price growth in excess of the exercise price.

2026 PROXY STATEMENT	79

Compensation Matters
Pursuant to SEC rules, the performance targets underlying the cumulative revenue and cumulative adjusted EPS performance goals applicable to the 2025 PSOs will be disclosed upon the certification of such performance goals in 2028. We do not disclose forward-looking performance goals due to confidentiality and competitive concerns, as we believe the disclosure of forward-looking performance targets that are aligned to our long-term strategic planning could result in competitive harm. We believe that the performance goals were set at challenging levels and are fully aligned with the rigorous expectations and long-term interests of our shareholders. However, consistent with market practice, we have committed to retrospectively disclose the performance goals and payouts following the completion of the relevant performance period. Our shareholders have generally provided the feedback that they understand and are comfortable with this approach.
RSUs
RSUs are inherently aligned with the interest of our shareholders because they are linked to share price appreciation. They also increase the retentive value of our overall compensation program. The RSUs granted in 2025 will cliff-vest on January 31, 2028, subject generally to the executive’s continued employment with the Company. While these RSU awards for 2025 do not have explicit performance-vesting conditions, the ultimate value that will be delivered to our NEOs from these awards depends on our future share price performance.
2025 Special Premium-Priced Stock Option CEO Award
On January 31, 2025, the Compensation Committee granted a special PPO award for our Chairman and CEO, Henry A. Fernandez, having a total grant date value of $15.0 million. The PPOs are allocated across three equal tranches with rigorous exercise prices of $1,000, $1,100, and $1,200—representing significant premiums of approximately 69.3%, 86.2% and 103.1%, respectively, to the closing share price on the day prior to grant date.
The Compensation Committee deliberately chose premium-priced stock options over full-value equity awards such as restricted stock units. Unlike full-value awards, PPOs deliver zero value unless the Company’s share price exceeds the exercise price hurdle. Even then, Mr. Fernandez participates only in the incremental appreciation above that hurdle, creating meaningful risk that some or all of the PPOs could expire without delivering any value.
The options vest on the fifth anniversary of the grant date, subject to Mr. Fernandez’s continued service (except in limited circumstances involving a termination of employment without cause or due to death or disability). Unlike the Company’s historical equity incentive compensation program, the award does not provide for interim or retirement vesting; accordingly, the entirety of the award remains at risk and contingent on Mr. Fernandez’s continued service through the end of the five-year vesting period. The award is subject to the Company’s compensation recoupment policies and stock ownership guidelines (under which Mr. Fernandez must maintain 25% of net shares realized following any stock option exercise) and, as a special award, is not part of the Company’s regular annual compensation program.

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Compensation Matters
Transformational Share Price Growth Required to Unlock Any Award Value
The chart below compares MSCI’s share price since our 2007 IPO with the exercise price hurdles, illustrating the share price appreciation required for the PPOs to deliver any value by the January 2030 vesting date.
Shareholder Value Created at Premium Exercise Price Hurdles(1)
The chart below illustrates the market capitalization growth shareholders would realize at each of the PPO exercise price hurdles, compared to the Company’s $43.2 billion market capitalization on the trading day prior to the grant date.

$87.7B
$80.4B
$73.1B
$43.2B
Market Capitalization at Grant
$44.5B
Market Cap Increase from Grant
Exercise Price $1,200
1/3 of Award ($5M grant-date value)
$37.2B
Market Cap Increase from Grant
Exercise Price $1,100
1/3 of Award ($5M grant-date value)
$29.9B
Market Cap Increase from Grant
Exercise Price $1,000
1/3 of Award ($5M grant-date value)

Share Price Rigor: MSCI’s stock would have to appreciate at a compound annual rate of approximately +11% over five years to reach $1,000—only above that price level would 1/3 of Mr. Fernandez’s options begin to share in value creation on the vesting date.
Shareholder-First Design: At the highest exercise price hurdle of $1,200, shareholders would realize $44.5 billion in market capitalization growth. Even then, Mr. Fernandez’s participation would represent approximately 0.0257% of the value created for shareholders.

2026 PROXY STATEMENT	81

Compensation Matters
(1)Market capitalization in the chart above calculated assuming 73,120,206 common shares outstanding as of February 27, 2026. The market capitalization was $43.2 billion on the trading day prior to the grant date (with a closing share price of $590.73). The award consists of premium-priced stock options with exercise prices of $1,000, $1,100, and $1,200. At the $1,200 exercise price, the aggregate in-the-money value of the award would be approximately $11.4 million, representing approximately 0.0257% of the $44.5 billion in market capitalization growth shareholders would realize at that price.
Factors Considered by the Board in Approving the Award
In approving the special PPO award, the Compensation Committee considered a range of factors, including the Company’s ongoing dialogue with shareholders regarding its compensation program, as described under “Shareholder Engagement” on page 41 above. The award to Mr. Fernandez reflects the Company’s commitment to an “owner-operator” culture by using an equity award that directly links pay to long-term shareholder value creation, while rewarding exceptional leadership and sustained contributions to MSCI’s growth. The Compensation Committee, in consultation with Semler Brossy, its independent compensation consultant, and review by the independent members of the Board, determined to strengthen Mr. Fernandez’s alignment with the Company’s long-term growth priorities through value-creating incentives, based on rigorous and extraordinarily hard-to-achieve share price hurdles. Mr. Fernandez did not participate in any deliberations regarding the award.
In approving the award, the Compensation Committee considered the following:
•Mr. Fernandez’s proven track record of value creation: Mr. Fernandez oversaw MSCI’s growth over 25 years as the Company’s CEO, during which the Company’s share price increased more than 37-fold under his leadership from its initial public offering in 2007 through year-end 2024. This performance reflects a total shareholder return compound annual growth rate (“CAGR”) of 23.5%, significantly exceeding the S&P 500 index CAGR of 10.6% over the same period.
•The strategic imperative to sustain MSCI’s growth trajectory: The Compensation Committee recognized the importance of incentivizing MSCI’s growth amid the rapidly developing changes in the investment industry, including advancements in technology, increasing demand for customized portfolio construction tools and growing investor interest in private assets, among other evolving industry trends, and increasingly intense competition for top executive talent.
•Peer compensation practices: In consultation with its independent compensation consultant, the Compensation Committee reviewed an in-depth analysis of compensation practices among the Company’s peers and CEO pay opportunities and the performance-based weighting of CEO pay within the Company’s peer group.
•Share price performance as the core metric of successful execution of MSCI’s strategic priorities: The Compensation Committee considered various award structures and determined that premium-priced stock options best reflected the Compensation Committee’s objectives. Unlike other performance awards we grant under the LTIP, the performance hurdles of the PPOs are fixed into the exercise price—meaning even after the stock price hurdle is satisfied, Mr. Fernandez will only realize value to the extent our share price continues to appreciate thereafter. As a result, there is meaningful risk that some or all of the PPOs could result in zero realizable value if the Company’s share price does not reach and sustain the premium exercise price thresholds. The Compensation Committee believes this rigorous performance structure further aligns Mr. Fernandez’s interest with those of our shareholders.
•Strong long-term alignment with shareholders: The award is designed to reinforce long-term shareholder alignment through a five-year vesting period, without interim vesting opportunities and premium exercise prices that deliver zero value unless MSCI’s share price appreciates meaningfully above the closing share price on the trading day prior to grant date. Given that Mr. Fernandez is already one of the Company’s largest individual shareholders, the Compensation Committee structured the award to reward only exceptional future performance rather than provide incremental value tied to the Company’s current valuation.
•Robust retention and ownership requirements: The award is also subject to the Company’s existing stock retention requirements, under which Mr. Fernandez must maintain 25% of net shares realized following any stock option exercise through the end of his service on the Management Committee. These retention requirements apply in addition to the Company’s stock ownership guidelines, which require Mr. Fernandez to hold shares equivalent to twelve times his annual base salary.
•This special award is not part of our regular compensation program. The Compensation Committee determined the award was warranted by the specific strategic circumstances facing the Company, including the need for enhanced leadership continuity and focused execution during a pivotal period of market transformation.

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Compensation Matters
Shareholder Engagement
As part of our 2025 Corporate Responsibility off-season engagement, we engaged with shareholders representing approximately 27.1% of our outstanding shares on the design and rationale of the CEO special incentive award. Investors who met with us broadly acknowledged the importance of incentivizing continued contributions of Mr. Fernandez during this critical period of industry transformation and viewed positively the structure of the award. Investors specifically cited the rigor of the premium exercise price hurdles and expressed comfort with the award’s structure, noting that the significant premiums to the closing share price on the trading day prior to grant date ensure that Mr. Fernandez participates in value creation only after shareholders have realized substantial appreciation. Several investors highlighted that they view premium-priced options as carrying meaningful additional risk compared to at-the-money awards and that the performance thresholds embedded in the exercise prices are robust. See page 41 of this Proxy Statement for additional information regarding our shareholder engagement efforts in 2025.
For a description of the treatment of these awards upon a termination of employment or a change in control, see “Potential Payments Upon Termination or Change in Control” on page 95 of this Proxy Statement.
The grant date fair value of the award is reflected in the 2025 Summary Compensation Table and in the Grants of Plan-Based Awards table. The Compensation Committee notes that grant date accounting value is not indicative of the value ultimately realizable by the participant, which depends on future share price performance above the exercise prices.
2021 PSU Award Payouts
The five-year performance period applicable to the PSUs granted to each of Messrs. Fernandez, Wiechmann, Pettit, Munari and Crum commenced on February 3, 2021 and concluded on February 2, 2026. The 2021 PSUs required a TSR CAGR of at least 10.00% to achieve threshold performance level (50% of opportunity), 12.50% to achieve target performance level (100% of opportunity), and 20.00% to achieve maximum performance level (200% of opportunity). The TSR CAGR achievement was below threshold performance level, resulting in no payout for the 5-year PSUs granted to each of Messrs. Fernandez, Wiechmann, Pettit, Munari and Crum on February 4, 2021. For more information on the threshold, target and maximum goals applicable to the 2021 PSUs, please see page 81 of our 2022 Proxy Statement.
2023 PSU Award Payouts
The three-year performance period applicable to the PSUs granted to each of Messrs. Fernandez, Wiechmann, Pettit, Munari and Crum commenced on February 2, 2023 and concluded on February 1, 2026. The 2023 PSUs required a TSR CAGR of at least 8.00% to achieve threshold performance level (25% of opportunity), 10.00% to achieve target performance level (100% of opportunity), and 30.00% to achieve maximum performance level (300% of opportunity). The TSR CAGR achievement was below threshold performance level, resulting in no payout for the 3-year PSUs granted to each of Messrs. Fernandez, Wiechmann, Pettit, Munari and Crum on February 2, 2023. For more information on the threshold, target and maximum goals applicable to the 2023 PSUs, please see page 77 of our 2024 Proxy Statement.
2023 PSO Award Payouts
The three-year performance period applicable to the PSOs granted to each of Messrs. Fernandez, Wiechmann, Pettit, Munari and Crum on January 1, 2023 concluded on December 31, 2025, and the service condition was satisfied on February 2, 2026, and resulted in the following level of achievement:

	Performance Period: 2023-2025
	Threshold		Target		Maximum		Actual
Metrics	Goal	Payout (% of Opportunity)	Goal	Payout (% of Opportunity)	Goal	Payout (% of Opportunity)	Achievement	% Payout
Cumulative Revenue (in millions)	$8,258.6	25%	$8,514.0	50%	$8,769.4	100%	$8,519.5	51.1%
Adjusted EPS	$40.58	25%	$43.17	50%	$45.76	100%	$46.00	100.0%

2026 PROXY STATEMENT	83

Compensation Matters
Actual achievement of the cumulative revenue performance metric was 51.1% and the adjusted EPS performance metric was 100.0%, which resulted in a payout of 151.1% of the target number of PSOs. Following the performance certified by the Compensation Committee, Mr. Fernandez received 42,193 options to purchase common stock, Mr. Wiechmann received 5,639 options, Mr. Pettit received 23,781 options, Mr. Munari received 6,042 options and Mr. Crum received 4,968 options, all of which vested and became exercisable on February 2, 2026.
2026 Long-Term Equity Incentive Compensation Program
The Compensation Committee approved the 2026 LTIP to align NEO interests with long-term shareholder value and to reinforce MSCI’s owner-operator culture. The LTIP continued to consist of annual PSUs, PSOs and RSUs, with the majority of long-term incentive value delivered through performance-based awards; the CEO’s 2026 LTIP awards were entirely performance based.
PSUs and PSOs remained the principal performance vehicles for long-term pay. PSUs continued to be measured using multi-year absolute TSR metrics with a 0% payout below threshold and up to 200% at maximum; PSOs continued to tie payout to multi-year cumulative revenue and adjusted EPS goals. The Compensation Committee approved these designs after consideration of peer practice, shareholder feedback and MSCI’s strategic and talent priorities.
For 2026, the Compensation Committee retained three-year cliff vesting for RSUs but introduced an upside-only RNN performance modifier measured over FY2026. The RNN performance modifier could increase the number of RSUs granted up to 130% if the RNN metric is achieved, but would not reduce the number of RSUs below 100% if it is not achieved. RNN is measured as net new recurring subscription sales (new recurring subscription sales minus subscription cancellations).
2026 Equity Mix
The table below sets forth the allocation of 2026 PSUs, PSOs and RSUs granted to the NEOs. In connection with his transition to an advisory role effective March 1, 2026, Mr. Pettit was not eligible to receive 2026 equity awards. Please see page 78 for the allocation of 2025 PSUs, PSOs and RSUs granted to the NEOs.

Vehicle	CEO	Other NEOs
PSUs	30%	30%
PSOs	70%	40%
RSUs	—%	30%
For 2026, the Compensation Committee also approved increases in annual long-term incentive compensation for the NEOs after consideration of several factors, including peer group market data and competitive practices. The table below sets forth the amounts for each NEO’s 2026 equity awards under the LTIP (other than Mr. Pettit, who was not eligible to receive 2026 equity awards):

Name	PSUs ($)	PSOs ($)	RSUs ($)	Total Equity Compensation ($)
Henry A. Fernandez	5,280,000	12,320,000	—	17,600,000
Andrew C. Wiechmann	1,110,000	1,480,000	1,110,000	3,700,000
Alvise J. Munari(1)	1,320,000	1,760,000	1,320,000	4,400,000
Scott A. Crum	945,000	1,260,000	945,000	3,150,000
(1)The table above does not reflect special retention PSOs granted to Mr. Munari in early 2026 with a grant date value of $1,400,000 and special retention RSUs granted to Mr. Munari in early 2026 with a grant date value of $600,000 in connection with his promotion to Head of Client Segments, in addition to his role as Chief Product Officer. See page 76 of this Proxy Statement for additional information on Mr. Munari’s contributions.

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Compensation Matters
Benefits
The Company provides health, welfare and other benefits to remain competitive in hiring and retaining its employees. Our NEOs are eligible to participate in these benefit plans on the same terms and conditions as all other employees. We do not provide any special or enhanced benefits to our NEOs.
In the United States and the United Kingdom, the Company has established defined contribution plans for all eligible employees. Contributions by the Company to these defined contribution plans for our NEOs for the applicable period are disclosed in the “All Other Compensation” column in the Summary Compensation Table below.
Employment Agreements
All of the NEOs are employed on an “at-will” basis, and the Company does not have any individual employment agreements with the NEOs providing for a fixed duration of employment. As a result, the Company has the flexibility to alter or revise its compensation programs as circumstances dictate.
Mr. Wiechmann’s Offer Letter and Mr. Pettit’s Employment Letters
Under Mr. Wiechmann’s offer letter with the Company and Mr. Pettit’s employment letter with a subsidiary of the Company, in the event of an involuntary termination of employment without cause, each of Messrs. Wiechmann and Pettit is eligible to receive, subject to his compliance with certain conditions, (i) a lump sum cash payment equal to the sum of his then-current annual base salary plus target annual bonus opportunity and (ii) a prorated cash bonus under the AIP for the year of termination based on actual performance through the date of termination (as of December 31, 2025, assuming 100% achievement of the annual bonus opportunity, such amounts would have equaled $2,100,000 for Mr. Wiechmann and $3,197,106 for Mr. Pettit; the amount for Mr. Pettit is shown as being paid in British pounds sterling and converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.3184 for fiscal 2025).
Transition Arrangements with Mr. Pettit
Mr. Pettit ceased serving in his position as President and as a member of the Board of Directors effective March 1, 2026 and transitioned to an advisory role with the Company as of such date. In connection with his transition of services, Mr. Pettit entered into a Transition and Advisory Agreement with MSCI Inc. (the “Advisory Agreement”) and a Settlement Agreement with MSCI Limited, each dated January 28, 2026. Under these agreements, Mr. Pettit serves as a senior advisor to the Chief Executive Officer from March 1, 2026 through August 15, 2026 at a monthly advisory fee of £20,000, and will continue to vest in his outstanding equity awards through his service termination date. Under the Settlement Agreement, Mr. Pettit waived his entitlement to severance benefits under his employment letter with MSCI Limited, including the severance practice described therein. Under the Advisory Agreement, Mr. Pettit remains subject to customary confidentiality obligations and restrictive covenants.
Change in Control Severance Plan
In addition, we maintain a Change in Control Severance Plan for the benefit of eligible senior executives of the Company (including the NEOs) that provides for severance benefits on a “double-trigger” basis—i.e., in the event of a qualifying termination of the executive’s employment by the Company without “cause” or by the participant for “good reason” in connection with a change in control.
Additional information on post-termination and change in control benefits for our NEOs, assuming a qualifying event occurred as of December 31, 2025, is provided in the section titled “Potential Payments upon Termination or Change in Control,” on page 95 of this Proxy Statement.
No Excessive Perquisites
Based on the Company’s philosophy that its executive compensation program should be straightforward and directly linked to performance, the compensation program for the NEOs does not include any excessive perquisites, excise tax gross-ups or supplemental executive retirement benefits.

2026 PROXY STATEMENT	85

Compensation Matters
Stock Ownership Guidelines
The Compensation Committee believes that significant stock ownership at the Management Committee level, among MSCI’s senior-most leadership, which includes our NEOs, aligns management’s interests with those of our shareholders and encourages an “owner-operator” mindset. As part of the Compensation Committee’s ongoing assessment of the Company’s compensation policies and practices to ensure furtherance of the goals identified above and for alignment with best practices, effective January 1, 2019, the Compensation Committee adopted stock ownership guidelines.
Our stock ownership guidelines reflect among the highest multiples of base salary in our peer group, as detailed below. As of the date of this Proxy Statement, all Management Committee members, including our NEOs, are in compliance with the current stock ownership guidelines. Our CEO significantly exceeds his applicable stock ownership guidelines (see page 109 of this Proxy Statement for additional details).

Position	Stock Ownership Guidelines
Chief Executive Officer	12x base salary
Other Management Committee Members, including other NEOs	8x base salary
All Management Committee members are required to meet the applicable ownership guidelines under the current stock ownership guidelines within five years following the date of such executive’s appointment to the Management Committee. For the purpose of determining whether each individual is in compliance with these stock ownership guidelines and requirements, the following are counted towards satisfaction of the minimum ownership requirements:
1.shares beneficially owned individually, directly or indirectly;
2.shares beneficially owned jointly with, or separately by, immediate family members residing in the same household, either directly or indirectly; and
3.shares underlying unvested RSUs.
Unexercised stock options and unearned performance awards do not count toward satisfaction of the minimum ownership requirements.
Until the expected ownership levels are achieved, each Management Committee member is required to retain 50% of the Net Shares resulting from the vesting, settlement or exercise, as applicable, of all PSUs, stock options, RSUs or other equity awards granted to such executive.
In addition to the minimum ownership requirements, the share retention requirements of the stock ownership guidelines provide that until an executive ceases to serve on the Company’s Management Committee, such executive will be required to retain a number of shares equivalent to, in the aggregate, 25% of the “Net Shares” resulting from the vesting, settlement or exercise, as applicable, of all equity incentive awards granted to such executive after January 1, 2022 (or, if later, the date such executive becomes a member of the Management Committee). The Compensation Committee determined that the addition of this 25% “Net Shares” holding requirement would further enhance our goal of reinforcing an “owner-operator” mindset among senior leaders. This approach will ensure that a portion of the Net Shares received from every award will be retained while an individual serves on the Management Committee.
Equity Award Timing
Although we do not have a formal policy with respect to the timing of grants of our LTIP awards, the Compensation Committee has historically granted such awards on a predetermined annual schedule, following its January meeting each year. We also periodically grant off-cycle LTIP awards in connection with specific circumstances such as new hires, promotions, retention efforts or as replacement grants.
The Company has never granted, and has no plans to grant, any LTIP award to current or new employees in anticipation of the release of material nonpublic information, and we do not accelerate or delay the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. The Company does not backdate stock options or restricted stock units. The exercise price of stock options is no less than the closing price of MSCI stock on the effective date of the grant.
During 2025, no equity awards were granted to named executive officers within four business days preceding or one business day after the filing of any Form 10-K, 10-Q or 8-K disclosing material nonpublic information.

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Compensation Matters
Other Policies
Clawback Policies
We seek to recover, to the extent practicable, performance-based compensation from members of our Management Committee and the Company’s Principal Accounting Officer under certain circumstances. In 2023, the Board adopted the Company’s Financial Statement Compensation Recoupment Policy in accordance with Rule 10D-1 and revised its Management Committee Compensation Recoupment Policy. Under the Company’s Financial Statement Compensation Recoupment Policy, the Compensation Committee, will, to the extent permitted by law, recoup any incentive compensation (cash and equity) received by the Company’s Executive Officers, in the event of a restatement of financial-based measures (regardless of whether detrimental conduct has occurred). In the case of a restatement of financial-based measures, the Compensation Committee will reasonably promptly recover the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Board determines that the financial measure contains a material error.
Under the Company’s revised Management Committee Compensation Recoupment Policy, the Compensation Committee may, to the extent permitted by applicable law, recoup any incentive compensation (cash and equity) received by members of the Company’s Management Committee and the Company’s Principal Accounting Officer in the event of a restatement of financial or other performance-based measures (regardless of whether detrimental conduct has occurred) or in the event that detrimental conduct results in an increased level of performance goal achievement or otherwise causes material financial and/or reputational harm to the Company, as described below. In the case of a restatement of financial or other performance-based measures, the Compensation Committee may recover up to the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the two years preceding the date on which the Board or the Compensation Committee determines that the financial or other measure contains a material error.
Under the Company’s revised Management Committee Compensation Recoupment Policy, in the case of detrimental conduct that, in the sole discretion of the Compensation Committee, has resulted in a level of achievement of a performance-based measure or caused material financial or reputational harm to the Company, the Board may recover incentive compensation, including service-vesting awards, received by the person during the two-year period immediately preceding the date on which such person engaged in such detrimental conduct (or the date on which the Compensation Committee discovers that such person engaged in detrimental conduct). Detrimental conduct consists of:
•willful misconduct or breach of a fiduciary duty with respect to the Company or any of its subsidiaries;
•conviction of, or having entered a plea bargain or settlement admitting guilt for, any crime of moral turpitude or felony under any applicable law with respect to the Company or any of its subsidiaries;
•commission of an act of fraud, embezzlement or misappropriation, with respect to the Company or any of its subsidiaries;
•breach of any restrictive covenant to which such person is subject contained in any applicable agreement or arrangement with the Company or any of its subsidiaries; and
•failure to take action with respect to any acts or conduct described above when taken by another person that such person has actual knowledge of or directing any other person to take any of the actions described above.
The Management Committee Compensation Recoupment Policy applies to all incentive compensation (cash and equity, including service-vesting awards in the case of detrimental conduct) granted on or after February 7, 2019. The Financial Statement Compensation Recoupment Policy applies to all incentive compensation (cash and equity) that is determined based on goals attained in any of the three completed fiscal years (i.e., compensation is “received”), beginning with the fiscal year ended December 31, 2023.

2026 PROXY STATEMENT	87

Compensation Matters
Anti-Hedging and Anti-Pledging Policy
We prohibit all directors and employees, including all NEOs, from hedging or pledging the Company’s common stock or engaging in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures and trading on a short-term basis in the Company’s common stock.
Tax Considerations
The Compensation Committee takes into consideration the tax implications of our executive compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Internal Revenue Code.
In the exercise of its business judgment, and in accordance with its compensation philosophy, the Compensation Committee continues to have flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests and is necessary to comply with contractual commitments, or to maintain flexibility needed to attract talent, promote retention or recognize and reward desired performance.
Compensation Risk Assessment
The Compensation Committee believes that the design, implementation and governance of our executive compensation program are consistent with high standards of risk management. Our executive compensation program reflects an appropriate mix of compensation elements, balancing current and long-term performance objectives, cash and equity compensation, and risks and rewards.
•The compensation framework used for making compensation decisions is multi-faceted as it incorporates multiple metrics, including company-wide financial measures and stock price performance, over varying time periods and is subject to the application of informed judgment by the Compensation Committee.
•To further ensure that the interests of our NEOs are aligned with those of our shareholders, a significant portion of executive officer long-term incentive compensation is awarded as equity, delivered through a mix of PSUs, PSOs and RSUs, subject to vesting requirements. Awards vest over a multi-year period, and in the case of performance-based awards, vest based on achievement of applicable performance goals at the end of a relevant performance period.
•Management Committee members are required to meet the applicable stock ownership guidelines described under “Stock Ownership Guidelines” on page 86 of this Proxy Statement.
•Incentive compensation is subject to the clawback policies described under “Clawback Policies” on page 87 of this Proxy Statement.
Based on these features, we believe our executive compensation program effectively (i) ensures that our compensation opportunities do not encourage excessive risk taking, (ii) keeps our NEOs focused on the creation of long-term, sustainable value for our shareholders and (iii) provides competitive and appropriate levels of compensation over time.
In 2025, the Compensation Committee, with the assistance of its independent compensation consultant, reviewed our compensation practices and policies as generally applicable to all of our employees and believes that our practices and policies do not encourage excessive or unnecessary risk-taking and that any level of risk they do encourage is not reasonably likely to have a material adverse effect on the Company.
In connection with its 2025 assessment, the Compensation Committee also engaged Aon to evaluate the Company’s executive, broad-based and client-coverage compensation programs from a risk and governance perspective. Aon concluded that the Company’s 2025 executive, broad-based, and client-coverage incentive compensation policies and practices are not reasonably likely to promote excessive risk-taking behavior or to have a material adverse effect on the Company.

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Compensation, Talent and Culture Committee Report
We, the Compensation Committee of the Board of Directors of MSCI Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2025 Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Respectfully submitted,
Jacques P. Perold (Chair)
Robin L. Matlock
Linda H. Riefler
Paula Volent

2026 PROXY STATEMENT	89

Compensation Matters
Executive Compensation Tables
Summary Compensation Table
The following table sets forth information regarding compensation paid or awarded by MSCI to the Company’s NEOs during fiscal years 2025, 2024 and 2023.
Certain amounts paid to Mr. Pettit accrued in British pounds sterling. In the tables below, where applicable, these amounts were converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.3184, $1.2780 and $1.2433 for fiscal 2025, 2024 and 2023, respectively.
Certain amounts paid to Mr. Munari accrued in Swiss francs. In the tables below, where applicable, these amounts were converted to U.S. dollars using the fiscal year average of daily spot rates of CHF 1 to $1.2065 for fiscal 2025.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)(5)(6)(7)	Total ($)
Henry A. Fernandez Chairman, Chief Executive Officer and President	2025	1,000,000	—	4,380,024	25,220,304	1,346,950	1,373,312	33,320,590
	2024	1,000,000	—	3,480,002	8,120,159	1,357,720	1,738,726	15,696,607
	2023	1,000,000	—	5,500,207	5,500,190	1,449,830	342,918	13,793,145
Andrew C. Wiechmann Chief Financial Officer	2025	600,000	—	1,800,544	1,200,108	721,580	108,351	4,430,583
	2024	550,000	—	1,590,679	1,060,070	727,350	83,756	4,011,855
	2023	550,000	—	1,366,050	735,092	776,700	55,616	3,483,458
C.D. Baer Pettit(8) Former President and COO	2025	823,996	—	2,160,219	5,040,054	1,141,598	688,637	9,854,504
	2024	798,743	—	1,950,088	4,550,206	1,109,703	586,225	8,994,965
	2023	777,076	—	3,100,354	3,100,111	1,158,826	295,318	8,431,685
Alvise J. Munari Chief Product Officer and Head of Client Segments	2025	663,568	—	1,800,544	1,200,108	986,654	323,994	4,974,868
	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
Scott A. Crum Chief Human Resources Officer	2025	550,000	—	1,440,533	960,042	673,480	176,088	3,800,143
	2024	550,000	—	1,200,520	800,166	678,860	168,588	3,398,134
	2023	550,000	—	1,202,643	647,637	724,920	83,436	3,208,636
(1)Mr. Pettit’s 2025 base salary rate was £625,000. Mr. Munari’s base salary rate was CHF 550,000.
(2)Represents the grant date fair value of stock and option awards granted during each fiscal year, as computed in accordance with FASB ASC Topic 718-10, excluding the effect of estimated forfeitures, and does not reflect whether the NEO will actually receive a financial benefit from the award. The awards reported in this column were granted in February 2023, February 2024 and January 2025 as part of the annual compensation process. The following table represents the grant date fair value of stock and option awards granted during January 2025:
Grant Date Fair Value of Stock Units Granted During 2025 ($)

Name	PSUs	PSOs	PPOs	RSUs	Total
Henry A. Fernandez	4,380,024	10,220,222	15,000,082	—	29,600,328
Andrew C. Wiechmann	900,272	1,200,108	—	900,272	3,000,652
C.D. Baer Pettit	2,160,219	5,040,054	—	—	7,200,273
Alvise J. Munari	900,272	1,200,108	—	900,272	3,000,652
Scott A. Crum	720,434	960,042	—	720,099	2,400,575
The grant date fair value of the PSUs granted to the NEOs during 2025 was calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Subtopic 718-10, excluding the effect of estimated

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forfeitures. The grant date value of the PSUs granted to the NEOs in 2025 and reported in the table above, assuming the highest level of performance conditions will be achieved (200% of target levels), is $8,760,048 for Mr. Fernandez, $1,800,544 for Mr. Wiechmann, $4,320,439 for Mr. Pettit, $1,800,544 for Mr. Munari and $1,440,868 for Mr. Crum. The grant date value of the PSUs is calculated using a Monte-Carlo simulation valuation model that takes into account all possible outcomes of the performance-based condition, including consideration of maximum payout value. The amounts reflected in this column and in this footnote do not represent the actual amounts that will be paid to or realized by our NEOs for awards made during the respective fiscal year.
The grant date fair value of the PSOs granted to the NEOs during 2025 was calculated using the Black-Scholes option pricing model, in accordance with FASB ASC Subtopic 718-10. The grant date value of the PSOs granted to the NEOs in 2025 and reported in the table above, assuming the highest level of performance conditions will be achieved (200% of target levels), is $20,440,445 for Mr. Fernandez, $2,400,217 for Mr. Wiechmann, $10,080,109 for Mr. Pettit, $2,400,217 for Mr. Munari and $1,920,084 for Mr. Crum.
The grant date fair value of the PPOs granted to Mr. Fernandez during 2025 was calculated using Hull-White lattice model, in accordance with FASB ASC Subtopic 718-10. The grant date value of the PPOs granted to Mr. Fernandez in 2025 and reported in the table above is $15,000,082.
Information regarding the assumptions used to value these awards is set forth in note 11 to the consolidated financial statements included in the Company’s 2025 Annual Report on Form 10-K.
(3)Represents the annual cash bonus paid for 2025, 2024 and 2023 performance, as applicable, (i) under the 2025 AIP in February 2026 with respect to the 2025 performance year, (ii) under the 2024 AIP in February 2025 with respect to the 2024 performance year and (iii) under the 2023 AIP in February 2024 with respect to the 2023 performance year.
(4)The Company does not offer defined benefit pension plans or a nonqualified deferred compensation plan to NEOs.
(5)The amounts reflected in the “All Other Compensation” column for 2025 include Company matching contributions to the MSCI Inc. 401(k) Retirement Savings Plan of $27,300 for each of Mr. Fernandez, Mr. Crum and Mr. Wiechmann. Company contributions to the MSCI Barra Group (UK) Personal Pension Plan for Mr. Pettit in 2025 totaled £62,500 ($82,399). Company contributions to the Swiss Compulsory Pension Plan for Mr. Munari in 2025 totaled CHF 114,235 ($137,822).
(6)The amount included in the “All Other Compensation” column includes Company matching contributions to the 2025 UK medical coverage for Mr. Pettit in 2025 equal to £6,063 ($7,993). The amount included in the “All Other Compensation” column includes Company matching contributions to the 2025 Switzerland illness insurance allowance for Mr. Munari in 2025 equal to CHF 9,153 ($11,042).
(7)In connection with the Company’s payment of its quarterly cash dividend, the “All Other Compensation” column includes for 2025 the payment to Messrs. Wiechmann, Munari and Crum of dividend equivalents for outstanding RSUs and, for all NEOs outstanding 2020 5-Year PSUs, as follows:
2025 Dividend Equivalents ($)

Name	2020 5-Year PSUs	Outstanding RSUs
	1Q 2025	1Q 2025	2Q 2025	3Q 2025	4Q 2025	Total
Henry A. Fernandez	1,346,012	—	—	—	—	1,346,012
Andrew C. Wiechmann	52,323	7,182	7,182	7,182	7,182	81,051
C.D. Baer Pettit	598,246	—	—	—	—	598,246
Alvise J. Munari	146,546	7,146	7,146	7,146	7,146	175,130
Scott A. Crum	125,585	5,801	5,801	5,801	5,801	148,789
(8)In connection with his planned retirement, Mr. Pettit ceased serving as the Company’s Chief Operating Officer effective November 12, 2025 and ceased serving in his position as President, effective March 1, 2026. Effective March 1, 2026, Mr. Fernandez assumed the role of President.

2026 PROXY STATEMENT	91

Compensation Matters
Grants of Plan-Based Awards
The following table sets forth information regarding awards granted to our NEOs during fiscal 2025.

Name	Type of Award		Grant Date	Compensation Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)(3)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(8)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Henry A. Fernandez	AIP		—	1/27/2025	—	1,400,000	2,100,000	—	—	—	—	—	—	—
	PSU	(5)	1/31/2025	1/27/2025	—	—	—	808	8,086	16,172	—	—	—	4,380,024
	PSO	(6)	1/31/2025	1/27/2025	—	—	—	11,452	45,808	91,616	—	—	590.73	10,220,222
	PPO	(7)	1/31/2025	1/27/2025	—	—	—	—	—	—	—	36,846	1,000.00	5,000,002
	PPO	(7)	1/31/2025	1/27/2025	—	—	—	—	—	—	—	40,780	1,100.00	5,000,035
	PPO	(7)	1/31/2025	1/27/2025	—	—	—	—	—	—	—	44,920	1,200.00	5,000,045
Andrew C. Wiechmann	AIP		—	1/27/2025	—	750,000	1,125,000	—	—	—	—	—	—	—
	RSU	(4)	1/31/2025	1/27/2025	—	—	—	—	—	—	1,524	—	—	900,272
	PSU	(5)	1/31/2025	1/27/2025	—	—	—	166	1,662	3,324	—	—	—	900,272
	PSO	(6)	1/31/2025	1/27/2025	—	—	—	1,344	5,379	10,758	—	—	590.73	1,200,108
C.D. Baer Pettit(2)	AIP		—	1/27/2025	—	1,186,555	1,779,832	—	—	—	—	—	—	—
	PSU	(5)	1/31/2025	1/27/2025	—	—	—	398	3,988	7,976	—	—	—	2,160,219
	PSO	(6)	1/31/2025	1/27/2025	—	—	—	5,647	22,590	45,180	—	—	590.73	5,040,054
Alvise J. Munari(3)	AIP		—	1/27/2025	—	1,025,515	1,538,272	—	—	—	—	—	—	—
	RSU	(4)	1/31/2025	1/27/2025	—	—	—	—	—	—	1,524	—	—	900,272
	PSU	(5)	1/31/2025	1/27/2025	—	—	—	166	1,662	3,324	—	—	—	900,272
	PSO	(6)	1/31/2025	1/27/2025	—	—	—	1,344	5,379	10,758	—	—	590.73	1,200,108
Scott A. Crum	AIP		—	1/27/2025	—	700,000	1,050,000	—	—	—	—	—	—	—
	RSU	(4)	1/31/2025	1/27/2025	—	—	—	—	—	—	1,219	—	—	720,099
	PSU	(5)	1/31/2025	1/27/2025	—	—	—	133	1,330	2,660	—	—	—	720,434
	PSO	(6)	1/31/2025	1/27/2025	—	—	—	1,075	4,303	8,606	—	—	590.73	960,042
(1)Represents the target and maximum payouts with respect to the AIP for 2025. There are no threshold or minimum payouts under the AIP. For additional information regarding the AIP, see “Compensation Discussion and Analysis–Variable Compensation–Annual Cash Incentives” above.
(2)Mr. Pettit’s 2025 target AIP payment was £900,000.
(3)Mr. Munari’s 2025 target AIP payment was CHF 850,000.
(4)Represents service vesting RSUs granted during 2025 that cliff-vest on January 31, 2028, subject to continued service through the vesting date.
(5)Represents the target number of PSUs granted during 2025 that cliff-vest at the end of a three-year performance period from January 31, 2025 to January 30, 2028, subject to achievement of a TSR CAGR performance metric and continued service through the last day of the performance period. The actual number of PSUs will be determined at the end of the performance period and may be adjusted down to 0% or up to 200% of the target amount.
(6)Represents the target number of PSOs granted during 2025 that cliff-vest and become exercisable on the third anniversary of the grant date, subject to the combined level of achievement of (i) a cumulative revenue performance goal and (ii) a cumulative adjusted EPS performance goal, in each case measured over a cumulative three-year performance period from January 1, 2025 to December 31, 2027. The actual number of PSOs will be determined at the end of the performance period and may be adjusted down to 0% or up to 200% of the target amount.
(7)Represents the special PPO award granted to Mr. Fernandez during 2025 that cliff-vest on January 31, 2030, subject to continued service through the vesting date.
(8)Represents the grant date fair value of stock and option awards as computed in accordance with FASB ASC Subtopic 718-10. The grant date fair value for the RSUs was based on the closing share price of MSCI common stock on the trading day preceding the grant date or service inception date. For PSUs, the grant date fair value is based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Subtopic 718-10. For PSOs, the grant date fair value was calculated using the Black-Scholes option pricing model, in accordance with FASB ASC Subtopic 718-10. For PPOs, the grant date fair value was calculated using the Hull-White lattice model, in accordance with FASB ASC Subtopic 718-10. For the values of the PSUs and PSOs, assuming attainment of the maximum level of the performance conditions, and the values of the PPOs, see footnote 2 to the “Summary Compensation Table” above.

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Outstanding Equity Awards at Fiscal Year-End
The following table shows the number of shares covered by outstanding PSOs, PPOs, PSUs and RSUs held by each of our NEOs on December 31, 2025, which units remain subject to forfeiture and cancellation provisions.

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Henry A. Fernandez								—	—	20,527	11,776,955
				91,616	(4)	590.73	1/31/2035
	—	36,846	(3)			1,000.00	1/31/2035
	—	40,780	(3)			1,100.00	1/31/2035
	—	44,920	(3)			1,200.00	1/31/2035
				73,046	(2)	598.62	2/1/2034
				55,848	(1)	554.52	2/2/2033
Andrew C. Wiechmann								3,990	2,289,183	2,933	1,682,750
				10,758	(4)	590.73	1/31/2035
				9,536	(2)	598.62	2/1/2034
				7,464	(1)	554.52	2/2/2033
C.D. Baer Pettit								—	—	10,730	6,156,122
				45,180	(4)	590.73	1/31/2035
				40,932	(2)	598.62	2/1/2034
				31,478	(1)	554.52	2/2/2033
Alvise J. Munari								3,970	2,277,708	4,491	2,576,621
				10,758	(4)	590.73	1/31/2035
				8,816	(2)	598.62	2/1/2034
				7,998	(1)	554.52	2/2/2033
Scott A. Crum								3,223	1,849,132	2,675	1,534,727
				8,606	(4)	590.73	1/31/2035
				7,198	(2)	598.62	2/1/2034
				6,576	(1)	554.52	2/2/2033
(1)Represents the award of PSOs that was granted on February 2, 2023, which 2023 PSOs were unexercised and unearned as of December 31, 2025 and remain subject to performance adjustment and forfeiture provisions. These values represent the number of stock options each NEO would receive upon vesting, assuming maximum attainment of the applicable performance goals. This column does not give effect to retirement provisions as detailed below under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.”
(2)Represents the award of PSOs that was granted on February 1, 2024, which 2024 PSOs were unexercised and unearned as of December 31, 2025 and remain subject to performance adjustment and forfeiture provisions. These values represent the number of stock options each NEO would receive upon vesting, assuming maximum attainment of the applicable performance goals. This column does not give effect to retirement provisions as detailed below under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.”
(3)Represents the special award of PPOs that was granted on January 31, 2025, which PPOs were unexercisable as of December 31, 2025.
(4)Represents the award of PSOs that was granted on January 31, 2025, which 2025 PSOs were unexercised and unearned as of December 31, 2025 and remain subject to performance adjustment and forfeiture provisions. These values represent the number of stock options each NEO would receive upon vesting, assuming maximum attainment of the applicable performance goals. This column does not give effect to retirement provisions as detailed below under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.”

2026 PROXY STATEMENT	93

Compensation Matters
(5)Represents unvested RSUs outstanding as of December 31, 2025. This column does not give effect to retirement provisions as detailed below under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.” The number of RSUs included in this table vest on the following dates for each NEO:

	Number of RSUs by Vesting Date
Name	2/2/2026	2/1/2027	1/31/2028	Total
Henry A. Fernandez	—	—	—	—
Andrew C. Wiechmann	1,137	1,329	1,524	3,990
C.D. Baer Pettit	—	—	—	—
Alvise J. Munari	1,218	1,228	1,524	3,970
Scott A. Crum	1,001	1,003	1,219	3,223
(6)The market value of outstanding RSUs is based on a share price of $573.73, the closing share price of MSCI common stock on December 31, 2025, rounded to the nearest whole number.
(7)Represents outstanding and unvested PSUs held on December 31, 2025 that remain subject to performance adjustment and forfeiture provisions, as shown in the following table on an award-by-award basis. These values represent the number of PSUs that each NEO would receive upon vesting, assuming attainment of the applicable performance goals. This column does not give effect to retirement provisions as detailed below under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.”
PSU Awards, Subject to Forfeiture and Cancellation Provisions

Award Year	2021		2023		2024	2024		2025
Term	5-year		3-year		3-year	3-year		3-year
Payout Adjustment	Threshold		Threshold		Threshold	Threshold		Target
Name	PSUs at Threshold Vesting (#)		PSUs at Threshold Vesting (#)		PSUs at Threshold Vesting (#)	Special PSUs at Threshold Vesting (#)		PSUs at Target Vesting (#)
Henry A. Fernandez	8,710	(1)	2,000	(2)	1,731	—		8,086
Andrew C. Wiechmann	609	(1)	267	(2)	395	—		1,662
C.D. Baer Pettit	4,645	(1)	1,127	(2)	970	—		3,988
Alvise J. Munari	1,083	(1)	286	(2)	365	1,095	(3)	1,662
Scott A. Crum	812	(1)	235	(2)	298	—		1,330
(1)Following the performance adjustment, no payout was made on the 2021 5-year PSUs.
(2)Following the performance adjustment, no payout was made on the 2023 3-year PSUs.
(3)Represents special PSUs granted to Mr. Munari in 2024 in connection with his appointment to Chief Product Officer.

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Compensation Matters
Option Exercises and Stock Vested
The following table contains information with regard to stock options exercised by our NEOs and vesting and conversion of stock awards held by the NEOs during fiscal 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Henry A. Fernandez	—	—	58,370	34,291,208
Andrew C. Wiechmann	—	—	2,979	1,746,517
C.D. Baer Pettit	—	—	25,943	15,240,994
Alvise J. Munari	—	—	7,447	4,369,449
Scott A. Crum	—	—	6,347	3,724,186
(1)The value realized for option awards and stock awards is based on the closing share price of MSCI common stock on the applicable stock vesting date.
Potential Payments upon Termination or Change in Control
Change in Control Severance Plan
In the event of a change in control of the Company, Management Committee members, including all of our NEOs, would be entitled to benefits under the MSCI Inc. Change in Control Severance Plan (the “CIC Plan”), which was adopted by the Board of Directors in May 2015 and amended in February 2026. The CIC Plan covers participants identified on a schedule attached to the CIC Plan (subject to any additions to or removals from the participant list by the Compensation Committee), including the Company’s CEO, CFO and the Company’s other NEOs. In the event of a “Qualifying Termination” (for certain terminations related to changes in control, as defined in the CIC Plan), participants will receive the severance payments and benefits specified in the CIC Plan. Severance payments and benefits under the CIC Plan are subject to a “double-trigger” as both a change in control and a termination of the participant’s employment by the Company without “cause” or by the participant for “good reason” (as such terms are defined in the CIC Plan) are required in order for the participant to qualify for payments and benefits. The CIC Plan does not include any golden parachute excise tax gross-up provisions. Any severance payments and benefits under the CIC Plan are subject to execution of an agreement by the CIC Plan participant releasing claims against the Company. Participants are also obligated to comply with confidentiality, non-solicitation and non-disparagement covenants under their release agreement.
Annual Incentive Plan
In the event of a change in control (as defined in the AIP), unless otherwise determined by the Compensation Committee, the performance period applicable to any outstanding AIP cash bonus award will cease as of the date immediately prior to the change in control. The portion of any such award based on performance metrics (other than individual goals and metrics) will be payable based on the higher of (i) the Company’s actual achievement of the performance metrics (other than individual goals and metrics) for the prorated period ending immediately prior to the change in control and (ii) 100%. The portion of any such award based on individual goals and metrics will be payable at 100% of the target. All awards will be payable by the Company (or the successor or survivor entity) within 60 days of the date of the change in control, prorated for the portion of the applicable performance period that elapsed prior to the change in control.
If the Company’s successor will not be implementing a comparable annual incentive plan for the remaining portion of the year in which the change in control occurs, the Compensation Committee may, in its discretion, elect not to prorate the awards. If any AIP participant is eligible to receive a prorated annual bonus for the year in which the change in control occurs pursuant to any other change in control severance plan, including the CIC Plan, the individual’s prorated annual bonus payable under such other plan will be reduced by the amount of the bonus paid under the AIP.

2026 PROXY STATEMENT	95

Compensation Matters
Offer Letters
For information regarding certain amounts payable to Mr. Wiechmann in connection with an involuntary termination of employment other than for cause pursuant to the terms of his offer letter, please see “Employment Agreements” on page 85 of this Proxy Statement. For information regarding the amounts payable to Mr. Pettit under his Advisory Agreement and Settlement Agreement entered into with the Company in connection with his planned retirement, please see “Employment Agreements” on page 85 of this Proxy Statement.
Equity Acceleration
The descriptions of equity acceleration provisions below apply to the applicable outstanding equity awards as of December 31, 2025.
Terminations Other Than Due to Death, Disability, Involuntary Termination Without Cause or Retirement
Upon termination of an NEO’s employment for any reason other than due to death, disability, involuntary termination without cause or retirement (as such terms are defined in the applicable award agreement), his or her unvested PSUs, PSOs, RSUs and PPOs will generally be cancelled immediately. Equity awards granted to NEOs who are eligible for retirement treatment are cancelled following a termination for cause.
Death or Disability
Upon termination of an NEO’s employment due to death or “disability” (as defined in the applicable award agreement):
•PSUs. PSUs will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.
•PSOs. The service condition will be deemed fully satisfied on the termination date, and the number of PSOs that will become vested options will be determined based on actual performance through the end of the performance period
•RSUs. RSUs will vest and convert into shares within 30 days of the termination date.
•PPOs. PPOs vest and become fully exercisable on the termination date.
Involuntary Termination
If the Company terminates an NEO’s employment without “cause” (as defined in the applicable award agreement) and he or she signs and does not revoke an agreement and release of claims satisfactory to the Company within 60 days of the termination date:
•2023, 2024 and 2025 3-Year PSUs. A prorated portion of the target number of PSUs will vest and convert into shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 3-year performance period (rounded up to the next whole month), and (B) the denominator of which is 36 months, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.
•2021 5-Year PSUs. If the termination of employment occurs prior to the second anniversary of the grant date, the PSUs will be forfeited in their entirety. Following the second anniversary of the grant date, a prorated portion of the target number of PSUs will vest and convert into shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 5-year performance period (rounded up to the next whole month), and (B) the denominator of which is 60 months, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

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•PSOs. A prorated portion of the service condition will be deemed satisfied determined by dividing (i) the total number of months the NEO was employed by the Company during the vesting period (rounded up for partial months) by (ii) 36 months. The number of prorated PSOs that become vested options (if any) will be determined based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” (i) the service condition will be deemed fully satisfied on the termination date and (ii) the number of PSOs that become vested options (if any) will be determined based on actual performance through the end of the performance period.
•RSUs. A prorated portion of the RSUs will vest and convert to shares on the vesting date equal to the product of (i) the total number of RSUs granted pursuant to the award multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the vesting period (rounded up to the next whole month) and (B) the denominator of which is 36 months. However, for NEOs who have achieved “62/10 Retirement Eligibility” (as defined in the applicable award agreement), the RSUs will fully vest on the date of termination and will convert to shares on the original payment schedule.
•PPOs. If the termination of employment occurs prior to the third anniversary of the grant date, a prorated portion of the PPOs will vest, determined by dividing (i) the total number of months Mr. Fernandez was providing services to the Company between the grant date and the termination date (rounded up for partial months) by (ii) 36 months. Following the third anniversary of the grant date, the PPOs will be fully vested on the termination date.
Retirement
Upon termination of an NEO’s employment in circumstances that makes him or her eligible for retirement treatment (based on the applicable award agreement):
•PSUs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the target number of PSUs will vest and convert to shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 3- or 5-year performance period, as applicable (rounded up to the next whole month), and (B) the denominator of which is 36 or 60 months, as applicable, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.
•PSOs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the service condition will be deemed satisfied determined by dividing (i) the total number of months the NEO was employed by the Company during the 3-year performance vesting period (rounded up for partial months) by (ii) 36 months. The number of prorated PSOs that become vested options (if any) will be determined based on actual performance through the end of the performance period. For NEOs who have achieved “62/10 Retirement Termination” (as such term is defined in the applicable award agreement), the service condition will be deemed fully satisfied and the number of PSOs that become vested options (if any) will be determined by actual performance through the end of the performance period.
•RSUs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” (as such terms are defined in the applicable award agreement) but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the RSUs will vest and convert to shares on the next regularly scheduled vesting date equal to the product of (i) the total number of RSUs granted pursuant to the award multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the vesting period (rounded up to the next whole month) and (B) the denominator of which is 36 months. For NEOs who have achieved “62/10 Retirement Eligibility,” the RSUs will fully vest on the date of termination and will convert to shares on the original payment schedule.
•PPOs. There is no retirement treatment. The PPOs will be forfeited in their entirety upon any retirement termination.

2026 PROXY STATEMENT	97

Compensation Matters
Change in Control
In the event an NEO’s employment is terminated by MSCI without “cause” or by him or her for “good reason,” in each case, within 24 months following a “change in control” (as such terms are defined in the applicable award agreement):
•PSUs. PSUs will vest and convert to shares within 60 days of the date of termination of employment, and the performance metrics will be deemed to have been achieved at the greater of (i) the actual achievement of the performance metrics for the period commencing on the first day of the performance period and ending on the date immediately prior to the change in control and (ii) 100%.
•PSOs. PSOs will vest and become exercisable and the performance condition will be deemed to have been achieved at the greater of (i) the actual achievement of the performance condition for the period commencing on the first day of the performance period and ending on the date immediately prior to the change in control and (ii) 100%.
•RSUs. RSUs will vest and convert into shares within 60 days of the date of termination of employment.
•PPOs. PPOs will vest and become exercisable within 60 days of the date of termination of employment.
Upon a “change in control,” if the applicable awards are not assumed or continued by the acquiror, the awards will vest in full (with applicable performance conditions deemed achieved at the greater of target and actual performance), regardless of whether the NEO experiences a qualifying termination of employment as described above.
The following table represents the amounts to which our NEOs or their estates or representatives, as applicable, would have been entitled to receive had their employment been terminated on December 31, 2025 or had a change in control occurred on December 31, 2025.
Estimated Potential Payments upon Termination or Change in Control

				Change in Control
Name(1)	Involuntary Termination Without Cause- Equity at Target Performance ($)(1)(2)	Termination Due to Death, Disability- Equity at Target Performance ($)(1)(3)	Qualified Retirement- Equity at Target Performance ($)(1)(4)	Cash Severance ($)(5)	Benefits and Perquisites - Cobra / UK Medical Continuation Premiums ($)(6)	Termination Without Cause or for Good Reason (Following a Change in Control)-Equity at Target Performance ($)(1)(7)
Henry A. Fernandez	23,732,897	23,732,897	23,732,897	4,769,666	87,880	23,732,897
Andrew C. Wiechmann	3,663,538	5,535,322	—	2,683,753	—	5,535,322
C.D. Baer Pettit(8)	10,234,378	12,733,927	10,234,378	3,991,449	18,474	12,733,927
Alvise J. Munari	5,467,157	8,562,861	—	3,355,953	29,816	8,562,861
Scott A. Crum	4,833,153	4,833,153	4,833,153	2,484,840	102,758	4,833,153
(1)With respect to PSUs or RSUs, values are based on the closing share price of MSCI common stock on December 31, 2025 ($573.73). With respect to PSOs, represents the closing share price of MSCI common stock on December 31, 2025 minus the relevant exercise price times the number of outstanding PSOs for all in-the-money, unvested PSOs as of such date. No value for Mr. Fernandez’s PPOs is included because the PPOs were out-of-the-money as of December 31, 2025.
(2)These amounts represent the values associated with the acceleration of unvested PSUs (assuming payout at the target performance level), PSOs (assuming in-the-money value at the target performance level) and RSUs upon a termination of the NEO’s employment due to an involuntary termination without cause (not following a change in control), in each case, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested PSUs (assuming payout at the maximum performance level), PSOs (assuming in-the money value at the maximum performance level) and

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Compensation Matters
RSUs is $52,056,209 for Mr. Fernandez, $6,511,233 for Mr. Wiechmann, $22,983,988 for Mr. Pettit, $10,152,894 for Mr. Munari and $8,357,629 for Mr. Crum. No value for Mr. Fernandez’s PPOs is included because the PPOs were out-of-the-money as of December 31, 2025.
(3)These amounts represent the values associated with the acceleration of unvested PSUs (assuming payout at the target performance level), PSOs (assuming in-the-money value at the target performance level) and RSUs upon a termination of the NEO’s employment due to death or disability, in each case, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested PSUs (assuming payout at the maximum performance level), PSOs (assuming in-the money value at the maximum performance level) and RSUs is $52,056,209 for Mr. Fernandez, $9,395,353 for Mr. Wiechmann, $28,055,377 for Mr. Pettit, $15,505,508 for Mr. Munari and $8,357,629 for Mr. Crum. No value for Mr. Fernandez’s PPOs is included because the PPOs were out-of-the-money as of December 31, 2025.
(4)These amounts represent the values associated with the acceleration of the payout of PSUs, PSOs and RSUs upon a termination of the NEO’s employment due to qualified retirement, pursuant to the terms of the applicable award agreement. With respect to Mr. Fernandez and Mr. Crum, such acceleration is treated in accordance with the provisions applicable to “62/10 Retirement Eligibility,” as detailed above under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.” With respect to Mr. Pettit, such acceleration is treated as in accordance with the provisions applicable to “55/10 Retirement Eligibility” as detailed above under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.” The value associated with the acceleration of unvested awards (assuming payout at the maximum performance level) is $52,056,209 for Mr. Fernandez, $22,983,988 for Mr. Pettit and $8,357,629 for Mr. Crum.
(5)A lump sum cash payment under our CIC Plan equal to the sum of (1) two times the participant’s base salary and (2) two times the participant’s average annual cash bonus (three-year average annual cash bonus). For more information on our CIC Plan and qualifying terminations of employment thereunder, see “—Potential Payments Upon Termination or Change in Control—Change in Control Severance Plan” above.
(6)A lump sum cash payment under our CIC Plan equal to 135% of the approximate amount of qualifying health coverage continuation premiums for the participant and his or her eligible dependents for 24 months for the coverage option and level of medical, dental and/or vision coverage in effect for the participant immediately prior to the date of termination (or, in the case of an international participant, equivalent local health benefits). For more information on our CIC Plan and qualifying terminations of employment thereunder, see “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control—Change in Control Severance Plan” above.
(7)These amounts represent the values associated with the acceleration of unvested PSUs (assuming payout at the target performance level), PSOs (assuming in-the-money value at the target performance level) and RSUs upon a termination of the NEO’s employment by the Company without cause or by the NEO for good reason, in each case, within 24 months following a change in control, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested PSUs (assuming payout at the maximum performance level), PSOs (assuming in-the money value at the maximum performance level) and RSUs is $52,056,209 for Mr. Fernandez, $9,395,353 for Mr. Wiechmann, $28,055,377 for Mr. Pettit, $15,505,508 for Mr. Munari and $8,357,629 for Mr. Crum. No value for Mr. Fernandez’s PPOs is included because the PPOs were out-of-the-money as of December 31, 2025.
(8)The amounts in the table represent the hypothetical amounts that would have been payable to Mr. Pettit had his employment been terminated on December 31, 2025. The actual amounts payable to Mr. Pettit under his Advisory Agreement and Settlement Agreement entered into with the Company in connection with his planned retirement are described under “Employment Agreements” above on page 85 of this Proxy Statement.
CEO Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (collectively, the “Pay Ratio Rule”), we are providing the following estimated information for 2025:
•the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $56,294;
•the annual total compensation of our Chief Executive Officer was $33,320,590, or $18,320,508 excluding the special PPO award described on page 80 of this Proxy Statement; and
•the ratio of these two amounts was 592(1) to 1, or 325(2) to 1 excluding the special PPO award. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

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Compensation Matters
(1)For purposes of the CEO pay ratio disclosure, Mr. Fernandez’s annual total compensation includes the amount reported in the “Total” column of the Summary Compensation Table on page 90 of this Proxy Statement, including the special PPO award granted to Mr. Fernandez in early 2025, having a total grant date value of $15.0 million.
(2)We understand that the CEO pay ratio is intended to provide greater transparency to annual CEO compensation and how it compares to the annual compensation of the median employee. As such, we are providing a supplemental ratio that compares the CEO’s total 2025 compensation, excluding the special PPO award with a grant date fair value of $15,000,082 described on page 80 of this Proxy Statement, to the annual total compensation of the median employee to facilitate a better understanding of our CEO’s ongoing annual total compensation and better comparability.
Methodology for Identifying our “Median Employee”
Employee Population
To identify the median of the annual total compensation of all our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We determined that, as of December 31, 2025, our total employee population consisted of 6,268 individuals (of which 51% of MSCI employees were located in the Asia Pacific region, 24% in Europe, Middle East and Africa, 16% in the United States and Canada, and 9% in Mexico and Brazil). Our total employee population consisted of our global workforce of full-time and part-time employees, as described in more detail below.
Determining our Median Employee
To identify our “median employee” from our total employee population, as of December 31, 2025, we compared the amount of base salary plus actual cash bonus paid for 2025. In making this determination, we annualized the compensation of our full-time employees who were hired in 2025 but did not work for us for the entire fiscal year and permanent part-time employees. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.
Our Median Employee
Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in Pune, India, with base salary plus actual cash bonus paid for the 12-month period ending December 31, 2025 in the amount of $50,461.
Determination of Annual Total Compensation of our “Median Employee” and our CEO
Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2025 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2025 (as set forth in the Summary Compensation Table for 2025 on page 90 of this Proxy Statement).

100

Compensation Matters
Pay Versus Performance
The following table sets forth the compensation for our CEO and the average compensation for our other NEOs, both as reported in the Summary Compensation Table on page 90 of this Proxy Statement and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2025, 2024, 2023, 2022 and 2021. “Compensation Actually Paid” does not represent cash or equity value realized or paid to our NEOs or how our Compensation Committee evaluates compensation decisions, but rather is a value calculated based on the requirements and methodology set forth in the applicable SEC rules. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income and adjusted EPS.
2025 Pay Versus Performance Table

Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(2) ($) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1) ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (in Thousands)(4) ($) (h)	Adjusted EPS(5) ($) (i)
					Total Shareholder Return(3) ($) (f)	Peer Group Total Shareholder Return(3) ($) (g)
2025	33,320,590	19,771,649	5,765,024	2,858,566	135.2	208.4	1,202,305	17.28
2024	15,696,607	17,879,415	4,765,696	4,657,379	139.7	180.1	1,109,128	15.20
2023	13,793,145	42,412,804	4,424,283	8,653,705	130.2	136.7	1,148,592	13.52
2022	12,998,816	(38,985,841)	3,887,795	(5,073,374)	105.9	119.3	870,573	11.45
2021	10,338,312	81,171,520	3,496,361	15,271,690	138.1	135.8	725,983	9.95
(1)Compensation for our principal executive officer (“PEO”), Henry A. Fernandez, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEOs includes the following NEOs: (i) in 2025, Scott A. Crum, Alvise J. Munari, C.D. Baer Pettit and Andrew C. Wiechmann and (ii) in each of 2024, 2023, 2022 and 2021, Scott A. Crum, Robert J. Gutowski, C.D. Baer Pettit and Andrew C. Wiechmann.
(2)Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEO NEOs in 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts set forth in columns (c) and (e), adjusted as follows in the table below. However, the reconciliation of these amounts, as required under SEC rules, is presented only for 2025 in the table below. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the PEO’s and our other NEOs’ compensation for fiscal year 2025, see “Compensation Discussion and Analysis” beginning on page 58 of this Proxy Statement.

	PEO 2025	Non-PEOs 2025
Summary Compensation Table Total	33,320,590	5,765,024
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(29,600,328)	(3,900,538)
Plus Fair Value of Outstanding Unvested Awards Granted in the Covered Year	26,092,267	3,490,558
Change in Fair Value of Outstanding Unvested Awards from Prior Years	(8,704,107)	(2,217,024)
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	(1,336,773)	(279,454)
Less Fair Value (as of end of prior fiscal year) of Awards Forfeited during the Covered Year	—	—
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	—	—
Compensation Actually Paid	19,771,649	2,858,566
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date, or the fair values of awards forfeited in the covered year, which are valued as of the end of the prior fiscal year. The assumptions used for purposes of calculating fair values of awards as of the vest date or fiscal year-end date are the same as the assumptions used for purposes of calculating the grant date fair value of awards, except that, in the case of PSOs, the fair values at the time of grant were determined using the Black-Scholes option pricing model and the fair values as of the fiscal year-end date were determined using the Hull-White lattice model. The Hull-White lattice model requires consistent judgmental assumptions as the Black-Scholes pricing model, except that the expected life as a direct input for the Black-Scholes pricing model was estimated using the simplified method provided for by the SEC, while the expected life for the Hull-White lattice model was an implied output and estimated to be 5.2 years for the PSOs granted in 2023, 6.1 years for the PSOs granted in 2024, 6.9 years for the PSOs granted in 2025, and 7.6 years for the PPOs granted in 2025. In addition, for PSOs, the fair value is adjusted for any changes in the probability of achievement of the (i) a cumulative revenue performance goal and (ii) a cumulative adjusted EPS performance goal (each weighted equally under the terms of the PSOs).

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Compensation Matters
(3)TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table reflects the Company’s industry sector and is the same as our peer group set forth above under “Proxy Summary—Total Shareholder Return” for purposes of Item 201(e) of Regulation S-K.
(4)Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.
(5)Adjusted EPS is a non-GAAP financial measure. See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.
Disclosure of Relationships
Compensation Actually Paid, MSCI Cumulative TSR and Peer Group Cumulative TSR

●	Compensation Actually Paid to PEO	●	Average Compensation Actually Paid to Non-PEO NEOs	— —	Total Shareholder Return(1)	— —	Peer Group Total Shareholder Return(1)
(1)TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this graph reflects the Company’s industry sector and is the same as our peer group set forth above in “Proxy Summary—Total Shareholder Return.”

102

Compensation Matters
Compensation Actually Paid and Net Income

●	Compensation Actually Paid to PEO	●	Average Compensation Actually Paid to Non-PEO NEOs	— —	Net Income
Compensation Actually Paid and Adjusted EPS

●	Compensation Actually Paid to PEO	●	Average Compensation Actually Paid to Non-PEO NEOs	— —	Adjusted EPS(1)
(1)Adjusted EPS is a non-GAAP financial measure. See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.

2026 PROXY STATEMENT	103

Compensation Matters
Performance Measures
As described in more detail in the Compensation Discussion and Analysis beginning on page 58 of this Proxy Statement, our executive compensation program is designed to facilitate an “owner-operator” mindset amongst our senior executives. In connection with our pay-for-performance philosophy, we utilize multiple, complementary performance measures under our AIP and LTIP that measure and reward for performance against core financial, operational and strategic milestones that drive shareholder value creation.
Adjusted EPS, operating revenues and total net sales are utilized as performance measures for our AIP. Further information regarding these performance measures can be found under Compensation Discussion and Analysis.
Under our LTIP, we granted PSUs that are eligible to vest based on the achievement of an absolute TSR CAGR measured over a cumulative three-year performance period. We also granted PSOs that are eligible to vest based on the combined level of achievement of (i) a cumulative operating revenue performance goal and (ii) a cumulative adjusted EPS performance goal (each weighted equally) and measured over a cumulative three-year performance period.
The following table sets forth an unranked list of the “most important” performance measures we used to link pay with performance for 2025.

Performance Measures
Adjusted EPS
Operating Revenues
Total Net Sales(1)
3-Year Absolute TSR CAGR
(1)For purposes of the AIP, Total Net Sales reflects net new recurring subscription sales plus non-recurring sales weighted at 75%.
We do not consider any one of the above performance measures to be the single most important financial measure for our company or executive compensation design. However, adjusted EPS is a performance measure that is utilized under both our AIP and our LTIP and is a key metric used by our management and our investors in evaluating our performance, and therefore, for purposes of the 2025 Pay versus Performance Table, we disclose adjusted EPS to be the “most important” financial performance measure utilized in our executive compensation program for 2025 for linking pay with performance and as our “company-selected measure.”

104

Our Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor.
PROPOSAL 3 Ratification of the Appointment of MSCI’s Independent Auditor Proxies solicited by our Board will be voted FOR this ratification unless otherwise instructed.

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as independent auditor for 2026 and presents this selection to the shareholders for ratification. PwC will audit our consolidated financial statements for the year ended December 31, 2026 and perform other permissible pre-approved services.
A PwC representative will attend the 2026 Annual Meeting to respond to your questions and will have the opportunity to make a statement if he or she desires to do so. If our shareholders fail to ratify the appointment of PwC, it will be regarded as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if shareholders ratify the selection of PwC, the Audit Committee, in its discretion, may select a new independent auditor at any time during the year if it believes that the change would be in the best interest of the Company.
The Audit Committee periodically reviews the engagement of the independent auditor to assess, among other things, the skills, experience, service levels and costs associated with conducting the annual audit of the Company’s financial statements. PwC has served as our independent auditor since March 2014. The Audit Committee believes that the tenure of our independent auditor since March 2014 provides significant benefits, including deep institutional knowledge and expertise of our operations and business, enhanced audit quality, and efficiencies that contribute to the integrity and reliability of our financial reporting.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at our 2026 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 3. Abstentions shall not be treated as votes cast.

2026 PROXY STATEMENT	105

Audit
Matters
Independent Auditor’s Fees
The following table summarizes the aggregate fees (including related out-of-pocket expenses) expensed in 2025 and 2024 for professional services provided by PwC. On March 6, 2025, the Audit Committee approved the engagement of PwC as the Company’s independent auditor for 2025. These fees were approved pursuant to the pre-approval policies and procedures described below.

$ in thousands	2025	2024
Audit fees(1)	4,961	4,315
Audit-related fees(2)	585	225
Tax fees(3)	1,494	1,197
All other fees(4)	2	2
Total	7,042	5,739
(1)Audit fees consisted of fees expensed for (i) audits of our consolidated financial statements included in our Annual Reports on Form 10-K and related services, (ii) reviews of the interim condensed consolidated financial statements included in our quarterly financial statements, (iii) audits of various entities for statutory and other reporting requirements, (iv) consents and other services related to SEC and other regulatory filings and (v) audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002).
(2)In 2025, Audit-related fees consisted of fees expensed for reports related to the assessment of internal controls. In 2024, Audit-related fees consisted of fees expensed for reports related to the assessment of compliance with professional standards in connection with a system implementation as well as other assurance and related services.
(3)Tax fees in 2025 consisted of $850,002 related to tax compliance assistance and $644,469 tax consulting fees related to international and domestic tax matters, including international tax planning. Tax fees in 2024 consisted of $614,380 related to tax compliance assistance and $582,932 of tax consulting fees related to international and domestic tax matters, including international tax planning.
(4)In 2025 and 2024, all other fees consisted of fees related to disclosure software subscriptions.
Pre-Approval Policy of the Audit and Risk Committee of Services Performed by Independent Auditors
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditor to ensure that the independent auditor maintains independence with respect to MSCI. Under these procedures, the Audit Committee annually pre-approves specified categories of audit, audit-related and other services to be provided by the independent auditor and the estimated fees related to those services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Any single engagement with estimated fees in excess of $750,000 generally requires separate pre-approval by the full Audit Committee. Tax advisory services also require separate Audit Committee pre-approval. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve certain engagements not requiring approval by the full Audit Committee and the authority to approve increases to pre-approved fee limits within pre-approved service categories, subject to certain thresholds. Each Chair pre-approval must be documented in writing and reported to the full Audit Committee at its next scheduled meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations. Management reports to the Audit Committee the actual fees versus pre-approved amounts periodically throughout the year by category of service.

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Audit Matters
Audit and Risk Committee Report
The Audit Committee operates under a written charter adopted by the Board, which is accessible through the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (https://ir.msci.com). The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the NYSE and the Exchange Act.
The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor for the year ended December 31, 2025, PwC, was responsible for auditing the consolidated financial statements included in the Company’s 2025 Annual Report on Form 10-K, expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, as well as reviewing the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.
The Audit Committee held ten meetings during the year ended December 31, 2025, and among other things:
•reviewed and discussed the Company’s quarterly and annual earnings releases;
•reviewed and discussed the (i) quarterly unaudited consolidated financial statements and related notes and (ii) audited consolidated financial statements and related notes to the consolidated financial statements for the year ended December 31, 2025 with management and PwC;
•reviewed and discussed the annual plan and scope of work of the independent auditor;
•reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;
•met with PwC, the internal auditor and Company management in executive sessions to discuss the results of their examinations and evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs;
•reviewed and discussed the critical accounting policies set forth in the Company’s Annual Report on Form 10-K and reviewed critical audit matters reported by PwC;
•reviewed business and financial market conditions, including periodic assessments of risks posed to MSCI’s operations and financial condition (including those related to technology and cybersecurity);
•reviewed and discussed reports from MSCI’s Disclosure Committee; and
•evaluated the performance of PwC and approved their engagement as the Company’s independent auditor.
PwC also provided to the Audit Committee the written disclosures and the letters required by the applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence, and represented that it is independent from the Company. We discussed with PwC their independence from the Company, and considered whether the services they provided to the Company beyond those rendered in connection with their integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, were compatible with maintaining their independence.

2026 PROXY STATEMENT	107

Audit Matters
The Audit Committee is also responsible for reviewing and evaluating the senior members of the PwC team, particularly the lead audit partner and any other partners on the audit engagement teams, and ensuring required rotation of audit partners every five years, as required by SEC rules. One or more members of the Audit Committee also meet with candidates for the lead audit partner role, and the Audit Committee discusses the appointment before a rotation occurs.
During the year ended December 31, 2025, the Audit Committee also received regular updates on the amount of fees and scope of audit, audit-related and tax services provided. Pursuant to the pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditors as described above within “—Pre-Approval Policy of the Audit and Risk Committee of Services Performed by Independent Auditors,” the Audit Committee approved, among other things, fees related to the integrated audits, statutory audits, consultations and certain non-audit services. The Audit Committee also approved certain fees relating to tax services consisting of compliance and advisory services related to (i) tax consulting fees related to international and domestic tax matters, including international corporate restructurings, and (ii) tax compliance assistance.
Based on our review and these meetings, discussions and reports described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee’s charter, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s 2025 Annual Report on Form 10-K.
Respectfully submitted,
Marcus L. Smith (Chair)
Robert G. Ashe
Rajat Taneja
June Yang

108

Beneficial Ownership of
Common Stock
Stock Ownership of Executive Officers and Directors
We require members of our Management Committee (which includes all of our executive officers) and our directors to comply with our stock ownership guidelines to further align their interests with the interests of our shareholders. As of the date of this Proxy Statement, all of the members of our Management Committee and our directors are in compliance with the applicable stock ownership guidelines. See “Compensation Matters—Compensation Discussion and Analysis—Stock Ownership Guidelines” on page 86 of this Proxy Statement and “Director Compensation and Stock Ownership Guidelines—Non-Employee Director Stock Ownership Guidelines” on page 55 of this Proxy Statement for additional information regarding our stock ownership guidelines for the members of our Management Committee and our directors, respectively.
The following table sets forth the beneficial ownership of our common stock by each of our NEOs and directors, and by all of our directors and executive officers as of February 27, 2026 as a group. The address for each of our executive officers and directors is 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. Percentage of share ownership amounts are based on 73,120,206 shares of our common stock outstanding as of February 27, 2026.

Named Executive Officers	Shares(1)	Right to Acquire(2)	Beneficial Ownership Total(3)	Percent of Class(4)
Henry A. Fernandez(5)	2,184,937	71,757	2,256,694	3.08%
Andrew C. Wiechmann	18,316	8,330	26,646	—%
C.D. Baer Pettit(6)	284,787	40,041	324,828	—%
Alvise J. Munari(7)	27,638	16,094	43,732	—%
Scott A. Crum	13,128	8,383	21,511	—%
Directors
Robert G. Ashe(8)	22,290	—	22,290	—%
Robin Matlock	1,252	—	1,252	—%
Jacques P. Perold	5,499	—	5,499	—%
Sandy C. Rattray	2,064	—	2,064	—%
Linda H. Riefler	20,210	—	20,210	—%
Michelle Seitz	286	—	286	—%
Marcus L. Smith	4,683	—	4,683	—%
Rajat Taneja	2,626	—	2,626	—%
Paula Volent	3,472	—	3,472	—%
June Yang	129	—	129	—%
All Current Executive Officers and Directors as of February 27, 2026 as a Group (16 Persons)(6)	2,605,074	150,713	2,755,787	3.76%

2026 PROXY STATEMENT	109

Beneficial Ownership of Common Stock
(1)Excludes shares of our common stock that may be acquired through the vesting of PSUs, PSOs and RSUs. Includes 1,252 shares of common stock for which Ms. Matlock has elected to defer receipt of such shares until the earlier of (i) June 1, 2033 and (ii) the 60th day after her “separation from service” as a director; 1,665 shares of our common stock for which Ms. Riefler has elected to defer receipt of such shares until the 60th day after her “separation from service” as a director; and 129 shares of our common stock for which Ms. Yang has elected to defer receipt of such shares until the 60th day after her “separation from service” as a director.
(2)Includes shares of our common stock that can be acquired through the exercise of stock options or the vesting of RSUs within 60 days of the date of this table (i.e., through April 28, 2026). See the “Outstanding Equity Awards at Fiscal Year-End” Table included herein for additional information regarding RSUs and stock options held by each NEO as of December 31, 2025. As of February 27, 2026, each of our NEOs had the following shares of our common stock issuable upon the exercise of stock options: Mr. Fernandez had 71,757 shares issuable upon the exercise of stock options, Mr. Wiechmann had 8,330 shares issuable upon the exercise of stock options, Mr. Pettit had 40,041 shares issuable upon the exercise of stock options, Mr. Munari had 16,094 shares issuable upon the exercise of stock options and Mr. Crum had 8,383 shares issuable upon the exercise of stock options. As of February 27, 2026, each of our non-employee directors had the following outstanding stock awards, all of which are in the form of RSUs scheduled to vest on May 1, 2026: Messrs. Perold, Rattray, Smith and Taneja and Mmes. Matlock, Riefler, Seitz, Volent and Yang each had 385 RSUs outstanding and Mr. Ashe had 476 RSUs outstanding. Ms. Matlock elected to defer receipt of such RSUs until the earlier of (i) June 1, 2033 and (ii) the 60th day after her “separation from service” as a director. Mmes. Riefler and Yang each elected to defer receipt of such RSUs until the 60th day after her “separation from service” as a director.
(3)Except as indicated in the footnotes to this table, to our knowledge each executive officer and director, as of February 27, 2026, had sole voting and investment power with respect to his or her shares of our common stock. Beneficial Ownership Totals may differ from those set forth in Statements of Changes in Beneficial Ownership reported on Form 4 filed with the SEC due to the exclusion herein of RSUs granted by the Company, as described in footnote (1) to this table.
(4)All executive officers and directors (other than Mr. Fernandez) each beneficially owned less than 1.0% of the shares of our outstanding common stock. Percentages for each beneficial owner are calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act. Percentages for each NEO, executive officer and director as of February 27, 2026 and collectively as a group are calculated by dividing the number of shares beneficially owned by the sum of the number of our shares outstanding as of February 27, 2026 plus shares of our common stock that can be acquired through vesting of RSUs or through the exercise of stock options within 60 days of the date of this table (i.e., through April 28, 2026).
(5)Includes 335,069 shares of our common stock held by the Fernandez 2007 Children’s Trust of which the spouse of Mr. Fernandez is the trustee, 309,821 shares of our common stock held by the Henry Fernandez 2024 MSCI Annuity Trust of which Mr. Fernandez is the trustee, and 15,400 shares of our common stock held by each of Mr. Fernandez’s three children.
(6)Mr. Pettit ceased serving in his positions as President and a director, effective March 1, 2026.
(7)The Board appointed Mr. Munari, who has been serving as the Company’s Chief Product Officer, to serve as Head of Client Segments, effective as of November 17, 2025.
(8)Includes 22,290 shares of our common stock directly held by 1000396766 Ontario Inc., an entity over which Mr. Ashe retains sole investment and voting control. The common shares of 1000396766 Ontario Inc. are held by the Ashe (2022) Family Trust, a trust of which Mr. Ashe and his spouse are trustees and Mr. Ashe, his spouse and his children are beneficiaries.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of, and transactions in, the common stock and other equity securities of the Company. As a practical matter, the Company assists its directors and executives by monitoring transactions and completing and filing reports on their behalf.
Based solely on the Company’s review of copies of such reports filed with the SEC and written representations that no other reports are required, the Company believes that all of its executive officers, directors and those greater-than-10% shareholders that filed any reports for the year ended December 31, 2025 reported all transactions on a timely basis, with the exception of a late Form 3 filed for Mr. Alvise J. Munari on December 18, 2025.

110

Beneficial Ownership of Common Stock
Stock Ownership of Principal Shareholders
The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock. Percentage of class amounts are based on 73,120,206 shares of our common stock outstanding as of February 27, 2026.

	Shares of Common Stock Beneficially Owned
Name and Address	Number of Shares		Percentage of Class(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,376,828	(2)	12.82%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,942,793	(3)	8.13%
(1)Because percentage of class ownership is based on the total number of shares of our common stock outstanding as of a date that differs from the date used by the principal shareholders to calculate the percentages for purposes of filing the applicable Schedule 13G or 13G/A, percentages of class ownership presented herein may differ from amounts reported in the applicable Schedule 13G or 13G/A filed with the SEC by the relevant principal shareholder.
(2)Based on information in a Schedule 13G/A (Amendment No. 12) filed with the SEC on April 30, 2025. The Schedule 13G/A discloses that The Vanguard Group had sole voting power as to 0 shares of our common stock, shared voting power as to 96,206 shares of our common stock, sole dispositive power as to 9,016,894 shares of our common stock and shared dispositive power as to 359,934 shares of our common stock. In addition, the Schedule 13G/A discloses that the person filing the report is an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Appendix A thereto.
(3)Based on information in a Schedule 13G/A (Amendment No. 13) filed with the SEC on February 5, 2025. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 5,400,012 shares of our common stock and sole dispositive power as to 5,942,793 shares of our common stock. In addition, the Schedule 13G/A discloses that the person filing the report is a parent holding company or control person in accordance with §240.13d-1(b)(1)(ii)(G) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Exhibit 99 thereto.

2026 PROXY STATEMENT	111

Other
Matters
Additional Policies and Procedures
MSCI has a corporate governance webpage that can be found under the “Corporate Governance” link under the “Investor Resources” tab on our website’s Investor Relations homepage (https://ir.msci.com).
Our Corporate Governance Policies (including our Director Independence Standards), Code of Ethics and Business Conduct and committee charters are available electronically, without charge, on or through our website. To access these documents, click on the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (https://ir.msci.com). These documents are also available, without charge, to any shareholder who requests them by writing to us at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or via email at investor.relations@msci.com.
Our Code of Ethics and Business Conduct applies to our directors, executive officers and employees. Our Head of Compliance is principally responsible for administering compliance with our Code of Ethics and Business Conduct, with the support of a team of global professionals. The Head of Compliance reports directly to MSCI’s Deputy General Counsel. If we make any substantive amendment to, or grant a waiver to, a provision of the Code of Ethics and Business Conduct for our CEO, CFO, Principal Accounting Officer and Global Controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website’s Investor Relations homepage (https://ir.msci.com).
We maintain insider trading policies and procedures governing the purchase, sale and/or other dispositions of our securities by directors, officers and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as NYSE listing standards. In addition, it is our policy to comply with applicable securities and state laws, including insider trading laws, when engaging in transactions in our securities. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ending December 31, 2025.
Certain Transactions
Transactions with Shareholders
From time to time, shareholders that own more than 5% of our common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review under our Related Person Transactions Policy described below.
During 2025, BlackRock, Inc. and The Vanguard Group and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. For purposes of full disclosure, revenues recognized by us from subscriptions, licenses and other fees related to our products and services in 2025 from each of these shareholders and/or their respective affiliates are set forth in the table below.

Name	2025 Revenues
BlackRock, Inc.	$339.0 million
The Vanguard Group	$23.3 million

112

Other Matters
Transactions with Directors and Related Entities
During 2025, in the ordinary course of business, The Rockefeller University subscribed to, licensed or purchased certain MSCI products and services. The Company recognized approximately $0.3 million in revenue from these transactions. Paula Volent, one of our directors, has served as Vice President and Chief Investment Officer of The Rockefeller University since August 2021.
Related Person Transactions Policy
The Board recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, the Company maintains a written Related Person Transactions Policy (the “Policy”), which governs the approval of related person transactions to ensure that they are fair and in the best interests of the Company. The Governance Committee administers the Policy. It is the responsibility of each director, director nominee and executive officer to promptly notify the legal department of transactions in which he or she may be involved. The legal department also conducts diligence and maintains controls and procedures to identify and submit for review and approval any such transactions.
Under the Policy, the legal department determines whether the proposed transaction constitutes a related person transaction requiring review under the Policy and/or disclosure. If the legal department determines that (i) the proposed transaction constitutes a related person transaction or (ii) it would be beneficial to further review the transaction under the Policy, then the legal department may review and approve certain transactions pursuant to delegation from the Governance Committee or refer the transactions to the Governance Committee. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.
When evaluating a proposed Related Person Transaction, the legal department or the Governance Committee, as applicable, will consider all relevant facts and circumstances, including: (1) the dollar amount of the transaction, the commercial reasonableness of the terms and the purpose of the transaction, as well as the benefit to the Company; (2) the nature of the negotiations, including (i) whether negotiations were at arm’s length and the result of fair dealing and (ii) whether the related person was involved in the negotiations; (3) the terms and conditions of comparable or similar transactions; (4) whether the transaction is provided on terms that may be more favorable than those available to others; (5) the materiality and character of the related person’s interest in the transaction and whether there may be any conflicts of interest; (6) whether the transaction would be considered unusual for one or both of the parties and (7) whether the transaction may impact director independence if applicable. Related person transactions will not be approved if the legal department or the Governance Committee, as applicable, determines the transaction to be inconsistent with the interests of the Company and its shareholders.
Other Business
We do not know of any matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 21, 2026. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available free of charge at www.proxyvote.com. Information contained on such website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

2026 PROXY STATEMENT	113

Annex A: Frequently
Asked Questions
How do we refer to MSCI Inc. in this Proxy Statement?
We refer to MSCI Inc. as the “Company,” “MSCI,” “we,” “our” or “us” and the Board of Directors of MSCI Inc. as the “Board.” MSCI is incorporated in Delaware and its shares of common stock are listed on the New York Stock Exchange under the symbol MSCI. References to “Shares,” “shares” or “shares of our common stock” in this Proxy Statement refer to shares of our common stock, par value $0.01 per share.
What are the date, time and place of the 2026 Annual Meeting?
We will hold the 2026 Annual Meeting on April 21, 2026 at 2:30 P.M. Eastern Time, via the internet at www.virtualshareholdermeeting.com/MSCI2026.
In order to access the virtual annual meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MSCI2026. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.
Will the 2026 Annual Meeting be webcast?
Yes. You may attend the annual meeting virtually at www.virtualshareholdermeeting.com/MSCI2026, where you will be able to vote electronically and submit questions during the meeting. A webcast replay of the 2026 Annual Meeting will also be archived on our Investor Relations website, https://ir.msci.com/events.cfm, until April 21, 2027.
How do I submit a question at the 2026 Annual Meeting?
To submit questions before the 2026 Annual Meeting, please email your question(s) to the Corporate Secretary at corporatesecretary@msci.com no later than April 20, 2026. Please include “Annual Meeting Questions” in the subject line and provide your name, 16-digit control number and, if applicable, indicate the proposal to which your question relates in the body of the email.
You may submit a question during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/MSCI2026. If your question is properly submitted during the relevant portion of the meeting agenda, our Chairman intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together. A webcast replay of the 2026 Annual Meeting, including the Q&A session, will also be archived on our Investor Relations website, https://ir.msci.com/events.cfm, until April 21, 2027.
What if the Company encounters technical difficulties during the 2026 Annual Meeting?
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/MSCI2026.
If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

114

Annex A: Frequently Asked Questions
Who may attend the 2026 Annual Meeting?
All shareholders as of February 27, 2026, or their duly appointed proxies, may attend the 2026 Annual Meeting. In order to attend the 2026 Annual Meeting, a shareholder must own MSCI common stock at the close of business on February 27, 2026. If your shares are held in the name of a broker, bank, custodian, nominee or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the 2026 Annual Meeting.
Who may vote at the 2026 Annual Meeting?
You can vote your shares of MSCI common stock at our 2026 Annual Meeting if you were a shareholder at the close of business on February 27, 2026 (the “record date”). As of February 27, 2026, there were 73,120,206 shares of MSCI common stock outstanding. Each share of MSCI common stock entitles you to one vote on each matter voted on at the annual meeting of shareholders.
A majority of the shares of MSCI common stock outstanding at the close of business on the record date must be present in order to hold the meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the 2026 Annual Meeting if you vote through the internet at the virtual annual meeting of shareholders or properly submit your proxy prior to the 2026 Annual Meeting.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to the “notice and access” rules adopted by the SEC, we are making this Proxy Statement and our 2025 Annual Report on Form 10-K (including any amendments thereto) available to our shareholders over the internet. As a result, unless you have previously requested electronic access to our proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2025 Annual Report on Form 10-K (including any amendments thereto) over the internet, how to request a free paper copy of these materials and how to vote via the internet. We will mail the Notice of Internet Availability of Proxy Materials on or about March 11, 2026. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.
In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of shareholders on the environment. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it. See “How do I sign up for electronic delivery of proxy materials?” below for further information on electing to receive proxy materials electronically.
What is the difference between holding shares as a “record holder” and as a beneficial owner of shares held in “street name”?
Record Holder. If your shares are registered directly in your name with MSCI’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (including its affiliates, “Broadridge”), you are considered a “record holder” with respect to those shares, and the Notice of Internet Availability of Proxy Materials will be sent directly to you.
Beneficial Owner of Shares Held in “Street Name.” If your shares are held in an account with a brokerage firm, bank, broker dealer, or other intermediary, then you are considered a beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials and other proxy materials will be forwarded to you by that intermediary. As a beneficial owner of shares held in “street name,” you have the right to direct that intermediary on how to vote the shares held in your account by following their instructions for voting and using their forms. If you do not provide your brokerage firm, bank, broker dealer or other intermediary with instructions on how to vote your shares, such intermediary or intermediary nominee will be able to vote your shares only with respect to the proposal related to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2026.

2026 PROXY STATEMENT	115

Annex A: Frequently Asked Questions
How do I vote my shares?
You may direct your vote by internet, telephone or mail. Your vote must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	If You are a Shareholder of Record	If You are a Beneficial Holder of Shares Held in “Street Name”
By Internet Prior to the 2026 Annual Meeting* (24 hours a day):
www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 20, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
www.proxyvote.com
By Internet During the 2026 Annual Meeting*:	www.virtualshareholdermeeting.com/MSCI2026 You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.	www.virtualshareholdermeeting.com/MSCI2026
By Telephone* (24 hours a day):
1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 20, 2026. Have your proxy card in hand when you call and then follow the instructions.
Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary.
By Mail:
You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717
Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary.
*    While MSCI and Broadridge do not charge any fees for voting by internet or telephone, there may be related costs from other parties, such as usage charges from internet access providers and telephone companies, for which you are responsible.
How does the Board recommend that I vote and what vote is required for adoption or approval of each matter to be voted on?

Proposal No.	Proposal	Vote Required	Directors’ Recommendation
1	Election of Directors	Number of votes cast “FOR” exceeds number of votes cast “AGAINST” for each director	FOR all nominees
2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	FOR the approval of the Executive Compensation of our NEOs
3	Ratification of the Appointment of MSCI’s Independent Auditor	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	FOR the ratification of the appointment of PricewaterhouseCoopers LLP

116

Annex A: Frequently Asked Questions
How will my shares be voted if I do not give specific voting instructions and what are broker non-votes?
Record Holders. If you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement (e.g., “FOR” for Proposal No. 1, No. 2 and No. 3) and in their discretion regarding any other matters properly presented for a vote at our 2026 Annual Meeting. As of the date of this Proxy Statement, we did not know of any proposals or matters to be raised at the 2026 Annual Meeting other than those presented in this Proxy Statement.
Beneficial Owners of Shares Held in “Street Name.” Broker non-votes occur when your brokerage firm, bank, broker dealer or other intermediary has not received specific voting instructions from you with respect to shares held in “street name” and the broker does not have discretionary voting authority with respect to a proposal. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares only on discretionary items but not on non-discretionary items, as determined by the NYSE.
•Non-discretionary items. The following proposals are considered “non-discretionary” items: Proposal No. 1—election of directors and Proposal No. 2—approve, by non-binding vote, our executive compensation.
•Discretionary item. Proposal No. 3—the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2026 is a “discretionary” item. NYSE member brokers that do not receive voting instructions from beneficial owners of shares held in “street name” may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.
Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. However, broker non-votes are not counted for purposes of Proposal Nos. 1, 2 and 3 and will therefore have no effect on the outcome of these proposals. Therefore, if you hold your shares in an account with a brokerage firm, bank, a broker dealer or other intermediary, it is critically important that you submit your voting instructions if you want your shares to count for the non-discretionary items listed above.
How are abstentions treated?
Abstentions are also counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions have no effect on the determination of whether a nominee or any of the proposals have received the vote of a majority of all votes cast.
What are my choices for casting my vote on each matter to be voted on?

Proposal No.	Proposal	Voting Options	Effect of Abstentions
1	Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect—not counted as a “vote cast”
2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”
3	Ratification of the Appointment of MSCI’s Independent Auditor	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”
How many votes are required to elect directors and adopt proposals?
The election of each director and the ratification of the appointment of PwC as MSCI’s independent auditor require the affirmative vote of a majority of all votes cast. For purposes of the election of directors, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” the director’s election. The approval of a resolution regarding the compensation of our NEOs as disclosed in this Proxy Statement is a non-binding advisory vote; however, we value the opinions of our shareholders and will take into account the outcome of this vote in considering future compensation arrangements. A majority of the shares entitled to vote on a matter, whether present virtually or by proxy, will constitute a quorum at the meeting.

2026 PROXY STATEMENT	117

Annex A: Frequently Asked Questions
What happens if a director does not receive a majority of the votes required for his or her re-election?
Under the laws of Delaware (our state of incorporation), if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” However, our Bylaws provide that, in order for an incumbent director to become a nominee of the Board, the director must submit an irrevocable resignation as director that becomes effective if (i) he or she does not receive a majority of the votes cast in an uncontested election and (ii) the Board accepts the resignation. If a director does not receive a majority of the votes cast in an uncontested election, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision within 90 days after the election results are certified.
How do I revoke or change my proxy?
If you are a “record holder,” you can revoke or change your proxy at any time before your shares are voted, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable, by:
•Voting again by internet or by telephone (only your last internet or telephone proxy submitted prior to the meeting will be counted);
•Signing and returning a new proxy card with a later date; or
•Voting by internet while attending the virtual annual meeting (attending the annual meeting by internet does not revoke your proxy unless you vote by internet during the virtual annual meeting).
If you are a “record holder,” you may also revoke your proxy by giving written notice of revocation to c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, which must be received no later than 5:00 P.M. Eastern Time, on April 20, 2026.
If you are a beneficial owner of shares held in “street name,” you may revoke your proxy by following the instructions your brokerage firm, bank, broker dealer or other intermediary provides.
Will my vote be confidential?
Our Bylaws provide that your individual vote is confidential and will not be disclosed to any officer, director or employee of MSCI, except as required by law and in certain limited circumstances such as when you request or consent to disclosure, or make a request or comment on the proxy card.
Who counts the votes cast at the 2026 Annual Meeting?
Representatives of Broadridge will tabulate the votes cast at the 2026 Annual Meeting, and American Election Services, LLC will act as the independent inspector of elections.
Where can I find the voting results of the 2026 Annual Meeting?
We expect to announce the preliminary voting results at the 2026 Annual Meeting. The final voting results will be tallied by representatives of Broadridge, our inspector of elections, and will be subsequently published by us by the filing of a Current Report on Form 8-K with the SEC within four business days after the 2026 Annual Meeting.
Who will pay for the cost of the proxy solicitation?
We pay the expenses of the preparation of proxy materials and the solicitation of proxies for our 2026 Annual Meeting. Proxies may be solicited on our behalf by directors, officers, employees or agents in person or by telephone, electronic transmission and facsimile transmission. Our directors, officers and employees will receive no additional compensation for any such solicitation.
We have also hired D.F. King & Co., Inc. (“D.F. King”), 28 Liberty Street, 53rd Floor, New York, NY 10005, to assist in the distribution and solicitation of proxies. We will pay D.F. King a fee of $21,000, plus reasonable expenses, for these services. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

118

Annex A: Frequently Asked Questions
How do I sign up for electronic delivery of proxy materials?
Shareholders can access this Proxy Statement and our 2025 Annual Report on Form 10-K via the internet at www.proxyvote.com by following the instructions outlined on the secure website. For future annual meetings of shareholders, shareholders can consent to accessing our proxy materials, including the Notice of Internet Availability of Proxy Materials, our 2025 Annual Report on Form 10-K and the Proxy Statement, electronically in lieu of receiving hard copies by mail. To receive our proxy materials electronically, you will need access to a computer and an email account. If you vote through the internet at www.proxyvote.com, you will be prompted to consent to receiving proxy materials electronically in future years. To consent to electronic delivery, when prompted, you must indicate that you agree to receive such materials electronically in future years.
Shareholders that wish to revoke their request for electronic delivery may do so at any time without charge, by contacting us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by telephone at (212) 981-7465.
If you hold your shares through a brokerage firm, bank, broker dealer or other intermediary and you have not already done so, you can choose electronic delivery of our proxy materials by contacting such intermediary. You may also update your email address by contacting such intermediary.
What is householding?
Consistent with notices sent to shareholders of record sharing a single address, we will send only one copy of each of the Notice of Internet Availability of Proxy Materials, our 2025 Annual Report on Form 10-K and this Proxy Statement to that address unless we have received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of each of the Notice of Internet Availability of Proxy Materials, our 2025 Annual Report on Form 10-K or this Proxy Statement as follows:
•Shareholders wishing to discontinue or begin householding, should contact us in writing at c/o Corporate Secretary at MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by telephone at (212) 981-7465.
•Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.
•Any householded shareholder may request prompt delivery of a copy of each of the Notice of Internet Availability of Proxy Materials, our 2025 Annual Report on Form 10-K or the Proxy Statement, as applicable, by contacting us at (212) 981-7465 or by writing to us at Investor Relations, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or via email at investor.relations@msci.com. Instructions for requesting such materials are also included in the Notice of Internet Availability of Proxy Materials.
How can I submit a recommendation for a director candidate?
The Governance Committee oversees searches for and identifies qualified individuals for membership on MSCI’s Board. Please see page 21 of this Proxy Statement for additional information on director qualifications.
Shareholders may make recommendations for consideration by the Governance Committee at any time. To recommend a director candidate for consideration by the Governance Committee, a shareholder must submit a written notice which demonstrates that it is being submitted by a shareholder of MSCI and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. There is no difference in the manner in which the Governance Committee evaluates nominees proposed by shareholders and those identified by the Governance Committee. Shareholders must send recommendations to the Governance and Corporate Responsibility Committee, c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007.

2026 PROXY STATEMENT	119

Annex A: Frequently Asked Questions
How can I submit nominees (such as through proxy access) or a shareholder proposal at the 2027 annual meeting of shareholders?
Shareholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement in connection with our 2027 annual meeting of shareholders may do so by submitting a nomination notice, in compliance with the procedures and along with the other information required by our Bylaws, in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by email to corporatesecretary@msci.com, no earlier than October 12, 2026 and no later than November 11, 2026.
Shareholders intending to present a proposal at the 2027 annual meeting of shareholders under SEC Rule 14a-8 to request that the proposal be included in next year’s Proxy Statement must submit the proposal to us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by email to corporatesecretary@msci.com. We must receive the proposal by no later than November 11, 2026. If we hold our 2027 annual meeting of shareholders more than 30 days before or after April 21, 2027 (the one-year anniversary date of the 2026 Annual Meeting), we will disclose the new deadline by which shareholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
Shareholders intending to present a proposal at the 2027 annual meeting of shareholders, but not for inclusion of the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder of record of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. Therefore, the Company must receive notice of such a proposal or nomination for the 2027 annual meeting of shareholders no earlier than December 22, 2026 and no later than January 21, 2027. If the date of the 2027 annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 90 days, from the first anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholders to be timely must be so delivered to, and received by, our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting of shareholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain the information required by our Bylaws, a copy of which is available upon request to us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007.
How do I communicate with individual directors or the Board as a group?
Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Board of Directors at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. Correspondence that is unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Board.
How do I report issues regarding accounting, internal controls and other auditing matters?
Any interested parties may report potential issues regarding accounting, internal accounting controls and other auditing matters. The communication should be marked “Personal and Confidential” and sent to MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, Attention: Chair of the Audit and Risk Committee of MSCI Inc., in the care of the General Counsel. Our Procedures for Submission of Accounting Related Complaints are available on our website. To access this document, click on the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (https://ir.msci.com).

120

Annex B: Supplemental
Financial Information
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

	Years Ended
In Thousands (Except Percentages)	Dec. 31, 2025	Dec. 31, 2024	Dec. 31, 2023
Net Income	$1,202,305	$1,109,128	$1,148,592
Provision for income taxes	291,951	247,040	220,469
Other expense (income), net	219,311	172,350	15,548
Operating Income	1,713,567	1,528,518	1,384,609
Amortization of intangible assets	169,480	164,037	114,429
Depreciation and amortization of property, equipment and leasehold improvements	23,405	16,978	21,009
Impairment related to sublease of leased property	—	—	477
Acquisition-related integration and transaction costs(1)	—	6,951	2,427
Consolidated Adjusted EBITDA	$1,906,452	$1,716,484	$1,522,951

Index Adjusted EBITDA	$1,366,008	$1,222,054	$1,106,973
Analytics Adjusted EBITDA	342,530	328,295	274,875
Sustainability and Climate Adjusted EBITDA	128,477	104,708	91,678
All Other – Private Assets Adjusted EBITDA	69,437	61,427	49,425
Consolidated Adjusted EBITDA	$1,906,452	$1,716,484	$1,522,951
(1)Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

2026 PROXY STATEMENT	121

Annex B: Supplemental Financial Information
Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (Unaudited)

	Years Ended
In Thousands, Except Per Share Data	Dec. 31, 2025	Dec. 31, 2024	Dec. 31, 2023
Net Income	$1,202,305	$1,109,128	$1,148,592
Plus: Amortization of acquired intangible assets and equity method investment basis difference	90,606	103,041	75,229
Plus: Impairment related to sublease of leased property		—	492
Plus: Acquisition-related integration and transaction costs(1)	—	6,994	2,427
Plus: Write-off of deferred fees on debt extinguishment	—	1,510	—
Less: Gain from changes in ownership interest of equity method investee	—	—	(143,476)
Plus: Tax impact of internal legal entity restructuring(2)	38,124	—	—
Plus: Loss on investment in investee	11,768	—	—
Less: Income tax effect(3)(4)	(18,227)	(20,415)	(3,809)
Adjusted net income	$1,324,576	$1,200,258	$1,079,455
Diluted EPS	$15.69	$14.05	$14.39
Plus: Amortization of acquired intangible assets and equity method investment basis difference	1.18	1.30	0.94
Plus: Impairment related to sublease of leased property	—	—	0.01
Plus: Acquisition-related integration and transaction costs(1)	—	0.09	0.03
Plus: Write-off of deferred fees on debt extinguishment	—	0.02	—
Less: Gain from changes in ownership interest of equity method investee	—	—	(1.80)
Plus: Tax impact of internal legal entity restructuring(2)	0.50	—	—
Plus: Loss on investment in investee	0.15	—	—
Less: Income tax effect(3)(4)	(0.24)	(0.26)	(0.05)
Adjusted EPS	$17.28	$15.20	$13.52
Diluted weighted average common shares outstanding	76,636	78,960	79,843
(1)Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.
(2)This adjustment reflects discrete income tax expense recognized in connection with a multi-phase internal legal entity restructuring that commenced in Q4 2025 and was completed on January 4, 2026. In Q4 2025, the Company recognized discrete tax expense of $38 million related to the first phase, and expects to recognize a discrete tax benefit of approximately $88 million in 2026 related to the subsequent phases of this internal legal entity restructuring. Management excludes these discrete tax effects from non-GAAP results because they are not indicative of ongoing operating performance or the Company’s underlying tax profile. Amounts relating to 2026 tax impacts are preliminary and subject to adjustment pending finalization of tax calculations related to the restructuring.
(3)The pre-tax gain from changes in ownership interest of Burgiss of $143.0 million is non-taxable; however, $8.6 million of income tax expense recognized during the year ended December 31, 2023 was related to the remeasurement of the deferred tax liability on the Company’s previous equity method investment in Burgiss.
(4)Adjustments relate to the tax effect of non-GAAP adjustments, other than the tax impact of internal legal entity restructuring which is reflected above, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

122

Annex B: Supplemental Financial Information
Run Rate

	Years Ended
In Thousands	Dec. 31, 2025	Dec. 31, 2024	Dec. 31, 2023
Index Run Rate	$1,874,115	$1,612,850	$1,452,238
Analytics Run Rate	757,366	698,377	661,922
Sustainability and Climate Run Rate	378,102	343,741	319,324
All Other – Private Assets Run Rate	291,993	266,719	252,677
Total Run Rate	$3,301,576	$2,921,687	$2,686,161
Notes Regarding the Use of Non-GAAP Financial Measures
MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.
“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, impairment related to sublease of leased property and certain acquisition-related integration and transaction costs.
“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets and, at times, certain other transactions or adjustments, including, when applicable, the impact related to certain acquisition-related integration and transaction costs, the impact related to the write-off of deferred fees on debt extinguishment, the impact related to certain gains or losses on investees, and the impact of certain discrete tax items.
Asset-based fees adjusted for the impact of foreign currency exchange rate fluctuations does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management.
We believe adjusted EBITDA is a meaningful measure of the operating performance of MSCI because it adjusts for significant one-time, unusual or non-recurring items as well as eliminates the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.
We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.
We believe that the non-GAAP financial measures presented in this Proxy Statement facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

2026 PROXY STATEMENT	123

Annex B: Supplemental Financial Information
Adjusted EBITDA, adjusted net income, adjusted EPS and Capex are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.
Supplemental Information Regarding Run Rate and other Metrics
Run Rate is a key operating metric and is important because an increase or decrease in our Run Rate ultimately impacts our operating revenues over time. At the end of any period, we generally have subscription and investment product license agreements in place for a large portion of total revenues for the following 12 months. We measure the fees related to these agreements and refer to this as “Run Rate.”
Run Rate estimates, at a specific point in time, the annualized value of the recurring portion of executed client contracts (“Client Contracts”) expected to generate revenues over the next 12 months, assuming that all such Client Contracts are renewed and using fixed foreign exchange rates. Run Rate includes new Client Contracts upon execution, even if the license start date and related revenue recognition occur later.
For Client Contracts where fees are linked to an investment product’s assets or trading volume or fees (referred to as “Asset-based Fees”), the Run Rate calculation is based on:
•For exchange-traded funds (“ETFs”): assets under management as of the last trading day of the period;
•For non-ETF products: the most recent client-reported assets under management; and
•For listed futures and options contracts: the most recent quarterly volumes and/or reported exchange fees.
Run Rate excludes fees associated with one-time or other non-recurring transactions.
We remove from Run Rate the annualized fee value associated with products or services under any Client Contracts when (i) we have received a notice of termination, reduction in fees, non-renewal or other clear indication that the client does not intend to continue its subscription at then current fees; and (ii) management has determined that such notice or indication reflects the client’s final decision to terminate, not renew or renew at a lower fee the applicable products or services, even if such termination or non-renewal is not yet effective (each such event, a “Subscription Cancellation”).
In general, when a client reduces the fees paid to MSCI associated with a reduction in the number of products or services to which it subscribes within a segment, or a switch between products or services within a segment, unless the client switches to a product or service that management considers a replacement, such reduction or switch is treated as a Subscription Cancellation. In the cases where the client switches products or services to a replacement service, only the net decrease, if any, is reported as a cancellation.
•In the Analytics and Sustainability and Climate operating segments, substantially all such product or service switches are treated as replacements and are netted accordingly.
•In contrast, in the Index, Real Assets, and Private Capital Solutions operating segments, such netting treatment is applied only in limited circumstances.
Non-recurring sales represent the aggregate value of client agreements entered into during the period that generate non-recurring fees and are not included in Run Rate, even if such agreements span multiple periods or years.
Net new recurring subscription sales (also referred to as recurring net new sales) represent new recurring subscription sales minus the impact of subscription cancellations, capturing the net impact to Run Rate for the period.
For purposes of the AIP, Total Net Sales reflects net new recurring subscription sales plus non-recurring sales weighted at 75%.

124

MSCI INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

During The Meeting - Go to **www.virtualshareholdermeeting.com/MSCI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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V87504-P46464

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MSCI INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Robert G. Ashe	☐	☐	☐
1b. Henry A. Fernandez	☐	☐	☐
1c. Robin Matlock	☐	☐	☐
1d. Jacques P. Perold	☐	☐	☐
1e. Sandy C. Rattray	☐	☐	☐
1f. Linda H. Riefler	☐	☐	☐
1g. Michelle Seitz	☐	☐	☐
1h. Marcus L. Smith	☐	☐	☐
1i. Rajat Taneja	☐	☐	☐
1j. Paula Volent	☐	☐	☐
1k. June Yang	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To approve, by advisory vote, our executive compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V87505-P46464

MSCI INC.
Annual Meeting of Shareholders April 21, 2026 at 2:30 P.M. Eastern Time

This proxy is solicited by the Board of Directors of MSCI Inc. The undersigned hereby appoints each of Cecilia Aza and Robert J. Gutowski as proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side of this proxy card all of the shares of common stock of MSCI Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of MSCI Inc. to be held live via the Internet on April 21, 2026 at 2:30 P.M. Eastern Time, and at any adjournments or postponements thereof, upon all matters that may properly come before the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/MSCI2026. **If no such direction is made, the proxy will be voted in accordance with the Board of Directors' recommendations.**

Continued and to be signed on reverse side